                                                                    EXHIBIT 99.1


                                                                  EXECUTION COPY





                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                            NPS PHARMACEUTICALS, INC.

                           ENZON PHARMACEUTICALS, INC.

                           MOMENTUM MERGER CORPORATION

                         NEWTON ACQUISITION CORPORATION

                                       AND

                        EINSTEIN ACQUISITION CORPORATION




                          Dated as of February 19, 2003



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                                TABLE OF CONTENTS
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                                                                                                      Page
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ARTICLE I THE PLAN OF REORGANIZATION.....................................................................2

         1.1      ORGANIZATION OF HOLDCO, NPS MERGER SUB AND ENZON MERGER SUB............................2
         1.2      THE NPS MERGER.........................................................................3
         1.3      THE ENZON MERGER.......................................................................3
         1.4      THE CLOSING............................................................................3
         1.5      EFFECTIVE TIME.........................................................................4
         1.6      EFFECTS OF THE MERGERS.................................................................4
         1.7      CERTIFICATE OF INCORPORATION AND BYLAWS OF THE SURVIVING CORPORATIONS..................4
         1.8      DIRECTORS AND OFFICERS.................................................................5
         1.9      EFFECT OF NPS MERGER ON CAPITAL STOCK..................................................6
         1.10     EFFECT OF THE ENZON MERGER ON CAPITAL STOCK............................................6
         1.11     EXCHANGE PROCEDURES....................................................................7
         1.12     UNVESTED COMMON STOCK.................................................................10
         1.13     NO FURTHER OWNERSHIP RIGHTS IN CAPITAL STOCK OF NPS AND ENZON.........................10
         1.14     LOST, STOLEN OR DESTROYED CERTIFICATES................................................10
         1.15     TAX CONSEQUENCES......................................................................11
         1.16     FURTHER ACTION........................................................................11

ARTICLE II REPRESENTATIONS AND WARRANTIES OF ENZON......................................................11

         2.1      ORGANIZATION; STANDING AND POWER; CHARTER DOCUMENTS; SUBSIDIARIES.....................11
         2.2      CAPITAL STRUCTURE.....................................................................12
         2.3      AUTHORITY; NON-CONTRAVENTION; NECESSARY CONSENTS......................................14
         2.4      SEC FILINGS; FINANCIAL STATEMENTS.....................................................15
         2.5      ABSENCE OF CERTAIN CHANGES OR EVENTS..................................................16
         2.6      TAX MATTERS...........................................................................17
         2.7      INTELLECTUAL PROPERTY MATTERS.........................................................19
         2.8      LEGAL COMPLIANCE; PERMITS.............................................................22
         2.9      REGULATORY COMPLIANCE.................................................................22
         2.10     STUDIES...............................................................................24
         2.11     LITIGATION............................................................................25
         2.12     BROKERS' AND FINDERS' FEES............................................................25
         2.13     TRANSACTIONS WITH AFFILIATES..........................................................25
         2.14     EMPLOYEE MATTERS......................................................................25
         2.15     ENVIRONMENTAL MATTERS.................................................................29
         2.16     REAL ESTATE MATTERS; TITLE TO PROPERTY................................................30
         2.17     CONTRACTS.............................................................................31
         2.18     DISCLOSURE............................................................................33
         2.19     BOARD APPROVAL........................................................................33
         2.20     FAIRNESS OPINION......................................................................33
         2.21     RIGHTS PLAN...........................................................................34
         2.22     TAKEOVER STATUTES.....................................................................34
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ARTICLE III REPRESENTATIONS AND WARRANTIES OF NPS.......................................................34

         3.1      ORGANIZATION; STANDING AND POWER; CHARTER DOCUMENTS; SUBSIDIARIES.....................34
         3.2      CAPITAL STRUCTURE.....................................................................35
         3.3      AUTHORITY; NON-CONTRAVENTION; NECESSARY CONSENTS......................................37
         3.4      SEC FILINGS; FINANCIAL STATEMENTS.....................................................38
         3.5      ABSENCE OF CERTAIN CHANGES OR EVENTS..................................................39
         3.6      TAX MATTERS...........................................................................40
         3.7      INTELLECTUAL PROPERTY MATTERS.........................................................42
         3.8      LEGAL COMPLIANCE; PERMITS.............................................................44
         3.9      REGULATORY COMPLIANCE.................................................................45
         3.10     STUDIES...............................................................................47
         3.11     LITIGATION............................................................................47
         3.12     BROKERS' AND FINDERS' FEES............................................................47
         3.13     TRANSACTIONS WITH AFFILIATES..........................................................48
         3.14     EMPLOYEE MATTERS......................................................................48
         3.15     ENVIRONMENTAL MATTERS.................................................................52
         3.16     REAL ESTATE MATTERS; TITLE TO PROPERTY................................................53
         3.17     CONTRACTS.............................................................................54
         3.18     DISCLOSURE............................................................................56
         3.19     BOARD APPROVAL........................................................................56
         3.20     FAIRNESS OPINION......................................................................57
         3.21     RIGHTS PLAN...........................................................................57
         3.22     TAKEOVER STATUTES.....................................................................57

ARTICLE IV INTERIM CONDUCT OF BUSINESS..................................................................57

         4.1      CONDUCT OF BUSINESS...................................................................57
         4.2      CONTROL OF OTHER PARTY'S BUSINESS.....................................................61

ARTICLE V ADDITIONAL AGREEMENTS.........................................................................62

         5.1      PROXY STATEMENT/PROSPECTUS; REGISTRATION STATEMENT....................................62
         5.2      MEETINGS OF STOCKHOLDERS; BOARD RECOMMENDATION........................................62
         5.3      ACQUISITION PROPOSALS.................................................................63
         5.4      CONFIDENTIALITY; ACCESS TO INFORMATION; NO MODIFICATION OF REPRESENTATIONS, WARRANTIES
                  OR COVENANTS..........................................................................66
         5.5      PUBLIC DISCLOSURE.....................................................................67
         5.6      REGULATORY FILINGS; REASONABLE EFFORTS................................................67
         5.7      NOTIFICATION OF CERTAIN MATTERS.......................................................69
         5.8      THIRD-PARTY CONSENTS..................................................................70
         5.9      EMPLOYEE OPTIONS AND PURCHASE RIGHTS..................................................70
         5.10     EMPLOYEE MATTERS......................................................................72
         5.11     INDEMNIFICATION.......................................................................73
         5.12     GOVERNANCE MATTERS....................................................................73
         5.13     NASDAQ LISTINGS.......................................................................75
         5.14     AFFILIATE AGREEMENTS..................................................................75
         5.15     TREATMENT AS REORGANIZATION...........................................................75

                                      -ii-
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         5.16     RIGHTS PLANS..........................................................................75
         5.17     SECTION 16 MATTERS....................................................................76
         5.18     ENZON INDEBTEDNESS....................................................................76
         5.19     EXCHANGEABLE SHARES; CANADIAN SECURITIES LAWS.........................................77
         5.20     REDEMPTION OF ENZON SERIES A PREFERRED STOCK..........................................77
         5.21     CONVEYANCE TAXES......................................................................77

ARTICLE VI CONDITIONS TO THE MERGERS....................................................................77

         6.1      CONDITIONS TO THE OBLIGATIONS OF EACH PARTY TO EFFECT THE MERGERS.....................77
         6.2      ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF ENZON.....................................78
         6.3      ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF NPS.......................................79

ARTICLE VII TERMINATION, AMENDMENT AND WAIVER...........................................................80

         7.1      TERMINATION...........................................................................80
         7.2      NOTICE OF TERMINATION; EFFECT OF TERMINATION..........................................81
         7.3      FEES AND EXPENSES.....................................................................82
         7.4      AMENDMENT.............................................................................83
         7.5      EXTENSION; WAIVER.....................................................................83

ARTICLE VIII DEFINITIONS................................................................................84

         8.1      CERTAIN DEFINITIONS...................................................................84
         8.2      CERTAIN DEFINITIONS...................................................................93

ARTICLE IX GENERAL PROVISIONS...........................................................................95

         9.1      NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES........................................95
         9.2      NOTICES...............................................................................95
         9.3      CERTAIN INTERPRETATION................................................................97
         9.4      COUNTERPARTS..........................................................................97
         9.5      ENTIRE AGREEMENT......................................................................98
         9.6      THIRD PARTY BENEFICIARIES.............................................................98
         9.7      SEVERABILITY..........................................................................98
         9.8      OTHER REMEDIES; SPECIFIC PERFORMANCE..................................................98
         9.9      GOVERNING LAW.........................................................................99
         9.10     SUBMISSION TO JURISDICTION............................................................99
         9.11     RULES OF CONSTRUCTION.................................................................99
         9.12     ASSIGNMENT............................................................................99
         9.13     WAIVER OF JURY TRIAL..................................................................99


                                    EXHIBITS

Exhibit A-1       Form of NPS Voting Agreements
Exhibit A-2       Form of Enzon Voting Agreements
Exhibit B-1       Form of Term Sheet Regarding Employment Agreement of Holdco Executive Chairman
Exhibit B-2       Form of Employment Agreement of Holdco Chief Executive Officer
Exhibit C-1       Form of Holdco Certificate of Incorporation


Exhibit C-2       Form of Holdco Bylaws
Exhibit D         Form of Affiliate Agreements

                                    SCHEDULES

Schedule 5.12(c)  Specified Initial Executive Officers of Holdco

                                                                  EXECUTION COPY

                      AGREEMENT AND PLAN OF REORGANIZATION

         THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made and entered into as of February 19, 2003, by and among NPS Pharmaceuticals, Inc., a Delaware corporation ("NPS"), Enzon Pharmaceuticals, Inc., a Delaware corporation ("Enzon"), Momentum Merger Corporation, a Delaware corporation ("Holdco"), Newton Acquisition Corporation, a Delaware corporation ("NPS Merger Sub"), and Einstein Acquisition Corporation, a Delaware corporation ("Enzon Merger Sub"). Capitalized terms that are used herein shall have the respective meanings ascribed thereto in Article VIII hereof.

                                    RECITALS

         A. Each of the Board of Directors of NPS (the "NPS Board") and the Board of Directors of Enzon (the "Enzon Board") deem it advisable and in the best interests of each corporation and its respective stockholders that NPS and Enzon engage in a business combination to advance the long-term strategic business interests of NPS and Enzon.

         B. The parties hereto intend that, upon the terms and subject to the conditions set forth in this Agreement, (i) NPS Merger Sub will be merged with and into NPS, the separate corporate existence of NPS Merger Sub will thereupon cease and NPS will continue as the surviving corporation and a wholly owned subsidiary of Holdco (the "NPS Merger"), (ii) Enzon will be merged with and into Enzon Merger Sub, the separate corporate existence of Enzon will thereupon cease and Enzon Merger Sub will continue as the surviving corporation and a wholly owned subsidiary of Holdco (the "Enzon Merger") and (iii) upon consummation of the Mergers, Holdco's name shall be changed to a new name to be agreed upon by NPS and Enzon.

         C. The NPS Board has (i) determined that the NPS Merger is consistent with and in furtherance of the long-term business interests of NPS and fair to, and in the best interests of NPS and its stockholders, (ii) declared this Agreement to be advisable, (iii) approved this Agreement, the NPS Merger and the other transactions contemplated by this Agreement, and (iv) determined to recommend that the stockholders of NPS adopt this Agreement.

         D. The Enzon Board has (i) determined that the Enzon Merger is consistent with and in furtherance of the long-term business interests of Enzon and fair to, and in the best interests of, Enzon and its stockholders, (ii) declared this Agreement to be advisable, (iii) approved this Agreement, the Enzon Merger and the other transactions contemplated by this Agreement, and (iv) determined to recommend that the stockholders of Enzon adopt this Agreement.

         E. Concurrently with the execution of this Agreement, and as a condition and inducement to the willingness of NPS and Enzon to enter into this Agreement, directors and officers who are affiliates of NPS are entering into a Voting Agreement with Enzon, each in the form attached hereto as Exhibit A-1 (the "NPS Voting Agreements"), and directors and officers who are affiliates of Enzon shall enter into a Voting Agreement with NPS, each in the form attached hereto as Exhibit A-2 (the "Enzon Voting Agreements").

         F. Concurrently with the execution of this Agreement, and as a condition and inducement to the willingness of NPS and Enzon to enter into this Agreement, the person designated to be the executive Chairman of the Board of Holdco upon the consummation of the transactions contemplated hereby has agreed to a term sheet regarding an Employment Agreement with Holdco in the form attached hereto as Exhibit B-1 and the person designated to be the Chief Executive Officer of Holdco upon the consummation of the transactions contemplated hereby has agreed to enter into an Employment Agreement with Enzon in the form attached hereto as Exhibit B-2, which will be assigned to and assumed by Holdco upon consummation of the Mergers.

         G. The parties hereto intend that, for United States federal income tax purposes, each of the Mergers will qualify as a reorganization within the meaning of Section 368(a) of the Code.

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, and intending to be legally bound hereby and thereby, the parties hereto agree as follows:

                                    ARTICLE I
                           THE PLAN OF REORGANIZATION

         1.1 Organization of Holdco, NPS Merger Sub and Enzon Merger Sub.

         (a) Organization.

                  (i) NPS and Enzon have organized Holdco under the laws of the State of Delaware for the purpose of effecting the transactions contemplated hereby. The authorized capital stock of Holdco consists of one thousand (1,000) shares of Common Stock, of which one (1) share shall be issued to NPS and one (1) share shall be issued to Enzon. NPS and Enzon shall take, and shall cause Holdco to take, all requisite action to cause the certificate of incorporation of Holdco to be in the form attached hereto as Exhibit C-1 (the "Holdco Certificate of Incorporation") and the bylaws of Holdco (the "Holdco Bylaws") to be in the form of Exhibit C-2, in each case as of immediately prior to the Effective Time. Promptly following the execution of this Agreement, NPS and Enzon will agree on a new name for Holdco and amend the Holdco Certificate of Incorporation accordingly; provided, however, that such name will not be either "NPS" or "Enzon."

                  (ii) NPS and Enzon have caused Holdco to organize NPS Merger Sub and Enzon Merger Sub under the laws of the State of Delaware for the purposes of the effecting the transactions contemplated hereby. The authorized capital stock of each of NPS Merger Sub and Enzon Merger Sub consists of one thousand (1,000) shares of Common Stock, all of which has been issued to Holdco, as the sole stockholder of each of NPS Merger Sub and Enzon Merger Sub, for a purchase price of One Dollar ($1.00) per share.

         (b) Board of Directors. Prior to the Effective Time, the Board of Directors of each of Holdco (the "Holdco Board"), NPS Merger Sub and Enzon Merger Sub shall consist of the Chief Executive Officer of each of NPS and Enzon. NPS and Enzon shall take all requisite action to cause the directors of Holdco as of the Effective Time to be as provided in Section 5.12(a) hereof.

         (c) Officers. Prior to the Effective Time, the sole officers of Holdco, NPS Merger Sub and Enzon Merger Sub shall consist of the Chief Executive Officer of each of NPS and Enzon. NPS and Enzon shall take all requisite action to cause the executive officers of Holdco as of the Effective Time to be as provided in
Section 5.12(c) hereof.

         (d) Approval of Agreement; Compliance. NPS and Enzon, acting in their respective capacities as the sole holders of all outstanding shares of Holdco Common Stock, shall adopt this Agreement, and shall cause Holdco to take all requisite action to approve and adopt this Agreement and approve the transactions contemplated hereby. Each of NPS and Enzon shall cause each of Holdco, NPS Merger Sub and Enzon Merger Sub to perform their respective obligations under this Agreement in accordance with the terms and conditions hereof.

         1.2 The NPS Merger. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL, and simultaneously with the Enzon Merger, NPS, Holdco and NPS Merger Sub shall cause a certificate of merger to be filed with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL (the "NPS Certificate of Merger") providing for the NPS Merger, with NPS being the surviving corporation thereof upon the effectiveness of the NPS Merger, pursuant to this Agreement and the NPS Certificate of Merger and in accordance with applicable provisions of the DGCL.

         1.3 The Enzon Merger. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL, and simultaneously with the NPS Merger, Enzon, Holdco and Enzon Merger Sub shall cause a certificate of merger to be filed with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL (the "Enzon Certificate of Merger") providing for the Enzon Merger, with Enzon Merger Sub being the surviving corporation thereof upon the effectiveness of the Enzon Merger, pursuant to this Agreement and the Enzon Certificate of Merger and in accordance with applicable provisions of the DGCL.

         1.4 The Closing. Upon the terms and subject to the conditions set forth in Article VI hereof, the closing of the transactions contemplated hereby (the "Closing") shall take place on the first (1st) business day after the satisfaction or waiver of the conditions set forth in Article VI hereof which are capable of being satisfied prior to the Closing, or such other date upon which the parties hereto shall mutually agree (the "Closing Date"), at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, located at 12 East 49th Street, 30th Floor, New York, New York, or such other location upon which the parties hereto shall mutually agree.

         1.5 Effective Time. As soon as practicable following the Closing the parties hereto shall cause the Mergers to be consummated by filing the Certificates of Merger with the Secretary of State of the State of Delaware in such form as is required by, and executed and acknowledged in accordance with, the relevant provisions of the DGCL and make all other filings or recordings required under the DGCL. The Mergers shall become effective at the date and time at which the Certificates of Merger are duly filed with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL or such subsequent date and time as the parties hereto shall mutually agree and as shall be specified in the Certificates of Merger; provided, however, that notwithstanding the foregoing, the parties hereto agree that the Certificates of Merger shall provide that the Mergers shall become effective at the same time.

         1.6 Effects of the Mergers. From and after the Effective Time, the Mergers shall have all of the effects provided by applicable Legal Requirements (including, without limitation, the DGCL), including, without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of NPS and Enzon, respectively, shall vest in the respective Surviving Corporations of the respective Mergers, and all debts, liabilities and duties of NPS and Enzon, respectively, shall become the debts, liabilities and duties of the respective Surviving Corporations of the respective Mergers.

         1.7 Certificate of Incorporation and Bylaws of the Surviving Corporations.

         (a) Certificates of Incorporation.

                  (i) As of the Effective Time, by virtue of the NPS Merger and without any action on the part of NPS or NPS Merger Sub, the Certificate of Incorporation of the Surviving Corporation of the NPS Merger shall be amended and restated in its entirety to read the same as the Certificate of Incorporation of NPS Merger Sub as in effect immediately prior to the Effective Time, until thereafter amended in accordance with the DGCL and such Certificate of Incorporation; provided, however, that as of the Effective Time, the Certificate of Incorporation of the Surviving Corporation of the NPS Merger shall provide that the name of the Surviving Corporation of the NPS Merger is "NPS."

                  (ii) As of the Effective Time, by virtue of the Enzon Merger and without any action on the part of Enzon or Enzon Merger Sub, the Certificate of Incorporation of the Surviving Corporation of the Enzon Merger shall be amended and restated in its entirety to read the same as the Certificate of Incorporation of Enzon Merger Sub as in effect immediately prior to the Effective Time, until thereafter amended in accordance with the DGCL and such Certificate of Incorporation; provided, however, that as of the Effective Time, the Certificate of Incorporation of the Surviving Corporation of the Enzon Merger shall provide that the name of the Surviving Corporation of the Enzon Merger is "Enzon."

         (b) Bylaws.

                  (i) As of the Effective Time, by virtue of the NPS Merger and without any action on the part of NPS or NPS Merger Sub, the Bylaws of NPS Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation of the NPS Merger, until thereafter amended in accordance with the DGCL and as provided in such Bylaws.

                  (ii) As of the Effective Time, by virtue of the Enzon Merger and without any action on the part of Enzon or Enzon Merger Sub, the Bylaws of Enzon Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation of the Enzon Merger, until thereafter amended in accordance with the DGCL and as provided in such Bylaws.

         1.8 Directors and Officers.

         (a) Directors.

                  (i) As of the Effective Time, by virtue of the NPS Merger and without any action on the part of NPS or NPS Merger Sub, the initial directors of the Surviving Corporation of the NPS Merger shall be the directors of NPS Merger Sub, until their respective successors are duly elected or appointed and qualified. Any successors elected or appointed to the board of the Surviving Corporation of the NPS Merger shall be so elected or appointed in a manner proportionate and consistent with the composition of the Holdco Board.

                  (ii) As of the Effective Time, by virtue of the Enzon Merger and without any action on the part of Enzon or Enzon Merger Sub, the initial directors of the Surviving Corporation of the Enzon Merger shall be the directors of Enzon Merger Sub, until their respective successors are duly elected or appointed and qualified. Any successors elected or appointed to the board of the Surviving Corporation of the Enzon Merger shall be so elected or appointed in a manner proportionate and consistent with the composition of the Holdco Board.

         (b) Officers.

                  (i) As of the Effective Time, by virtue of the NPS Merger and without any action on the part of NPS or NPS Merger Sub, the officers of the Surviving Corporation of the NPS Merger shall be the officers of NPS Merger Sub, until their respective successors are duly appointed.

                  (ii) As of the Effective Time, by virtue of the Enzon Merger and without any action on the part of Enzon or Enzon Merger Sub, the officers of the Surviving Corporation of the Enzon Merger shall be the officers of Enzon Merger Sub, until their respective successors are duly appointed.

         1.9 Effect of NPS Merger on Capital Stock. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, by virtue of the NPS Merger, and without any action on the part of NPS, NPS Merger Sub, Holdco or the holders of any of the following securities, the following shall occur:

         (a) NPS Merger Sub Common Stock. Each share of Common Stock of NPS Merger Sub shall be canceled and converted into one fully paid and nonassessable share of Common Stock of the Surviving Corporation of the NPS Merger.

         (b) NPS Common Stock. Except as provided in Section 1.9(c) and Section 1.11(d) hereof, each share of NPS Common Stock issued and outstanding immediately prior to the Effective Time shall be cancelled and extinguished and automatically converted into the right to receive one (1) share (the "NPS Exchange Ratio") of validly issued, fully paid and nonassessable Holdco Common Stock upon surrender of the certificate representing such share of NPS Common Stock in the manner provided for in Section 1.11 hereof (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in the manner provided in Section 1.14 hereof).

         (c) Certain Owned Shares. Each share of NPS Common Stock which is, immediately prior to the Effective Time, held in the treasury of NPS, or outstanding and held by Enzon, Holdco, or any direct or indirect wholly owned subsidiary of NPS, Enzon or Holdco, shall be canceled and extinguished without any conversion thereof.

         (d) NPS Options. Each NPS Option outstanding immediately prior to the Effective Time shall be treated in accordance with the terms of Section 5.9(a)(i) hereof.

         (e) NPS Purchase Rights. All Rights outstanding under the NPS ESPP shall be treated as set forth in Section 5.9(a)(ii) hereof.

         (f) Adjustments to the NPS Exchange Ratio. The NPS Exchange Ratio shall be adjusted to reflect fully the appropriate effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into NPS Common Stock), reorganization, recapitalization, reclassification or other like change with respect to NPS Common Stock having a record date on or after the date hereof and prior to the Effective Time.

         1.10 Effect of the Enzon Merger on Capital Stock. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, by virtue of the Enzon Merger, and without any action on the part of Enzon, Enzon Merger Sub, Holdco or the holders of any of the following securities, the following shall occur:

         (a) Enzon Merger Sub Common Stock. The Enzon Merger shall have no effect on the common stock of Enzon Merger Sub.

         (b) Enzon Common Stock. Except as provided in Section 1.10(c) and
Section 1.11(d) hereof, each share of Enzon Common Stock issued and outstanding immediately prior to the Effective Time shall be cancelled and extinguished and automatically converted into the right to receive 0.7264 of a share (the "Enzon Exchange Ratio") of validly issued, fully paid and nonassessable Holdco Common Stock upon surrender of the certificate representing such share of Enzon Common Stock in the manner provided for in Section 1.11 hereof (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in the manner provided in Section 1.14 hereof).

         (c) Certain Owned Shares. Each share of Enzon Common Stock which is, as of immediately prior to the Effective Time, held in the treasury of Enzon, or outstanding and held by NPS, Holdco, or any direct or indirect wholly owned subsidiary of Enzon, NPS or Holdco, shall be canceled and extinguished without any conversion thereof.

         (d) Enzon Options. Each Enzon Option outstanding immediately prior to the Effective Time shall be treated in accordance with the terms of Section 5.9(b) hereof.

         (e) Adjustments to the Enzon Exchange Ratio. The Enzon Exchange Ratio shall be adjusted to reflect fully the appropriate effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Enzon Common Stock), reorganization, recapitalization, reclassification or other like change with respect to Enzon Common Stock having a record date on or after the date hereof and prior to the Effective Time.

         1.11 Exchange Procedures.

         (a) Exchange Agent. NPS and Enzon shall appoint a commercial bank, trust company or other institution to act as the exchange agent for the Mergers (the "Exchange Agent").

         (b) Holdco to Provide Common Stock. Promptly after the Effective Time, Holdco shall deposit with the Exchange Agent, for the benefit of the holders of shares of NPS Common Stock and Enzon Common Stock, for exchange in accordance with the terms of this Article I, certificates representing the shares of Holdco Common Stock issuable pursuant to this Agreement and the Certificates of Merger. In addition, Holdco shall make available, as necessary from time to time after the Effective Time as needed, cash in an amount sufficient for payment in lieu of fractional shares pursuant to Section 1.11(d) hereof and any dividends or distributions which holders of shares of NPS Common Stock and Enzon Common Stock may be entitled to pursuant to Section 1.11(e) hereof.

         (c) Exchange Procedures. Promptly after the Effective Time, Holdco shall cause the Exchange Agent to mail to each holder of record (as of the Effective Time) of, or entitled to, a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding shares of NPS Common Stock, including, for greater certainty, the holders (other than NPS or any of its Subsidiaries) of certificates including Exchangeable Shares purchased by an affiliate of NPS prior to the Effective Time, and Enzon Common Stock, in each case, whose shares were converted into the right to receive shares of Holdco Common Stock pursuant to Section 1.9 and
Section 1.10 hereof, cash in lieu of any fractional shares pursuant to Section 1.11(d) hereof and any dividends or other distributions pursuant to Section 1.11(e) hereof: (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as NPS and Enzon may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing whole shares of Holdco Common Stock, cash in lieu of any fractional shares pursuant to Section 1.11(d) hereof and any dividends or other distributions pursuant to Section 1.11(e) hereof. Upon surrender of Certificates for cancellation to the Exchange Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificates shall be entitled to receive in exchange therefor the number of whole shares of Holdco Common Stock (after taking into account all Certificates surrendered by such holder) to which such holder is entitled pursuant to Section 1.9 and
Section 1.10 hereof (which shall be in uncertificated book entry form unless a physical certificate is requested or is otherwise required by applicable Legal Requirements), payment in lieu of fractional shares which such holder has the right to receive pursuant to Section 1.11(d) hereof and any dividends or distributions payable pursuant to Section 1.11(e), and the Certificates so surrendered shall forthwith be canceled. Until so surrendered, outstanding Certificates will be deemed from and after the Effective Time, for all corporate purposes, to evidence the ownership of the number of full shares of Holdco Common Stock into which such shares of NPS Common Stock or Enzon Common Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.11(d) hereof and any dividends or distributions payable pursuant to Section 1.11(e) hereof.

         (d) Fractional Shares. No fraction of a share of Holdco Common Stock will be issued by virtue of the Mergers, but in lieu thereof each holder of NPS Common Stock or Enzon Common Stock who would otherwise be entitled to receive a fraction of a share of Holdco Common Stock (after aggregating all fractional shares of Holdco Common Stock that otherwise would be received by such holder) shall, upon surrender of such holder's Certificate(s), receive from the Exchange Agent, at such time as such holder shall receive a Certificate or Certificates representing shares of Holdco Common Stock as contemplated by Section 1.11(c) hereof, an amount of cash (rounded up to the nearest whole cent), without interest, equal to the product obtained by multiplying (i) such fraction, and
(ii) the closing price per share of Holdco Common Stock on the NASDAQ on the trading day immediately succeeding the date upon which the Effective Time occurs (as reported in the Wall Street Journal, National Edition).

         (e) Distributions With Respect to Unexchanged Shares. No dividends or other distributions declared or made after the date hereof with respect to Holdco Common Stock, NPS Common Stock or Enzon Common Stock with a record date after the Effective Time and no payment in lieu of fractional shares pursuant to
Section 1.11(d) hereof will be paid to the holders of any unsurrendered Certificates with respect to the shares of Holdco Common Stock represented thereby until the holders of record of such Certificates shall surrender such Certificates. Subject to applicable Legal Requirements, following surrender of any such Certificates, the Exchange Agent shall deliver to the record holders thereof, without interest (i) promptly after such surrender, the number of whole shares of Holdco Common Stock issued in exchange therefor along with payment in lieu of fractional shares pursuant to Section 1.11(d) hereof and the amount of any such dividends or other distributions with a record date after the Effective Time and theretofore paid with respect to such whole shares of Holdco Common Stock and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time and a payment date subsequent to such surrender payable with respect to such whole shares of Holdco Common Stock.

         (f) Transfers of Ownership. If shares of Holdco Common Stock are to be issued in a name other than that in which the Certificates surrendered in exchange therefor are registered, it will be a condition of the issuance thereof that the Certificates so surrendered will be properly endorsed and otherwise in proper form for transfer and that the Persons requesting such exchange will have paid to Holdco or any agent designated by it any transfer or other Taxes required by reason of the issuance of shares of Holdco Common Stock in any name other than that of the registered holder of the Certificates surrendered, or established to the satisfaction of Holdco or any agent designated by it that such Tax has been paid or is not payable.

         (g) Required Withholding. Each of the Exchange Agent, Holdco and the Surviving Corporations shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of NPS Common Stock or Enzon Common Stock such amounts as may be required to be deducted or withheld therefrom under the Code or under any provision of state, local or foreign Tax laws or under any other applicable Legal Requirements. To the extent such amounts are so deducted or withheld, the amount of such consideration shall be treated for all purposes under this Agreement as having been paid to the Person to whom such consideration would otherwise have been paid.

         (h) No Liability. Notwithstanding anything to the contrary in this
Section 1.11, none of the Exchange Agent, Holdco, the Surviving Corporations or any other party hereto shall be liable to a holder or former holder of shares of NPS Common Stock, Enzon Common Stock or Holdco Common Stock, as the case may be, for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar Legal Requirement.

         (i) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of Certificates six (6) months after the Effective Time shall, at the request of Holdco, be delivered to Holdco or otherwise on the instruction of Holdco, and any holders of the Certificates who have not surrendered such Certificates in compliance with this Section 1.11 shall after such delivery to Holdco look only to Holdco for the shares of Holdco Common Stock pursuant to Section 1.9 and 1.10 hereof, cash in lieu of any fractional shares pursuant to Section 1.11(d) hereof and any dividends or other distributions pursuant to Section 1.11(e) with respect to the shares of NPS Common Stock or Enzon Common Stock formerly represented thereby. Any such portion of the Exchange Fund remaining unclaimed by holders of shares of NPS Common Stock or Enzon Common Stock immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Authority shall, to the extent permitted by applicable Legal Requirements, become the property of Holdco, free and clear of any claims or interest of any Person previously entitled thereto.

         1.12 Unvested Common Stock. If any shares of NPS Common Stock or Enzon Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with NPS or Enzon, respectively, then the shares of Holdco Common Stock issued in exchange for such shares of NPS Common Stock or Enzon Common Stock, as applicable, shall also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares may accordingly be marked with appropriate legends. NPS and Enzon each shall take all action that may be necessary to ensure that, from and after the Effective Time, Holdco will be entitled to exercise any such repurchase option or other right set forth in any such restricted stock purchase agreement or other agreement.

         1.13 No Further Ownership Rights in Capital Stock of NPS and Enzon. All shares of Holdco Common Stock issued upon the surrender for exchange of shares of NPS Common Stock and Enzon Common Stock in accordance with the terms hereof (including any cash paid in respect thereof pursuant to Section 1.11(d) hereof and Section 1.11(e) hereof) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of NPS Common Stock or Enzon Common Stock, as the case may be, and there shall be no further registration of transfers on the records of Holdco or the Surviving Corporations of shares of NPS Common Stock or Enzon Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to Holdco for any reason, they shall be canceled and exchanged in accordance with the terms of this Article I.

         1.14 Lost, Stolen or Destroyed Certificates. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Holdco Common Stock, cash for fractional shares, if any, as may be required pursuant to
Section 1.11(d) hereof and any dividends or distributions payable pursuant to
Section 1.11(e) hereof; provided, however, that Holdco may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against the Exchange Agent, Holdco or either of the Surviving Corporations with respect to the Certificates alleged to have been lost, stolen or destroyed.

         1.15 Tax Consequences. The parties hereto intend that each of the Mergers will qualify as a reorganization within the meaning of Section 368(a) of the Code. The parties hereto adopt this Agreement as a plan of reorganization within the meaning of Treasury Regulations Sections 1.368-2(g).

         1.16 Further Action. At and after the Effective Time, the officers and directors of the Surviving Corporations will be authorized to execute and deliver, in the name and on behalf of NPS and Enzon, as the case may be, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of NPS and Enzon, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporations any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Corporations as a result of, or in connection with, the Mergers.

                                   ARTICLE II

                     REPRESENTATIONS AND WARRANTIES OF ENZON

         Enzon represents and warrants to NPS as follows, subject to the exceptions specifically disclosed in writing in a disclosure letter (the "Enzon Disclosure Letter") delivered by Enzon to NPS, dated as of the date hereof and certified by each of the Chief Executive Officer and the Chief Financial Officer of Enzon, which certifications shall provide that each such person has reviewed the Enzon Disclosure Letter and that the Enzon Disclosure Letter is true and correct in all respects:

         2.1 Organization; Standing and Power; Charter Documents; Subsidiaries.

         (a) Organization; Standing and Power. Enzon and each of its Subsidiaries is a corporation or other organization duly organized, validly existing and, to the extent applicable, in good standing under the laws of the jurisdiction of its incorporation or organization, has the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing would not reasonably be expected to have a Material Adverse Effect on Enzon, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary other than in such jurisdictions where the failure to so qualify or to be good standing, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Enzon.

         (b) Charter Documents. Enzon has delivered or made available to NPS:
(i) a true and correct copy of the Certificate of Incorporation (including any Certificate of Designations) and Bylaws of Enzon, each as amended to date (collectively, the "Enzon Charter Documents") and (ii) the certificate of incorporation and bylaws, or like organizational documents (collectively, "Subsidiary Charter Documents"), of each of its Subsidiaries, and each such instrument is in full force and effect. Enzon is not in material violation of any of the provisions of the Enzon Charter Documents and each Subsidiary is not in material violation of its respective Subsidiary Charter Documents.

         (c) Subsidiaries. Section 2.1(c) of the Enzon Disclosure Letter contains a complete and accurate list of all of Enzon's Subsidiaries as of the date hereof, together with a complete and accurate list of each partnership, joint venture or other business entity in which Enzon holds an interest, whether voting, equity or otherwise, indicating the name, jurisdiction of organization and Enzon's interest in each such entity. Neither Enzon nor any of its Subsidiaries owns any equity or other interest in any corporation, partnership, joint venture or other business entity which is not set forth in Section 2.1(c) of the Enzon Disclosure Letter. All the outstanding shares of capital stock of, or other equity interests in, each such Subsidiary have been validly issued and are fully paid and nonassessable and are owned directly or indirectly by Enzon, free and clear of all Liens, including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests, except for restrictions imposed by applicable securities laws.

         2.2 Capital Structure.

         (a) Capital Stock. The authorized capital stock of Enzon consists of:
(i) ninety million (90,000,000) shares of Enzon Common Stock, par value $0.01 per share and (ii) three million (3,000,000) shares of preferred stock, par value $0.01 per share (the "Enzon Preferred Stock"), of which (A) one million one hundred thousand (1,100,000) shares have been designated as Series A Cumulative Convertible Preferred Stock ("Enzon Series A Preferred Stock"), and
(B) six hundred thousand (600,000) shares have been designated as Series B Preferred Stock ("Enzon Series B Stock"), all of which are reserved for issuance upon exercise of preferred stock purchase rights (the "Enzon Rights") issued pursuant to the Enzon Rights Agreement dated as of May 17, 2002, between Enzon and Continental Stock Transfer & Trust Company, as rights agent (the "Enzon Rights Agreement"). At the close of business on February 13, 2003: (i) forty three million three hundred ninety two thousand four hundred forty eight (43,392,448) shares of Enzon Common Stock were issued and outstanding (none of which were held by Enzon in its treasury), (ii) seven thousand (7,000) shares of Enzon Series A Preferred Stock were issued and outstanding, and (iii) no (0) shares of Enzon Series B Stock were issued and outstanding. All of the outstanding shares of capital stock of Enzon are duly authorized and validly issued, fully paid and nonassessable and not subject to any preemptive rights. Upon consummation of the Mergers, (A) the shares of Holdco Common Stock issued in exchange for any shares of Enzon Common Stock that are subject to a Contract pursuant to which Enzon has the right to repurchase, redeem or otherwise reacquire any shares of Enzon Common Stock will, without any further action of Enzon, NPS, Holdco or any other Person, become subject to the restrictions, conditions and other provisions contained in such Contract and (B) Holdco will automatically succeed to and become entitled to exercise Enzon's rights and remedies under any such Contract.

         (b) Stock Options. As of the close of business on February 13, 2003:
(i) four million three hundred eighty two thousand six hundred four (4,382,604) shares of Enzon Common Stock are subject to issuance pursuant to outstanding Enzon Options, and (ii) no shares of Enzon Common Stock are subject to issuance pursuant to outstanding options, rights or warrants to purchase Enzon Common Stock issued other than pursuant to the Enzon Option Plans. All shares of Enzon Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and nonassessable. There are no commitments or agreements of any character to which Enzon is bound obligating Enzon to accelerate the vesting of any Enzon Option as a result of the Mergers (whether alone or upon the occurrence of any additional or subsequent events). There are no outstanding or authorized stock appreciation, phantom stock, profit participation or other similar rights with respect to Enzon. Section 2.2(b) of the Enzon Disclosure Letter contains a complete and accurate list of the following information with respect to each Enzon Option outstanding as of February 13, 2003: (i) the name of the optionee in respect of each such Enzon Option; (ii) the particular Enzon Option Plan pursuant to which each such Enzon Option was granted; (iii) the number of shares of Enzon Common Stock subject to each such Enzon Option; (iv) the exercise price of each such Enzon Option; (v) the date on which each such Enzon Option was granted; (vi) the extent to which each such Enzon Option is vested and unvested as of a recent practicable date; (vii) the date on which each such Enzon Option expires and
(viii) whether the exercisability of each such Enzon Option will be accelerated in any way by the transactions contemplated by this Agreement, and indicates the extent of any such acceleration. Section 2.2(b) of the Enzon Disclosure Letter also contains a complete and accurate description of the vesting schedule generally applicable to Enzon Options, and shall specifically identify each Enzon Option with a vesting schedule that is different than such generally applicable vesting schedule (including a description of each such different vesting schedule). Except as specifically set forth on Section 2.2(b) of the Enzon Disclosure Letter, all Enzon Options that are not exercised prior to the Effective Time shall automatically terminate as of the Effective Time in accordance with the terms of the applicable Enzon Option Plan or grant agreement.

         (c) Voting Debt. No Voting Debt of Enzon is issued or outstanding as of the date hereof.

         (d) Other Securities. Except as otherwise set forth in this Section 2.2, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Enzon or any of its Subsidiaries is a party or by which any of them is bound obligating Enzon or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock, Voting Debt or other voting securities of Enzon or any of its Subsidiaries, or obligating Enzon or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual commitments of Enzon or any of its Subsidiaries which obligate Enzon or its Subsidiaries to make any investment (including in the form of a loan, capital contribution or otherwise) in any other Person. As of the date hereof, there are no outstanding obligations of Enzon or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Enzon or any of its Subsidiaries, except as provided in this Agreement. All outstanding shares of Enzon Common Stock, all outstanding Enzon Options, and all outstanding shares of capital stock of each Subsidiary of Enzon have been issued and granted in compliance in all material respects with
(i) all applicable securities laws and all other applicable Legal Requirements and (ii) all requirements set forth in applicable Enzon Material Contracts.

         (e) No Changes. Since January 1, 2003 through the date hereof, other than pursuant to the exercise of Enzon Options outstanding as of such date issued pursuant to the Enzon Option Plans, or pursuant to repurchases from Employees following their termination pursuant to the terms of their pre-existing stock option or purchase agreements or in connection with those rights to receive Enzon Common Stock granted to directors under the Enzon 2001 Stock Incentive Plan, there has been no change in (i) the outstanding capital stock of Enzon, (ii) the number of Enzon Options outstanding, or (iii) the number of other options, warrants or other rights to purchase Enzon capital stock.

         2.3 Authority; Non-Contravention; Necessary Consents.

         (a) Authority. Enzon has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Enzon has been duly authorized by all necessary corporate action (including approval by the board of directors, which was unanimous as of the date hereof) on the part of Enzon, and no other corporate proceedings on the part of Enzon are necessary to authorize the execution and delivery of this Agreement or to consummate the Enzon Merger and the other transactions contemplated hereby by Enzon, subject only to the adoption of this Agreement by Enzon's stockholders and the filing of the Enzon Certificate of Merger pursuant to the DGCL. The affirmative vote of the holders of a majority of the outstanding shares of Enzon Common Stock to adopt this Agreement (the "Requisite Enzon Stockholder Approval") is the only vote of the holders of any class or series of Enzon capital stock necessary to adopt this Agreement and consummate the Enzon Merger and the other transactions contemplated hereby. This Agreement has been duly executed and delivered by Enzon and, assuming due execution and delivery by NPS, constitutes the valid and binding obligation of Enzon, enforceable against Enzon in accordance with its terms.

         (b) Non-Contravention. The execution and delivery of this Agreement by Enzon does not, and performance of this Agreement by Enzon will not: (i) conflict with or violate the Enzon Charter Documents or any Subsidiary Charter Documents of any Subsidiary of Enzon, (ii) subject to the adoption of this Agreement by Enzon's stockholders as contemplated in Section 5.2 hereof and compliance with the requirements set forth in Section 2.3(c) hereof, conflict with or violate any material Legal Requirement applicable to Enzon or any of its Subsidiaries or by which Enzon or any of its Subsidiaries or any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Enzon's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of Enzon or any of its Subsidiaries pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, authorization, consent, approval, franchise or other instrument or obligation to which Enzon or any Subsidiary of Enzon is a party or by which Enzon or any Subsidiary of Enzon or any of their respective properties are bound or affected. Section 2.3(b) of the Enzon Disclosure Letter contains a complete and accurate list of all consents, waivers and approvals required to be obtained in connection with the consummation of the Enzon Merger and the other transactions contemplated hereby.

         (c) Necessary Consents. No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Authority is required to be obtained or made by Enzon in connection with the execution and delivery of this Agreement or the consummation of the Enzon Merger and other transactions contemplated hereby, except for: (i) the filing of the Enzon Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which Enzon and/or NPS are qualified to do business, (ii) the filing of the Proxy Statement/Prospectus with the SEC in accordance with the Exchange Act and the effectiveness of the Registration Statement, (iii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal, foreign and state securities (or related) laws and the HSR Act and any other comparable foreign merger Legal Requirements,
(iv) the consents listed on Section 2.3(b) of the Enzon Disclosure Letter; and
(v) such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not be material to Enzon or NPS or materially adversely affect the ability of the parties hereto to consummate the Mergers within the time frame in which the Mergers would otherwise be consummated in the absence of the need for such consent, approval, order, authorization, registration, declaration or filings. The consents, approvals, orders, authorizations, registrations, declarations and filings set forth in (i) through (v) are referred to herein as the "Necessary Consents" (provided that for the purposes of the definition of "Necessary Consents" with respect to NPS, clause (iv) shall be deemed to refer to the consents set forth in Section 3.3(b) of the NPS Disclosure Letter).

         2.4 SEC Filings; Financial Statements.

         (a) SEC Filings. Enzon has filed all required registration statements, prospectuses, reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated by reference) required to be filed by it with the SEC since January 1, 2000. Enzon has made available to NPS all such registration statements, prospectuses, reports, schedules, forms, statements and other documents in the form filed with the SEC. All such required registration statements, prospectuses, reports, schedules, forms, statements and other documents (including those that Enzon may file subsequent to the date hereof), as amended, are referred to herein as the "Enzon SEC Reports." As of their respective dates, the Enzon SEC Reports (i) were prepared in accordance and complied in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and the Sarbanes-Oxley Act of 2002, as amended (the "Sarbanes-Oxley Act"), and the rules and regulations promulgated thereunder by the SEC applicable to such Enzon SEC Reports and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent corrected prior to the date hereof by a subsequently filed Enzon SEC Report. None of Enzon's Subsidiaries is required to file any forms, reports or other documents with the SEC.

         (b) Financial Statements. Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Enzon SEC Reports (the "Enzon Financials"), including each Enzon SEC Report filed after the date hereof until the Closing: (i) complied as to form in all material respects with the published rules and regulations of the SEC, including but not limited to the Sarbanes-Oxley Act, with respect thereto, (ii) was prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q, Form 8-K or any successor form under the Exchange Act), and (iii) fairly presented in all material respects the consolidated financial position of Enzon and its consolidated Subsidiaries as at the respective dates thereof and the consolidated results of Enzon's operations and cash flows for the periods indicated. The balance sheet of Enzon contained in the Enzon SEC Reports as of December 31, 2002 is hereinafter referred to as the "Enzon Balance Sheet" and the date of the Enzon Balance Sheet is hereinafter referred to as the "Enzon Balance Sheet Date." Except as disclosed in the Enzon Financials, since the date of the Enzon Balance Sheet and through the date hereof, neither Enzon nor any of its Subsidiaries has any material liabilities required under GAAP to be set forth on a consolidated balance sheet (absolute, accrued, contingent or otherwise), except for liabilities incurred since the date of the Enzon Balance Sheet in the ordinary course of business and consistent with past practices which, individually or in the aggregate, are not material to Enzon, and liabilities incurred pursuant to this Agreement.

         2.5 Absence of Certain Changes or Events.

         (a) Since the Enzon Balance Sheet Date, there has not been any Effect that, individually or in the aggregate, constitutes a Material Adverse Effect on Enzon.

         (b) Since the Enzon Balance Sheet Date and through the date hereof, each of Enzon and its Subsidiaries has conducted its respective business in all material respects only in the ordinary course of business and consistent with past practices, and there has not been: (i) except as otherwise specifically contemplated herein, any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of Enzon's capital stock, or any purchase, redemption or other acquisition by Enzon of any of Enzon's capital stock or any other securities of Enzon or any options, warrants, calls or rights to acquire any such shares or other securities except for repurchases from employees or other service providers following their termination pursuant to the terms of their pre-existing stock option, restricted stock or purchase agreements, (ii) any split, combination or reclassification of any of Enzon's capital stock, (iii) any granting by Enzon or any of its Subsidiaries of any increase in compensation or material fringe benefits to any of their officers, directors or managers or employees who earn base salary of more than One Hundred Thousand Dollars ($100,000) per year, or any payment by Enzon or any of its Subsidiaries of any bonus to any of their officers, directors or managers or employees who earn base salary of more than One Hundred Thousand Dollars ($100,000) per year, or any granting, by Enzon or any of its Subsidiaries, of any increase in severance or termination pay, or any entry by Enzon or any of its Subsidiaries into, or modification or amendment of, any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Enzon of the nature contemplated hereby, in each case other than in connection with periodic compensation or performance reviews and consistent with past practices or for ordinary course severance and release agreements made in connection with the termination of employment, (iv) any change by Enzon or any of its Subsidiaries in its accounting methods, principles or practices, except as required by concurrent changes in GAAP, (v) any communication from Nasdaq with respect to the delisting of Enzon Common Stock, (vi) any revaluation by Enzon or any of its Subsidiaries of any of its assets, including, without limitation, writing-off of notes or accounts receivable other than in the ordinary course of business and consistent with past practices, (vii) any material damage, destruction or loss, whether or not covered by insurance, to any material properties or assets of Enzon or any of its Subsidiaries, (viii) any amendment of any term of any outstanding security of Enzon or any of its Subsidiaries, (ix) any making of any loan, advance or capital contribution to or investment by Enzon in any Person, including without limitation any director, officer or other affiliate of Enzon, other than (A) loans, advances or capital contributions to or investments in wholly-owned Subsidiaries or entities that became wholly owned Subsidiaries made in the ordinary course of business and consistent with past practices, (B) investments made in accordance with Enzon's investment guidelines, a copy of which has been made available to NPS, and in the ordinary course of business and consistent with past practices, and (C) travel and entertainment expense advances made in the ordinary course of business and consistent with past practices, or (x) any agreement, whether in writing or otherwise, to take any action described in this Section by Enzon or any of its Subsidiaries.

         2.6 Tax Matters.

         (a) Enzon and each of its Subsidiaries have timely filed Tax Returns relating to Taxes required to be filed by Enzon and each of its Subsidiaries with any Tax authority, except such Tax Returns that are not material to Enzon and such Tax Returns are true, correct and complete in all material respects. Enzon and each of its subsidiaries have paid all Taxes shown to be due on such Tax Returns.

         (b) Enzon and each of its Subsidiaries as of the Effective Time will have withheld with respect to its employees all federal and state income taxes, Taxes pursuant to the Federal Insurance Contribution Act, Taxes pursuant to the Federal Unemployment Tax Act and other Taxes required to be withheld, except such Taxes which are not material to Enzon.

         (c) Neither Enzon nor any of its Subsidiaries has been delinquent in the payment of any material Tax nor is there any material Tax deficiency outstanding, proposed or assessed against Enzon or any of its Subsidiaries, nor has Enzon or any of its Subsidiaries executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

         (d) Enzon and its Subsidiaries have not taken any position on any Tax Return or filing which is or would be subject to penalties under Section 6662 of the Code.

         (e) No audit or other examination of any Tax Return of Enzon or any of its Subsidiaries by any Tax authority is presently in progress, nor has Enzon or any of its Subsidiaries been notified of any request for such an audit or other examination.

         (f) No adjustment or deficiency relating to any Tax Returns filed by Enzon or any of its Subsidiaries has been proposed in writing formally or informally by any Tax authority to Enzon or any of its Subsidiaries or any representative thereof.

         (g) Neither Enzon nor any of its Subsidiaries has any liability for any material unpaid Taxes which has not been accrued for, or reserved on, the Enzon Balance Sheet in accordance with GAAP, which is material to Enzon, other than any liability for unpaid Taxes that may have accrued since the date of the Enzon Balance Sheet in connection with the operation of the business of Enzon and its subsidiaries in the ordinary course.

         (h) No claim has ever been made in writing by an authority in a jurisdiction where Enzon and any of its Subsidiaries do not file Tax Returns that Enzon and its Subsidiaries is or may be subject to taxation by that jurisdiction.

         (i) There are no Liens for Taxes upon the assets of Enzon and its Subsidiaries except for Taxes that are not yet payable.

         (j) There is no contract, agreement, plan or arrangement to which Enzon or any of its Subsidiaries is a party as of the date of this Agreement, including but not limited to the provisions of this Agreement, covering any employee or former employee of Enzon or any of its Subsidiaries that, individually or collectively, would reasonably be expected to give rise to the payment of any amount as a result of the Merger that would not be deductible pursuant to Sections 404 or 162(m) of the Code.

         (k) Neither Enzon nor any of its Subsidiaries has filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by Enzon or any of its Subsidiaries.

         (l) Neither Enzon nor any of its Subsidiaries is party to or has any obligation under any tax-sharing, tax indemnity or tax allocation agreement or arrangement and neither Enzon nor any of its Subsidiaries has been a member of any affiliated group of corporations within the meaning of Section 1504 of the Code other than the group of which Enzon is currently the common parent. Enzon and its Subsidiaries have not participated in, or cooperated with, an international boycott within the meaning of Section 999 of the Code.

         (m) None of Enzon's or its Subsidiaries' assets are tax exempt use property within the meaning of Section 168(h) of the Code.

         (n) Neither Enzon nor any of its Subsidiaries was a "distributing corporation" or a "controlling corporation" in a distribution of stock intended to qualify under Section 355 of the Code and that occurred within two (2) years before the date of this Agreement or as part of a plan or series of transactions that includes the Merger.

         2.7 Intellectual Property Matters.

         (a) Section 2.7(a) of the Enzon Disclosure Letter contains a complete and accurate list, as of the date hereof, of all material Enzon Registered Intellectual Property. Enzon or one of its Subsidiaries is listed in the records of the appropriate United States, state or foreign agency as the owner for each item of Enzon Registered Intellectual Property, free and clear of all Liens.

         (b) Each material Enzon License Agreement is in full force and effect. None of the material Enzon License Agreements grants any third party exclusive rights to or under any Enzon Intellectual Property Rights or the right to sublicense any Enzon Intellectual Property Rights. To its knowledge, Enzon and its Subsidiaries are in material compliance with, and have not materially breached any term of any of such Enzon License Agreements and, to the knowledge of Enzon, all other parties to such Enzon License Agreements are in compliance in all material respects with, and have not materially breached any term of, such Enzon License Agreements.

         (c) To the knowledge of Enzon, (i) the operation of the business of Enzon or any of its Subsidiaries as such businesses are currently conducted as of the date hereof, including the design, development, marketing and sale of the products or services of Enzon or its Subsidiaries, does not infringe or misappropriate in any material respect the Intellectual Property Rights of any third party or constitute unfair competition or unfair trade practices under the laws of any jurisdiction, and (ii) Enzon and its Subsidiaries own or possess sufficient rights to all Intellectual Property Rights used in or necessary for the operation of their business as currently conducted on the date hereof and as will be conducted immediately after the Enzon Merger.

         (d) Neither Enzon nor any of its Subsidiaries has received any written notice from any third party as of the date hereof, and, to the knowledge of Enzon, there is no other assertion or pending overt threat from any third party, that the operation of the business of Enzon or any of its Subsidiaries or any act, product or service of Enzon or any of its Subsidiaries, infringes or misappropriates the Intellectual Property Rights of any third party or constitutes unfair competition or unfair trade practices under the laws of any jurisdiction.

         (e) To the knowledge of Enzon, as of the date hereof, no person is infringing or misappropriating any material Enzon Intellectual Property Rights or Enzon Licensed Intellectual Property Rights in any material respect. Neither Enzon nor any of its Subsidiaries has brought any such claims, suits, arbitrations or other adversarial proceedings against any third party that remain unresolved.

         (f) All necessary registration, maintenance and renewal fees currently due in connection with any material Enzon Registered Intellectual Property has been made and all necessary documents, recordations and certificates in connection with such material Enzon Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such material Enzon Registered Intellectual Property, except where the failure to do so would not be reasonably likely to have a material impact on Enzon or where Enzon has made a reasonable business judgment not to include such material Intellectual Property Rights in the Enzon Registered Intellectual Property. To the knowledge of Enzon, all material Enzon Registered Intellectual Property, or Enzon Licensed Intellectual Property Rights exclusively licensed by Enzon or its Subsidiaries, are valid and enforceable, and no challenges with respect thereto have been raised by any third party or Government Authority.

         (g) To the extent that any material computer programs, databases, compilations, and data collections (in each case, whether in human-readable, machine readable, source code or object code form) and documentation related to the foregoing (collectively, "Software") has been developed or created by a third party (including any current or former employee of Enzon or any of its Subsidiaries) for Enzon or any of its Subsidiaries, Enzon or one of its Subsidiaries, as the case may be, has a written agreement with such third party with respect thereto, and Enzon or one of its Subsidiaries thereby either (i) has obtained ownership of and is the exclusive owner of with respect to such third party's Intellectual Property Rights in such work, material or invention, or (ii) has obtained a license sufficient for the conduct of its business as currently conducted with respect to such third party's Intellectual Property Rights in such work, material or invention by operation of law or by valid assignment.

         (h) Enzon and its Subsidiaries have taken reasonable steps to protect their respective material Trade Secrets and any Trade Secrets of third parties provided to Enzon or any of its Subsidiaries. Without limiting the foregoing, Enzon and each of its Subsidiaries maintain a policy requiring all employees, contractors and other parties having access to such Trade Secrets to execute a proprietary information/confidentiality agreement, in substantially the form made available to NPS, with Enzon or one of its Subsidiaries, as the case may be. Except under confidentiality obligations, there has been no disclosure by Enzon or any of its Subsidiaries of any such Trade Secrets, and no party to any such agreement is in breach thereof.

         (i) The consummation of the Mergers will neither violate nor result in the breach, modification, cancellation, termination, or suspension of any Enzon License Agreement in accordance with its terms.

         (j) With respect to all personal information gathered or accessed in the course of the operations of Enzon or any of its Subsidiaries, Enzon and its Subsidiaries have taken reasonable steps (including, without limitation, implementing and monitoring compliance with adequate measures with respect to technical and physical security) to ensure that the information is protected against loss and against unauthorized access, use, modification, disclosure or other misuse in accordance with Enzon's published privacy policies as then in effect. To the knowledge of Enzon, there has been no unauthorized access to or other misuse of that information. No claims have been asserted or threatened against Enzon or any of its Subsidiaries by any person alleging a violation of such person's privacy, personal or confidentiality rights.

         (k) The Enzon Merger will not result in: (i) Holdco or the Surviving Corporation of the NPS Merger becoming bound by any non-compete or other restriction on the operation of any business of Holdco or the Surviving Corporation of the NPS Merger, (ii) the Surviving Corporation of the NPS Merger granting any rights or licenses to any of its Intellectual Property Rights to any third party (including a covenant not to sue with respect to any of its Intellectual Property Rights), (iii) the termination or breach of any Contract to which Enzon is a party, or (iv) the obligations under any Contract to pay any royalties or other amounts to any third party in excess of those amounts otherwise owed by Enzon or its Subsidiaries immediately prior to the Enzon Merger.

         2.8 Legal Compliance; Permits.

         (a) Neither Enzon nor any of its Subsidiaries is, in any material respect, in conflict with, or in default or in violation of (i) any Legal Requirement applicable to Enzon or any of its Subsidiaries or by which Enzon or any of its Subsidiaries or any of their respective businesses or properties is, or Enzon believes is reasonably likely to be, bound or affected, (ii) any note, bond, mortgage, indenture, Contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Enzon or any of its Subsidiaries is a party or by which Enzon or any of its Subsidiaries or its or any of their respective properties is bound or affected. As of the date hereof, no investigation or review by any Governmental Authority is pending or has been threatened in a writing delivered to Enzon or any of its Subsidiaries, against Enzon or any of its Subsidiaries. There is no judgment, injunction, order or decree binding upon Enzon or any of its Subsidiaries which has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Enzon or any of its Subsidiaries, any acquisition of property by Enzon or any of its Subsidiaries or the conduct of business by Enzon and its Subsidiaries as currently conducted.

         (b) Enzon and its Subsidiaries hold, to the extent legally required, all material Permits that are required for the operation of the business of Enzon and its Subsidiaries as currently conducted (collectively, the "Enzon Permits"), except where the failure to hold any such Permits would not materially adversely affect the ability of any party hereto to consummate the transactions contemplated by this Agreement. As of the date hereof, no suspension or cancellation of any Enzon Permits is pending or, to the knowledge of Enzon, threatened. Enzon and its Subsidiaries are in compliance in all material respects with the terms of the Enzon Permits.

         2.9 Regulatory Compliance.

         (a) Enzon and its Subsidiaries, and to Enzon's knowledge, Enzon's agents are in material compliance with all Legal Requirements applicable to the evaluation, testing, manufacturing, distribution and marketing of each of the products of Enzon or any of its Subsidiaries, in whatever stage of development or commercialization, to the extent that the same are applicable to the business of Enzon or any of its Subsidiaries as it is currently conducted and proposed to be conducted, including but not limited to those relating to investigational use, premarket approval, current "Good Manufacturing Practices," current "Good Laboratory Practices," current "Good Clinical Practices," labeling, advertising, record keeping, reporting of adverse events, filing of reports and security.

         (b) Section 2.9(b) of Enzon Disclosure Letter contains a complete and accurate list of the products that are being developed, tested, manufactured, marketed, distributed, sold or licensed in or out by Enzon or any of its Subsidiaries.

         (c) Section 2.9(c) of Enzon Disclosure Letter contains a complete and accurate list of each of Enzon's and its Subsidiaries' pending and approved New Drug Applications ("NDAs"), Biological License Applications ("BLAs"), Investigational New Drug Applications ("INDs") and similar state and foreign regulatory filings as of the date of this Agreement. True and complete copies of such NDAs, BLAs, INDs and similar regulatory filings, including all supplements, amendments, and annual reports, have heretofore been made available to NPS. True and complete copies of all material correspondence from the FDA and other similar Governmental Authorities, and Enzon's and its Subsidiaries' responses have heretofore been made available to NPS.

         (d) Section 2.9(d) of Enzon Disclosure Letter contains a complete and accurate list of (i) Form 483s with issues currently outstanding and (ii) Notices of Adverse Findings and Warning Letters or other correspondence from the FDA and other Governmental Authorities since February 1, 2000 in which the FDA or any such other Governmental Authority asserted that the operations or facilities of Enzon or any of its Subsidiaries may not be in compliance with applicable Legal Requirements, in each case received by Enzon or any of its Subsidiaries from the FDA or any such other Governmental Authority and the response of Enzon and/or its Subsidiaries to the FDA and/or any such other Governmental Authority to such notices from the FDA and/or any such other Governmental Authority. True and complete copies of such Form 483s (together with a written summary thereof including a list of currently outstanding issues and corrective action commitments), Notices of Adverse Findings, Warning Letters and other correspondence and Enzon's and/or its Subsidiary's responses have heretofore been made available to NPS. Except as described in such Form 483's, all operations of Enzon and its Subsidiaries have been and are being conducted in substantial compliance with all requirements as set forth in Section 2.9(a) hereof.

         (e) Enzon has provided NPS access to all Adverse Reaction Reports filed by Enzon or any of its Subsidiaries in all Annual Reports with all Governmental Authorities for its marketed products and with respect to its Phase II and Phase III studies.

         (f) Neither Enzon nor any of its Subsidiaries, and to Enzon's knowledge any officer, employee or agent of Enzon or any of its Subsidiaries has made an untrue statement of a material fact or fraudulent statement to the FDA or any other Governmental Authority, failed to disclose a material fact required to be disclosed to the FDA or any other Governmental Authority, or committed an act, made a statement, or failed to make a statement that, at the time such disclosure was made, could reasonably be expected to provide a basis for the FDA or any other Governmental Authority to invoke its policy respecting Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities, set forth in 56 Fed. Reg. 46191 (September 10, 1991) or any similar policy. Neither Enzon nor any of its Subsidiaries, and to Enzon's knowledge any officer, employee or agent of Enzon or any of its Subsidiaries, has been convicted of any crime or engaged in any conduct for which debarment is mandated by 21 U.S.C. ss. 335a(a) or any similar Legal Requirement for which debarment is authorized by 21 U.S.C. ss. 335a(b) or any similar Legal Requirement.

         (g) Neither Enzon nor any of its Subsidiaries has, since February 1, 2000, received any written notice that the FDA or any other Governmental Authority has commenced, or threatened in writing to initiate, any action to withdraw its approval or request the recall of any product of Enzon or any of its Subsidiaries, or commenced, or overtly threatened to initiate, any action to enjoin production at any facility of Enzon or any of its Subsidiaries. Neither Enzon nor any of its Subsidiaries has received any written notice from the FDA, any other Governmental Authority, or any professional or consumer organization asserting that any product developed, tested, manufactured, marketed, distributed, sold, or licensed to, Enzon or any of its Subsidiaries, or any active ingredient used by Enzon or any of its Subsidiaries in any product developed, tested, manufactured, marketed, distributed, sold or licensed to Enzon or any of its Subsidiaries, is or may be defective or dangerous or fails to meet any applicable regulation promulgated by any Governmental Authority.

         (h) Neither Enzon nor any of its Subsidiaries has received any written notice from the FDA or any other Governmental Authority indicating that: (A) a clinical hold will be placed on clinical studies currently being performed for any product being tested or developed by Enzon or any of its Subsidiaries; (B) any clinical or pre-clinical data gathered by Enzon or any of its Subsidiaries in support of an NDA or BLA, as the case may be, to the FDA will not be accepted by the FDA to support the relevant NDA or BLA, as the case may be; (C) the FDA will reject or fail to accept an NDA or BLA, as the case may be, for a product currently being developed or tested by Enzon or any of its Subsidiaries; or (D) the clinical studies designed to support an NDA or BLA, as the case may be, to the FDA for any product currently being developed or tested by Enzon or any of its Subsidiaries are inadequate or poorly-designed to support the NDA or BLA, as the case may be. Neither Enzon nor any of its Subsidiaries are aware of any circumstances that would cause the FDA or any other Governmental Authority to provide any such written notice.

         (i) Enzon and its Subsidiaries are, and have at all times been, in substantial compliance with the Medicare Anti-Kickback Statute, 42 U.S.C. ss. 1320a-7b(b), and implementing regulations codified at 42 C.F.R. ss. 1001 and with all similar Legal Requirements.

         (j) To Enzon's knowledge, there are no facts or circumstances concerning suppliers of active ingredients, bulk product, or finished product to Enzon or any of its Subsidiaries that would reasonably be expected to have a Material Adverse Effect on Enzon.

         2.10 Studies. The clinical, pre-clinical, safety and other studies and tests conducted by or on behalf of or sponsored by Enzon or any of its Subsidiaries were and, if still pending, are being conducted in material compliance with standard medical and scientific research procedures. Neither Enzon nor any of its Subsidiaries has received any notices or other correspondence from the FDA or any other Governmental Authority requiring the termination, suspension or modification of any clinical, pre-clinical, safety or other studies or tests.

         2.11 Litigation. As of the date hereof, there are no claims, suits, actions, arbitrations, proceedings or investigations pending or, to the knowledge of Enzon, overtly threatened against Enzon or any of its Subsidiaries, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that seeks to restrain or enjoin the consummation of the transactions contemplated hereby or which would reasonably be expected, either singularly or in the aggregate with all such claims, actions or proceedings, to be material to the Enzon.

         2.12 Brokers' and Finders' Fees. Except for fees payable to SG Cowen Securities Corporation ("SG Cowen") pursuant to an engagement letter dated December 12, 2002, a copy of which has been provided to NPS, Enzon has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby. No such engagement letter obligates Enzon (or will obligate Holdco or either of the Surviving Corporations) to continue to use the services of SG Cowen following the Mergers or pay the fees or expenses of SG Cowen in connection with any transactions other than the Mergers following the consummation of the Mergers.

         2.13 Transactions with Affiliates. Since the date of the Enzon's last proxy statement filed with the SEC, no event has occurred as of the date hereof that would be required to be reported by Enzon pursuant to Item 404 of Regulation S-K promulgated by the SEC (except for amounts due as normal salaries and bonuses and in reimbursements of ordinary expenses). Section 2.13 of the Enzon Disclosure Letter identifies each Person who is an "affiliate" (as that term is used in Rule 145 promulgated under the Securities Act) of Enzon as of the date hereof.

         2.14 Employee Matters.

         (a) Section 2.14(a) of the Enzon Disclosure Letter contains an complete and accurate list of each Enzon Benefit Plan and each Enzon Employee Agreement. Neither Enzon nor any of its ERISA Affiliates has any plan or commitment to establish any new Enzon Benefit Plan or Enzon Employee Agreement, to modify any Enzon Benefit Plan or Enzon Employee Agreement (except to the extent required by applicable Legal Requirements or to conform any such Enzon Benefit Plan or Enzon Employee Agreement to the requirements of any applicable Legal Requirements or as otherwise specifically contemplated herein, in each case as previously disclosed to NPS in writing, or as required by this Agreement), or to adopt or enter into any Enzon Benefit Plan or Enzon Employee Agreement.

         (b) Enzon has provided or made available to NPS complete and accurate copies of the following: (i) all documents, contracts and agreements embodying each Enzon Benefit Plan and each Enzon Employee Agreement including, without limitation, all amendments thereto and all related trust documents, administrative service agreements, group annuity contracts, group insurance contracts, and policies pertaining to fiduciary liability insurance covering the fiduciaries for each plan; (ii) the three (3) most recent financial statements, accounting statements, accounting reports, annual reports (including Form Series 5500 and all schedules and financial statements attached thereto), annual returns, investment reports, actuarial reports, periodic accounting and cost certificates, if then existing, in connection with each Enzon Benefit Plan;
(iii) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA or comparable Legal Requirements with respect to each Enzon Benefit Plan; (iv) all IRS or other Governmental Authority determination, opinion, notification and advisory letters, and all applications and correspondence to or from the IRS or the DOL with respect to any such application or letter; (v) all communications material to any Enzon Employee or Enzon Employees relating to any Enzon Benefit Plan and any proposed Enzon Benefit Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to Enzon or any of its Subsidiaries; (vi) all material correspondence to or from any Governmental Authority relating to any Enzon Benefit Plan; (vii) all COBRA forms and related notices (or such forms and notices as required under comparable Legal Requirements); (viii) the three (3) most recent plan years discrimination tests for each Enzon Benefit Plan; and
(ix) all prospectuses prepared in connection with each Enzon Benefit Plan.

         (c) Enzon and its ERISA Affiliates have performed in all material respects all obligations required to be performed by them under, are not in default or violation of, and have no knowledge of any default or violation by any other party to each Enzon Benefit Plan, and each Enzon Benefit Plan has been established, maintained and administered in all material respects in accordance with its terms and in compliance with all applicable Legal Requirements, including, without limitation, ERISA or the Code. Any Enzon Benefit Plan intended to be qualified under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code (i) has either applied for, prior to the expiration of the requisite period under applicable Treasury Regulations or IRS pronouncements, or obtained a favorable determination, notification, advisory and/or opinion letter, as applicable, as to its qualified status from the IRS or still has a remaining period of time under applicable Treasury Regulations or IRS pronouncements in which to apply for such letter and to make any amendments necessary to obtain a favorable determination, and (ii) incorporates or has been amended to incorporate all provisions required to comply with the Tax Reform Act of 1986 and subsequent legislation. For each Enzon Benefit Plan that is intended to be qualified under Section 401(a) of the Code there has been no event, condition or circumstance that has adversely affected or is likely to adversely affect such qualified status. No "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Enzon Benefit Plan. There are no actions, suits or claims pending, or, to the knowledge of Enzon, threatened or reasonably anticipated (other than routine claims for benefits) in respect of any Enzon Benefit Plan or the assets of any Enzon Benefit Plan. Each Enzon Benefit Plan (other than stock option and stock incentive plans) can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to Enzon, NPS, Holdco or any of their respective ERISA Affiliates (other than ordinary administration expenses). There are no audits, inquiries or proceedings pending or, to the knowledge of Enzon or any of its ERISA Affiliates, threatened by the IRS, the DOL, or any other applicable Governmental Authority with respect to any Enzon Benefit Plan. Neither Enzon nor any of its ERISA Affiliates is subject to any material penalty, tax, interest or fees with respect to any Enzon Benefit Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code or applicable Legal Requirement. Enzon and each of its ERISA Affiliates have timely made all contributions and other payments, including premiums, required by and due under the terms of each Enzon Benefit Plan.

         (d) Neither Enzon nor any of its ERISA Affiliates has ever maintained, established, sponsored, participated in, or contributed to, any (i) Pension Plan that is subject to Title IV of ERISA or Section 412 of the Code, (ii) Multiemployer Plan, (iii) "multiple employer plan" as defined in ERISA or the Code, or multiemployer plan under comparable Legal Requirements, or (iv) a "funded welfare plan" within the meaning of Section 419 of the Code. No Enzon Benefit Plan provides health benefits that are not fully insured through an insurance contract.

         (e) No Enzon Benefit Plan provides, or reflects or represents any liability to provide post-termination or retiree welfare benefits to any person for any reason, except as may be required by COBRA or other applicable Legal Requirements, and neither Enzon nor any of its ERISA Affiliates has ever represented, promised or contracted (whether in oral or written form) to any Enzon Employee (either individually or to Enzon Employees as a group) or any other person that such Enzon Employee(s) or other person would be provided with post-termination or retiree welfare benefits, except to the extent required by any Legal Requirements.

         (f) Neither Enzon nor any of its ERISA Affiliates has violated in any material respect any of the health care continuation requirements of COBRA, the requirements of FMLA, the requirements of the Health Insurance Portability and Accountability Act of 1996, the requirements of the Women's Health and Cancer Rights Act of 1998, the requirements of the Newborns' and Mothers' Health Protection Act of 1996, or any amendment to each such act, or any similar provisions of state law applicable to its Enzon Employees.

         (g) Neither Enzon nor any of its ERISA Affiliates is obligated to provide any Enzon Employee with any compensation or benefits pursuant to an agreement (e.g., an acquisition agreement) with a former employer of such Enzon Employee.

         (h) Neither Enzon nor any of its ERISA Affiliates has violated Section 306 or 402 of the Sarbanes-Oxley Act of 2002 and the execution of this Agreement and the consummation of the transactions contemplated hereby will not, to the knowledge of Enzon, cause such a violation.

         (i) The execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Enzon Benefit Plan, Enzon Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Enzon Employee. No payment or benefit which will or may be made by Enzon or its ERISA Affiliates with respect to any Enzon Employee or any other "disqualified individual" (as defined in Code Section 280G and the regulations thereunder) is, individually or collectively, reasonably likely to be characterized as a "parachute payment," within the meaning of
Section 280G(b)(2) of the Code. There is no contract, agreement, plan or arrangement to which Enzon or any of its ERISA Affiliates is a party or by which it is bound to compensate any Enzon Employee for excise taxes paid pursuant to
Section 4999 of the Code.

         (j) Enzon (i) is in compliance in all material respects with all applicable Legal Requirements relating to employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Enzon Employees, (ii) has withheld and reported, in all material respects, all amounts required by applicable Legal Requirements or by Contract to be withheld and reported with respect to wages, salaries and other payments to Enzon Employees, (iii) is not liable, in any material respect, for any arrears of wages or any Taxes or any penalty for failure to comply with any of the foregoing with respect to Enzon Employees, and (iv) is not liable for any material payment to any Governmental Authority or trust or other fund governed by or maintained by or on behalf of any Governmental Authority, with respect to unemployment compensation benefits, social security, employment insurance benefits, health premiums or other benefits or obligations for Enzon Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending, threatened or reasonably anticipated claims or actions against Enzon or any of its ERISA Affiliates under any worker's compensation policy, workplace safety and insurance legislation or long-term disability policy. Neither Enzon nor any of its ERISA Affiliates has direct or indirect liability with respect to any misclassification of any person as an independent contractor rather than as an employee, or with respect to any employee leased from another employer, except as would not result in material harm to Enzon. Each current Enzon Employee who performs services in the United States is an "at-will" employee whose employment can be terminated by Enzon or one of its ERISA Affiliates at any time, with or without cause.

         (k) No work stoppage, lock-out, labor strike or other labor disturbance against Enzon or any of its ERISA Affiliates is pending, threatened or reasonably anticipated. Enzon has no knowledge of any activities or proceedings of any labor union to organize any Enzon Employees. There are no actions, suits, claims, labor disputes or grievances pending, or, to the knowledge of Enzon, threatened or reasonably anticipated relating to any labor, employment, health and safety, workplace safety and insurance, human rights, pay equity, employment equity or discrimination matters involving any Enzon Employee which, if adversely determined, would, individually or in the aggregate, result in any material liability to Enzon, NPS, Holdco or either of the Surviving Corporations. Neither Enzon nor any of its Subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act or under comparable Legal Requirements, except as would not result in material harm to Enzon. Neither Enzon nor any of its ERISA Affiliates is presently, or has been in the past, a party to, or bound by, any collective bargaining agreement, works council agreement or union contract with respect to Enzon Employees and no collective bargaining agreement is being negotiated with respect to Enzon Employees. Neither Enzon nor any of its Subsidiaries have incurred any material liability or material obligation under the WARN Act or any similar Legal Requirement that remains unsatisfied.

         (l) Neither Enzon nor any of its ERISA Affiliates has, or has ever had, the obligation to maintain, establish, sponsor, participate in, or contribute to any International Benefit Plan.

         2.15 Environmental Matters.

         (a) As of the Closing Date, except in compliance with Environmental Laws and in a manner that could not reasonably be expected to subject Enzon or any of its Subsidiaries to liability, to the knowledge of Enzon and its Subsidiaries after reasonable inquiry, no Hazardous Materials are present on any Enzon Business Facility currently owned, operated, occupied, controlled or leased by Enzon or any of its Subsidiaries or were present on any other Enzon Business Facility at the time it ceased to be owned, operated, occupied, controlled or leased by Enzon or any of its Subsidiaries. To the knowledge of Enzon, there are no underground storage tanks, asbestos which is friable or likely to become friable or PCBs present on any Enzon Business Facility currently owned, operated, occupied, controlled or leased by Enzon or any of its Subsidiaries.

         (b) Enzon and its Subsidiaries have conducted all Hazardous Material Activities relating to their business in compliance in all material respects with all applicable Environmental Laws. The Hazardous Materials Activities of Enzon and its Subsidiaries prior to the Closing Date have not resulted in the exposure of any person to a Hazardous Material in a manner which has caused or could reasonably be expected to cause an adverse health effect to any such person.

         (c) Enzon and its Subsidiaries currently hold all Environmental Permits necessary for the continued conduct of any of their Hazardous Material Activities as such activities are currently being conducted. All such Environmental Permits are valid and in full force and effect. Enzon and its Subsidiaries have complied in all material respects with all covenants and conditions of any Environmental Permit which is or has been in force with respect to their Hazardous Materials Activities. No circumstances exist which could cause any Environmental Permit to be revoked, modified, or rendered non-renewable upon payment of the permit fee.

         (d) No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to the best of Enzon's knowledge, threatened, concerning or relating to any Environmental Permit, any Hazardous Material, or any Hazardous Material Activity of Enzon or any of its Subsidiaries.

         (e) Neither Enzon nor any of its Subsidiaries has knowledge of any fact or circumstance, which could result in any environmental liability which could reasonably be expected to have a Material Adverse Effect on Enzon.

         (f) Enzon and its Subsidiaries have delivered or made available to NPS and its agents, representatives and employees, all records in Enzon's and its Subsidiaries' possession, custody or control concerning their respective Hazardous Material Activities and all environmental audits and environmental assessments of any Enzon Business Facility. Enzon has complied with all environmental disclosure obligations imposed by applicable Legal Requirements with respect to the transactions contemplated hereby.

         2.16 Real Estate Matters; Title to Property.

         (a) Section 2.16(a)(i) of the Enzon Disclosure Letter contains a complete and accurate list of all real property currently leased, subleased or licensed by or from Enzon or any of its Subsidiaries or otherwise used or occupied by Enzon or any of its Subsidiaries for the operation of their businesses (collectively, the "Enzon Leased Real Property"). Section 2.16(a)(ii) of the Enzon Disclosure Letter contains a complete and accurate list of all real property owned by Enzon or any of its Subsidiaries (collectively, the "Enzon Owned Real Property").

         (b) Enzon has provided NPS a complete and accurate copy of all leases, lease guaranties, subleases, agreements for the leasing, use or occupancy of, or otherwise granting a right in or relating to the Enzon Leased Real Property, including all amendments, terminations and modifications thereof (collectively, the "Enzon Lease Agreements"), and there are no other Enzon Lease Agreements for real property affecting the Enzon Leased Real Property or to which Enzon or any of its Subsidiaries is bound, other than those set forth in Section 2.16(a)(i) of the Enzon Disclosure Letter. All of the Enzon Lease Agreements are valid and effective in accordance with their respective terms, and there is not, under any of such Enzon Lease Agreements, any existing default, no rentals are past due, or event of default (or event which with notice or lapse of time, or both, would constitute a default).

         (c) (i) There are no structural, electrical, mechanical, plumbing, roof, paving or other defects in any improvements located on the Enzon Owned Real Property or the Enzon Leased Real Property as could, either individually or in the aggregate, have a material adverse effect on the use, development, occupancy or operation thereof; (ii) to the knowledge of Enzon, there are no natural or artificial conditions upon any Enzon Owned Real Property or any other facts or conditions which could, in the aggregate, have a material adverse effect on the transferability, "financability," ownership, leasing, use, development, occupancy or operation of any such Enzon Owned Real Property; (iii) Neither Enzon nor any of its Subsidiaries has received any notice from any insurance company of any defects or inadequacies in any Enzon Owned Real Property or Enzon Leased Real Property or any part thereof which could materially and adversely affect the insurability of such Enzon Owned Real Property or Enzon Leased Real Property or the premiums for the insurance thereof, nor has any notice been given by any insurer of any such real property requesting the performance of any repairs, alterations or other work with which compliance has not been made; (iv) there currently exists water, sewer, gas, electrical, telephone and telecommunication lines and surface drainage systems serving the Enzon Owned Real Property which have been licensed, permitted, completed, installed and paid for and which are sufficient as licensed and permitted to service the operations of each such parcel of Enzon Owned Real Property when fully occupied and operational, and all such lines and systems serving each such parcel of Enzon Owned Real Property are located in the right-of-way of public roadways to the boundary of the land on which each such property is situated; (v) there are no pending, or, to the knowledge of Enzon, threatened assessments, improvements or activities of any public or quasi-public body either planned, in the process of construction or completed which may give rise to any assessment against any Enzon Owned Real Property; and (vii) neither the Enzon Leased Real Property nor Enzon Owned Real Property (including any improvements thereon) violate in any material respect any applicable Legal Requirements relating to such Enzon Leased Real Property and Enzon Owned Real Property, and any such non-violation is not dependent on so-called non-conforming use exceptions.

         (d) Enzon and each of its Subsidiaries has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens, except (i) as reflected in the Enzon Financials, (ii) Liens for Taxes not yet due and payable, and (iii) such imperfections of title and encumbrances, if any, which do not materially detract from the value or interfere with the present use or operation of the property subject thereto or affected thereby.

         (e) The equipment owned or leased by the Enzon or any of its Subsidiaries is (i) adequate for the conduct of the business of Enzon and its Subsidiaries as currently conducted and as currently contemplated to be conducted, and (ii) in good operating condition, regularly and properly maintained, subject to normal wear and tear.

         2.17 Contracts.

         (a) For all purposes of and under this Agreement, "Enzon Material Contract" shall mean:

                  (i) any "material contracts" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) with respect to Enzon and its Subsidiaries;

                  (ii) any Contract to which Enzon or any of its Subsidiaries is a party (A) containing any covenant: (1) limiting the right of Enzon or its Subsidiaries to engage in any material line of business, make use of any material Intellectual Property Rights or compete with any Person in any material line of business, (2) granting or receiving any licensing, research and/or development, manufacture, marketing, distribution or supply rights (whether with respect to Enzon Intellectual Property Rights, Enzon Licensed Intellectual Property Rights, or otherwise), or (3) otherwise having a material effect on the right of Enzon and its Subsidiaries to license, research and/or develop, manufacture, market, sell or distribute any material Intellectual Property Rights, products or services to any class of customers, in any geographic area, during any period of time or in any segment of the market, or to purchase or otherwise obtain any supplies of material raw materials or products, or (B) to the extent not otherwise covered in (A), constituting a material Enzon License Agreement;

                  (iii) any joint marketing or development Contract to which Enzon or any of its Subsidiaries is a party which may not be canceled without penalty upon notice of ninety (90) days or less;

                  (iv) any employment or consulting Contract with (A) any executive officer or other employee of Enzon earning an annual salary in excess of One Hundred Thousand Dollars ($100,000), other than those that are terminable by Enzon or any of its Subsidiaries on no more than thirty (30) days notice without liability or financial obligation on the part of Enzon, or (B) any member of the Enzon Board;

                  (v) any Contract to which Enzon or any of its Subsidiaries is a party or any plan of Enzon or any of its Subsidiaries, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

                  (vi) any indemnification or any guaranty Contract to which Enzon or any of its Subsidiaries is a party which is outside the ordinary course of Enzon's business;

                  (vii) any Contract relating to the disposition or acquisition by Enzon or any of its Subsidiaries after the date of this Agreement of a material amount of assets not in the ordinary course of business or pursuant to which Enzon or any of its Subsidiaries has any material ownership interest in any other Person or other business enterprise other than Enzon's Subsidiaries;

                  (viii) any Contract to provide source code to any third party for any product or technology that is material to Enzon and its Subsidiaries taken as a whole;

                  (ix) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other Contracts to which Enzon or any of its Subsidiaries is a party relating to the borrowing of money or extension of credit, other than accounts receivables and payables in the ordinary course of Enzon's business;

                  (x) any material settlement Contract entered into by Enzon or any of its Subsidiaries within three (3) years prior to the date of this Agreement; and

                  (xi) any Contract, or group of Contracts with a Person (or group of affiliated Persons), the termination or breach of which would be reasonably expected to have a material adverse effect on any material division or business unit or other material operating group of product or service offerings of Enzon or otherwise have a Material Adverse Effect on Enzon.

         (b) Section 2.17(b) of the Enzon Disclosure Letter contains a complete and accurate list of all Enzon Material Contracts to which it is a party or is bound by as of the date hereof which are described in Section 2.17(a)(i) through
Section 2.17(a)(xi) hereof, inclusive.

         (c) All Enzon Material Contracts are valid and in full force and effect except to the extent they have previously expired in accordance with their terms or if the failure to be in full force and effect, individually or in the aggregate, would not reasonably be expected to be material to Enzon. Neither Enzon nor any of its Subsidiaries has violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time or both would constitute a default under the provisions of, any Enzon Material Contract, except in each case for those violations and defaults which, individually or in the aggregate, would not reasonably be expected to be material to Enzon.

         2.18 Disclosure. None of the information supplied or to be supplied by or on behalf of Enzon for inclusion or incorporation by reference in the Registration Statement will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by or on behalf of Enzon for inclusion or incorporation by reference in the Proxy Statement/Prospectus, will, at the time the Proxy Statement/Prospectus is mailed to the stockholders of Enzon or NPS, at the time of the NPS Stockholders' Meeting or Enzon Stockholders' Meeting or as of the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder. Notwithstanding the foregoing, no representation or warranty is made by Enzon with respect to statements made or incorporated by reference therein about NPS supplied by NPS for inclusion or incorporation by reference in the Registration Statement or the Proxy Statement/Prospectus.

         2.19 Board Approval. The Enzon Board, by resolutions duly adopted by unanimous vote at a meeting of all Directors duly called and held and not subsequently rescinded or modified in any way (the "Enzon Board Approval"), has
(i) determined that the Enzon Merger is consistent with and in furtherance of the long-term business interests of Enzon and fair to, and in the best interests of, Enzon and its stockholders, (ii) declared this Agreement to be advisable,
(iii) approved this Agreement, the Enzon Merger and the other transactions contemplated by this Agreement, (iv) approved the Enzon Voting Agreements and the transactions contemplated thereby, and (v) determined to recommend to the stockholders of Enzon that such stockholders adopt this Agreement at the Enzon Stockholders' Meeting.

         2.20 Fairness Opinion. The Enzon Board has received a written opinion from SG Cowen, dated as of February 19, 2003, to the effect that, as of such date, the Enzon Exchange Ratio is fair, from a financial point of view, to Enzon stockholders and has delivered to NPS a copy of such opinion.

         2.21 Rights Plan. Enzon has taken all action so that (i) neither NPS nor Holdco shall be an "Acquiring Person" within the meaning of the Enzon Rights Agreement and (ii) the entering into of this Agreement and the transactions contemplated hereby, including the Enzon Merger, the NPS Merger and the Enzon Voting Agreements, will not result in the grant of any rights to any Person under the Enzon Rights Agreement or enable or require the Enzon Rights to be exercised, distributed or triggered.

         2.22 Takeover Statutes. The approval of this Agreement, the Enzon Voting Agreements and the transactions contemplated hereby and thereby, including the Mergers, by the Enzon Board of Directors referred to in Section
2.19 constitutes approval of this Agreement and the Enzon Voting Agreements and the transactions contemplated hereby and thereby, including the Mergers, for the purposes of Section 203 of the DGCL and any other similar Legal Requirement and represents the only action necessary to ensure that Section 203 of the DGCL does not and will not apply to the execution, delivery or performance of this Agreement or the Enzon Voting Agreements or the consummation of the Mergers and the other transactions contemplated hereby and thereby.

                                   ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF NPS

         NPS represents and warrants to Enzon as follows, subject to the exceptions specifically disclosed in writing in a disclosure letter (the "NPS Disclosure Letter") delivered by NPS to Enzon, dated as of the date hereof and certified by each of the Chief Executive Officer and the Corporate Controller and Director of Financial Reporting of NPS, which certifications shall provide that each such person has reviewed the NPS Disclosure Letter and that the NPS Disclosure Letter is true and correct in all respects:

         3.1 Organization; Standing and Power; Charter Documents; Subsidiaries.

         (a) Organization; Standing and Power. NPS and each of its Subsidiaries is a corporation or other organization duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, has the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing would not reasonably be expected to have a Material Adverse Effect on NPS, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary other than in such jurisdictions where the failure to so qualify or to be good standing, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on NPS.

         (b) Charter Documents. NPS has delivered or made available to Enzon (i) a true and correct copy of the Certificate of Incorporation (including any Certificate of Designations) and Bylaws of NPS, each as amended to date (collectively, the "NPS Charter Documents") and (ii) the Subsidiary Charter Documents of each of its Subsidiaries, and each such instrument is in full force and effect. NPS is not in violation of any of the provisions of the NPS Charter Documents and each Subsidiary is not in violation of its respective Subsidiary Charter Documents, except in the case of a Subsidiary, as would not reasonably be expected to have a Material Adverse Effect on NPS.

         (c) Subsidiaries. Section 3.1(c) of the NPS Disclosure Letter contains a complete and accurate list of all of NPS's Subsidiaries as of the date hereof, together with a complete and accurate list of each partnership, joint venture or other business entity in which NPS holds an interest, whether voting, equity or otherwise, indicating the name, jurisdiction of organization and NPS's interest in each such entity. Neither NPS nor any of its Subsidiaries owns any equity or other interest in any corporation, partnership, joint venture or other business entity which is not set forth in Section 3.1(c) of the NPS Disclosure Letter. All the outstanding shares of capital stock of, or other equity interests in, each such Subsidiary have been validly issued and are fully paid and nonassessable and, except for three hundred twenty three thousand two hundred twenty (323,220) Exchangeable Shares, are owned directly or indirectly by NPS, free and clear of all Liens, including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests, except for restrictions imposed by applicable securities laws.

         3.2 Capital Structure.

         (a) Capital Stock. The authorized capital stock of NPS consists of: (i) forty five million (45,000,000) shares of NPS Common Stock, par value $0.001 per share and (ii) five million (5,000,000) shares of preferred stock, par value $0.001 per share the "NPS Preferred Stock"), (i) of which one (1) share has been designated as Special Voting Share and is outstanding, and (ii) of which three hundred fifty thousand (350,000) shares have been designated as Series A Junior Participating Preferred Stock, all of which will be reserved for issuance upon exercise of preferred stock purchase rights (the "NPS Rights") issuable pursuant to the Rights Agreement dated as of December 4, 1996, between NPS and Computershare (formerly American Securities Transfer and Trust, Inc.), as rights agent, as amended (the "NPS Rights Agreement"). At the close of business of February 13, 2003: (i) thirty eight million eight hundred thirteen thousand one hundred eighty one (38,813,181) shares of NPS Common Stock were issued and outstanding, which includes three hundred twenty three thousand two hundred twenty (323,220) Exchangeable Shares which are exchangeable into shares of NPS Common Stock on a one-for-one basis, (ii) one (1) Special Voting Share was issued and outstanding. All of the outstanding shares of capital stock of NPS are, and all shares of capital stock of NPS which may be issued as contemplated or permitted by this Agreement will be, when issued, duly authorized and validly issued, fully paid and nonassessable and not subject to any preemptive rights. Upon consummation of the Mergers, (A) the shares of Holdco Common Stock issued in exchange for any shares of NPS Common Stock that are subject to a Contract pursuant to which NPS has the right to repurchase, redeem or otherwise reacquire any shares of NPS Common Stock will, without any further act of NPS, Enzon, Holdco, or any other Person, become subject to the restrictions, conditions and other provisions contained in such Contract and (B) Holdco will automatically succeed to and become entitled to exercise NPS's rights and remedies under any such Contract.

         (b) Stock Options. As of the close of business on February 13, 2003:
(i) three million ninety one thousand three hundred sixty nine (3,091,369) shares of NPS Common Stock are subject to issuance pursuant to outstanding NPS Options, (ii) no shares of NPS Common Stock are subject to issuance pursuant to outstanding options, rights or warrants to purchase NPS Common Stock issued other than pursuant to the NPS Option Plans, and (iii) thirty eight thousand seven hundred twenty five (38,725) shares of NPS Common Stock are reserved for future issuance under the NPS ESPP. All shares of NPS Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and nonassessable. There are no commitments or agreements of any character to which NPS is bound obligating NPS to accelerate the vesting of any NPS Option as a result of the Mergers (whether alone or upon the occurrence of any additional or subsequent events). There are no outstanding or authorized stock appreciation, phantom stock, profit participation or other similar rights with respect to NPS. Section 3.2(b) of the NPS Disclosure Letter contains a complete and accurate list of the following information with respect to each NPS Option outstanding as of February 13, 2003: (i) the name of the optionee in respect of each such NPS Option; (ii) the particular plan pursuant to which each such NPS Option was granted; (iii) the number of shares of NPS Common Stock subject to each such NPS Option; (iv) the exercise price of each such NPS Option; (v) the date on which each such NPS Option was granted; (vi) the extent to which each such NPS Option is vested and unvested as of a recent practicable date; (vii) the date on which each such NPS Option expires and
(viii) whether the exercisability of each such NPS Option will be accelerated in any way by the transactions contemplated by this Agreement, and indicates the extent of any such acceleration. Section 3.2(b) of the NPS Disclosure Letter also contains a complete and accurate description of the vesting schedule generally applicable to NPS Options, and shall specifically identify each NPS Option with a vesting schedule that is different than such generally applicable vesting schedule (including a description of each such different vesting schedule).

         (c) Voting Debt. No Voting Debt of NPS is issued or outstanding as of the date hereof.

         (d) Other Securities. Except as otherwise set forth in this Section 3.2 or Section 5.19, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which NPS or any of its Subsidiaries is a party or by which any of them is bound obligating NPS or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock, Voting Debt or other voting securities of NPS or any of its Subsidiaries, or obligating NPS or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual commitments of NPS or any of its Subsidiaries, which obligate NPS, or its Subsidiaries to make any investment (including in the form of a loan, capital contribution or otherwise) in any other Person. As of the date hereof, there are no outstanding obligations of NPS or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of NPS or any of its Subsidiaries, except as provided in this Agreement. All outstanding shares of NPS Common Stock, all outstanding NPS Options, and all outstanding shares of capital stock of each Subsidiary of NPS have been issued and granted in compliance in all material respects with (i) all applicable securities laws and all other applicable Legal Requirements and (ii) all requirements set forth in applicable NPS Material Contracts.

         (e) No Changes. Since January 1, 2003 through the date hereof, other than pursuant to the exercise of NPS Options outstanding as of such date issued pursuant to the NPS Option Plans, or pursuant to repurchases from Employees following their termination pursuant to the terms of their pre-existing stock option or purchase agreements, there has been no change in (i) the outstanding capital stock of NPS, (ii) the number of NPS Options outstanding, or (iii) the number of other options, warrants or other rights to purchase NPS capital stock.

         3.3 Authority; Non-Contravention; Necessary Consents.

         (a) Authority. NPS has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by NPS have been duly authorized by all necessary corporate action (including approval by the boards of directors, which was unanimous as of the date hereof) on the part of NPS, and no other corporate proceedings on the part of NPS are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby by NPS, subject only to the adoption of this Agreement by NPS's stockholders, and the filing of the Certificates of Merger pursuant to the DGCL. The affirmative vote of the holders of a majority of the outstanding shares of NPS Common Stock to adopt this Agreement (the "Requisite NPS Stockholder Approval") is the only vote of the holders of any class or series of NPS capital stock necessary to adopt this Agreement and consummate the NPS Merger and the other transactions contemplated hereby. This Agreement has been duly executed and delivered by NPS and, assuming due execution and delivery by Enzon, constitutes the valid and binding obligation of NPS, enforceable against NPS in accordance with its terms.

         (b) Non-Contravention. The execution and delivery of this Agreement by NPS does not, and performance of this Agreement by NPS will not: (i) conflict with or violate the NPS Charter Documents, the certificate of incorporation or bylaws of Holdco or any other Subsidiary Charter Documents of any Subsidiary of NPS, (ii) subject to adoption of this Agreement by NPS's stockholders as contemplated in Section 5.2 hereof and compliance with the requirements set forth in Section 3.3(c) hereof, conflict with or violate any material Legal Requirement applicable to NPS or any of its Subsidiaries or by which NPS or any of its Subsidiaries or any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a material default) under, or impair NPS's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of NPS or any of its Subsidiaries pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, authorization, consent, approval, franchise or other instrument or obligation to which NPS or any Subsidiary of NPS is a party or by which NPS or any Subsidiary of NPS or any of their respective properties are bound or affected. Section 3.3(b) of the NPS Disclosure Letter contains a complete and accurate list of all consents, waivers and approvals required to be obtained in connection with the consummation of the transactions contemplated hereby.

         (c) Necessary Consents. No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Authority is required to be obtained or made by NPS in connection with the execution and delivery of this Agreement or the consummation of the NPS Merger and other transactions contemplated hereby, except for (i) the Necessary Consents and (ii) such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not be material to NPS, Enzon or Holdco or materially adversely affect the ability of the parties hereto to consummate the Mergers within the time frame in which the Mergers would otherwise be consummated in the absence of the need for such consent, approval, order, authorization, registration, declaration or filings.

         3.4 SEC Filings; Financial Statements.

         (a) SEC Filings. NPS has filed all required registration statements, prospectuses, reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated by reference) required to be filed by it with the SEC and Canadian Securities regulatory authorities since January 1, 2000. NPS has made available to Enzon all such registration statements, prospectuses, reports, schedules, forms, statements and other documents in the form filed with the SEC. All such required registration statements, prospectuses, reports, schedules, forms, statements and other documents (including those that NPS may file subsequent to the date hereof), as amended, are referred to herein as the "NPS SEC Reports." As of their respective dates, the NPS SEC Reports (i) were prepared in accordance and complied in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and the Sarbanes-Oxley Act and the rules and regulations of promulgated thereunder by the SEC applicable to such NPS SEC Reports and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent corrected prior to the date hereof by a subsequently filed NPS SEC Report. None of NPS's Subsidiaries is required to file any forms, reports or other documents with the SEC.

         (b) Financial Statements. Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the NPS SEC Reports (the "NPS Financials"), including each NPS SEC Report filed after the date hereof until the Closing: (i) complied as to form in all material respects with the published rules and regulations of the SEC, including the Sarbanes-Oxley Act, with respect thereto, (ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q, Form 8-K or any successor form under the Exchange Act), and (iii) fairly presented in all material respects the consolidated financial position of NPS and its consolidated Subsidiaries as at the respective dates thereof and the consolidated results of NPS's operations and cash flows for the periods indicated. The balance sheet of NPS contained in the NPS SEC Reports as of September 30, 2002 is hereinafter referred to as the "NPS Balance Sheet" and the date of the NPS Balance Sheet is hereinafter referred to as the "NPS Balance Sheet Date." Except as disclosed in the NPS Financials, since the NPS Balance Sheet Date and through the date hereof, neither NPS nor any of its Subsidiaries has any material liabilities required under GAAP to be set forth on a consolidated balance sheet (absolute, accrued, contingent or otherwise), except for liabilities incurred since the NPS Balance Sheet Date in the ordinary course of business and consistent with past practices which, individually or in the aggregate, are not material to NPS, and liabilities incurred pursuant to this Agreement.

         3.5 Absence of Certain Changes or Events.

         (a) Since the NPS Balance Sheet Date, there has not been any Effect that, individually or in the aggregate, constitutes a Material Adverse Effect on NPS.

         (b) Since the NPS Balance Sheet Date and through the date hereof, each of NPS and its Subsidiaries has conducted its respective business in all material respects only in the ordinary course of business and consistent with past practices, and there has not been: (i) except as otherwise specifically contemplated herein, any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of NPS's capital stock, or any purchase, redemption or other acquisition by NPS of any of NPS's capital stock or any other securities of NPS or any options, warrants, calls or rights to acquire any such shares or other securities except for repurchases from employees or other service providers following their termination pursuant to the terms of their pre-existing stock option, restricted stock or purchase agreements, (ii) any split, combination or reclassification of any of NPS's capital stock, (iii) any granting by NPS or any of its Subsidiaries of any increase in compensation or material fringe benefits to any of their officers, directors or managers or employees who earn base salary of more than One Hundred Thousand Dollars ($100,000) per year, or any payment by NPS or any of its Subsidiaries of any bonus to any of their officers, directors or managers or employees who earn base salary of more than One Hundred Thousand Dollars ($100,000) per year, or any granting, by NPS or any of its Subsidiaries, of any increase in severance or termination pay, or any entry by NPS or any of its Subsidiaries into, or modification or amendment of, any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving NPS of the nature contemplated hereby, in each case other than in connection with periodic compensation or performance reviews and consistent with past practices or for ordinary course severance and release agreements made in connection with the termination of employment, (iv) any change by NPS or any of its Subsidiaries in its accounting methods, principles or practices, except as required by concurrent changes in GAAP, (v) any communication from Nasdaq with respect to the delisting of NPS Common Stock, (vi) any revaluation by NPS or any of its Subsidiaries of any of its assets, including, without limitation, writing-off of notes or accounts receivable other than in the ordinary course of business and consistent with past practices, (vii) any material damage, destruction or loss, whether or not covered by insurance, to any material properties or assets of NPS or any of its Subsidiaries, (viii) any amendment of any material term of any outstanding security of NPS or any of its Subsidiaries, (ix) any making of any loan, advance or capital contribution to or investment by NPS in any Person, including without limitation any director, officer or other affiliate of NPS, other than (A) loans, advances or capital contributions to or investments in wholly-owned Subsidiaries or entities that became wholly owned Subsidiaries made in the ordinary course of business and consistent with past practices, (B) investments made in accordance with NPS's investment guidelines, a copy of which has been made available to Enzon, and in the ordinary course of business and consistent with past practices, and (C) travel and entertainment expense advances made in the ordinary course of business and consistent with past practices, or (x) any agreement, whether in writing or otherwise, to take any action described in this Section by NPS or any of its Subsidiaries.

         3.6 Tax Matters.

         (a) NPS and each of its Subsidiaries have timely filed all Tax Returns relating to Taxes required to be filed by NPS and each of its Subsidiaries with any Tax authority, except such Tax Returns that are not material to NPS and such Tax Returns are true, correct and complete in all material respects. NPS and each of its Subsidiaries have paid all Taxes shown to be due on such Tax Returns.

         (b) NPS and each of its Subsidiaries as of the Effective Time will have withheld with respect to its employees all federal, state and provincial income taxes, Taxes pursuant to the Federal Insurance Contribution Act, the Federal Unemployment Tax Act, the Canada Pension Plans, the Employment Insurance Act (Canada) and other Taxes required to be withheld, except such Taxes which are not material to NPS.

         (c) Neither NPS nor any of its Subsidiaries has been delinquent in the payment of any material Tax nor is there any material Tax deficiency outstanding, proposed or assessed against NPS or any of its Subsidiaries, nor has NPS or any of its Subsidiaries executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

         (d) NPS and its Subsidiaries have not taken any position on any Tax Return or filing which is or would be subject to penalties under Section 6662 of the Code.

         (e) No audit or other examination of any Tax Return of NPS or any of its Subsidiaries by any Tax authority is presently in progress, nor has NPS or any of its Subsidiaries been notified of any request for such an audit or other examination.

         (f) No adjustment or deficiency relating to any Tax Returns filed by NPS or any of its Subsidiaries has been proposed in writing formally or informally by any Tax authority to NPS or any of its Subsidiaries or any representative thereof.

         (g) Neither NPS nor any of its Subsidiaries has any liability for any material unpaid Taxes which has not been accrued for, or reserved on, the NPS Balance Sheet in accordance with GAAP, which is material to NPS, other than any liability for unpaid Taxes that may have accrued since the date of the NPS Balance Sheet in connection with the operation of the business of NPS and its subsidiaries in the ordinary course.

         (h) No claim has ever been made in writing by an authority in a jurisdiction where NPS and any of its Subsidiaries do not file Tax Returns that NPS and its Subsidiaries is or may be subject to taxation by that jurisdiction.

         (i) There are no Liens for Taxes upon the assets of NPS and its Subsidiaries except for Taxes that are not yet payable.

         (j) There is no contract, agreement, plan or arrangement to which NPS or any of its Subsidiaries is a party as of the date of this Agreement, including but not limited to the provisions of this Agreement, covering any employee or former employee of NPS or any of its Subsidiaries that, individually or collectively, would reasonably be expected to give rise to the payment of any amount as a result of the Merger that would not be deductible pursuant to Sections 404 or 162(m) of the Code.

         (k) Neither NPS nor any of its Subsidiaries has filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by NPS or any of its Subsidiaries.

         (l) Neither NPS nor any of its Subsidiaries is party to or has any obligation under any tax-sharing, tax indemnity or tax allocation agreement or arrangement and neither NPS nor any of its Subsidiaries has been a member of any affiliated group of corporations within the meaning of Section 1504 of the Code other than the group of which NPS is currently the common parent. NPS and its Subsidiaries have not participated in, or cooperated with, and international boycott within the meaning of Section 999 of the Code.

         (m) None of NPS's or its subsidiaries' assets are tax exempt use property within the meaning of Section 168(h) of the Code.

         (n) Neither NPS nor any of its Subsidiaries was a "distributing corporation" or a "controlling corporation" in a distribution of stock intended to qualify under Section 355 of the Code and that occurred within two (2) years before the date of this Agreement or as part of a plan or series of transactions that includes the Merger.

         (o) All transactions between each NPS Canadian Subsidiary and NPS or any other Subsidiary of NPS not resident in Canada (for purposes of the Canadian Tax Act) have complied with the arm's length standards set out in Sections 69 and 247 of the Canadian Tax Act and Canada Customs and Revenue Agency Information Circular 87-2R and are not liable to a transfer pricing adjustment under Sections 69 and 247 of the Canadian Tax Act. Each NPS Canadian Subsidiary has withheld and duly and timely remitted to the appropriate Governmental Authority all Taxes required by the Canadian Tax Act to be withheld from amounts paid or credited by it to any non-resident of Canada (for purposes of the Canadian Tax Act).

         (p) The NPS Canadian Subsidiaries will not at any time be deemed to have capital gain pursuant to subsection 80.03(2) of the Canadian Tax Act as a result of any transaction or event taking place in any taxation year ending on or before the Effective Time. The NPS Canadian Subsidiaries have not entered into an agreement contemplated by Section 80.04 of the Canada Tax Act.

         (q) Each NPS Canadian Subsidiary is a registrant for purposes of the Excise Tax Act (Canada). All input tax credits claimed by each NPS Canadian Subsidiary pursuant to the Excise Tax Act (Canada) have been proper, correctly calculated and documented. Each NPS Canadian Subsidiary has collected, paid and remitted when due all federal, provincial and foreign, sales and use Taxes, including goods and services tax, collectible, payable or remittable prior to the Effective Time.

         3.7 Intellectual Property Matters.

         (a) Section 3.7(a) of the NPS Disclosure Letter contains a complete and accurate list, as of the date hereof, of all material NPS Registered Intellectual Property. NPS or one of its Subsidiaries is listed in the records of the appropriate United States, state or foreign agency as the owner for each item of NPS Registered Intellectual Property, free and clear of all Liens.

         (b) Each material NPS License Agreement is in full force and effect. None of the material NPS License Agreements grants any third party exclusive rights to or under any NPS Intellectual Property Rights or the right to sublicense any NPS Intellectual Property Rights. To its knowledge, NPS and its Subsidiaries are in material compliance with, and have not materially breached any term of any of such NPS License Agreements and, to the knowledge of NPS, all other parties to such NPS License Agreements are in compliance in all material respects with, and have not materially breached any term of, such NPS License Agreements.

         (c) To the knowledge of NPS, (i) the operation of the business of NPS or any of its Subsidiaries as such businesses are currently conducted as of the date hereof, including the design, development, marketing and sale of the products or services of NPS or its Subsidiaries, does not infringe or misappropriate in any material respect the Intellectual Property Rights of any third party or constitute unfair competition or unfair trade practices under the laws of any jurisdiction, and (ii) NPS and its Subsidiaries own or possess sufficient rights to all Intellectual Property Rights used in or necessary for the operation of their business as currently conducted on the date hereof and as will be conducted immediately after the NPS Merger.

         (d) Neither NPS nor any of its Subsidiaries has received any written notice from any third party as of the date hereof, and, to the knowledge of NPS, there is no other assertion or pending overt threat from any third party, that the operation of the business of NPS or any of its Subsidiaries or any act, product or service of NPS or any of its Subsidiaries, infringes or misappropriates the Intellectual Property Rights of any third party or constitutes unfair competition or unfair trade practices under the laws of any jurisdiction.

         (e) To the knowledge of NPS, as of the date hereof, no person is infringing or misappropriating any material NPS Intellectual Property Rights or NPS Licensed Intellectual Property Rights in any material respect. Neither NPS nor any of its Subsidiaries has brought any such claims, suits, arbitrations or other adversarial proceedings against any third party that remain unresolved.

         (f) All necessary registration, maintenance and renewal fees currently due in connection with any material NPS Registered Intellectual Property have been made and all necessary documents, recordations and certificates in connection with such material NPS Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such material NPS Registered Intellectual Property, except where the failure to do so would not be reasonably likely to have a material impact on NPS or where NPS has made a reasonable business judgment not to include such material Intellectual Property Rights in the NPS Registered Intellectual Property. To the knowledge of NPS, all NPS Registered Intellectual Property, or NPS Licensed Intellectual Property Rights exclusively licensed by NPS or its Subsidiaries, are valid and enforceable, and no challenges with respect thereto have been raised by any third party or Government Authority.

         (g) To the extent that any material Software has been developed or created by a third party (including any current or former employee of NPS or any of its Subsidiaries) for NPS or any of its Subsidiaries, NPS or one of its Subsidiaries, as the case may be, has a written agreement with such third party with respect thereto, and NPS or one of its Subsidiaries thereby either (i) has obtained ownership of and is the exclusive owner of with respect to such third party's Intellectual Property Rights in such work, material or invention, or
(ii) has obtained a license sufficient for the conduct of its business as currently conducted with respect to such third party's Intellectual Property Rights in such work, material or invention by operation of law or by valid assignment.

         (h) NPS and its Subsidiaries have taken reasonable steps to protect their respective material Trade Secrets and any Trade Secrets of third parties provided to NPS or any of its Subsidiaries. Without limiting the foregoing, NPS and each of its Subsidiaries maintain a policy requiring all employees, contractors and other parties having access to such Trade Secrets to execute a proprietary information/confidentiality agreement, in substantially the form made available to Enzon, with NPS or one of its Subsidiaries, as the case may be. Except under confidentiality obligations, there has been no disclosure by NPS or any of its Subsidiaries of any such Trade Secrets, and no party to any such agreement is in breach thereof.

         (i) The consummation of the Mergers will neither violate nor result in the breach, modification, cancellation, termination, or suspension of any NPS License Agreement in accordance with its terms.

         (j) With respect to all personal information gathered or accessed in the course of the operations of NPS or any of its Subsidiaries, NPS and its Subsidiaries have taken reasonable steps (including, without limitation, implementing and monitoring compliance with adequate measures with respect to technical and physical security) to ensure that the information is protected against loss and against unauthorized access, use, modification, disclosure or other misuse in accordance with NPS's published privacy policies as then in effect. To the knowledge of NPS, there has been no unauthorized access to or other misuse of that information. No claims have been asserted or threatened against NPS or any of its Subsidiaries by any person alleging a violation of such person's privacy, personal or confidentiality rights.

         (k) The NPS Merger will not result in: (i) Holdco or the Surviving Corporation of the Enzon Merger becoming bound by any non-compete or other restriction on the operation of any business of Holdco or the Surviving Corporation of the Enzon Merger, (ii) the Surviving Corporation of the Enzon Merger granting any rights or licenses to any of its Intellectual Property Rights to any third party (including a covenant not to sue with respect to any of its Intellectual Property Rights), (iii) the termination or breach of any Contract to which NPS is a party, or (iv) the obligation under any Contract to pay any royalties or other amounts to any third party in excess of those amounts otherwise owed by Enzon or its Subsidiaries immediately prior to the NPS Merger.

         3.8 Legal Compliance; Permits.

         (a) Neither NPS nor any of its Subsidiaries is, in any material respect, in conflict with, or in default or in violation (i) any Legal Requirement applicable to NPS or any of its Subsidiaries or by which NPS or any of its Subsidiaries or any of their respective businesses or properties is, or NPS believes is reasonably likely to be, bound or affected, (ii) any note, bond, mortgage, indenture, Contract, agreement, lease, license, permit, franchise or other instrument or obligation to which NPS or any of its Subsidiaries is a party or by which NPS or any of its Subsidiaries or its or any of their respective properties is bound or affected. As of the date hereof, no investigation or review by any Governmental Authority is pending or has been threatened in a writing delivered to NPS or any of its Subsidiaries, against NPS or any of its Subsidiaries. There is no judgment, injunction, order or decree binding upon NPS or any of its Subsidiaries which has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of NPS or any of its Subsidiaries, any acquisition of property by NPS or any of its Subsidiaries or the conduct of business by NPS and its Subsidiaries as currently conducted.

         (b) NPS and its Subsidiaries hold, to the extent legally required, all material Permits that are required for the operation of the business of NPS and its Subsidiaries as currently conducted (collectively, the "NPS Permits"), except where the failure to hold any such Permits would not materially adversely affect the ability of any party hereto to consummate the transactions contemplated by this Agreement. As of the date hereof, no suspension or cancellation of any of the NPS Permits is pending or, to the knowledge of NPS, threatened. NPS and its Subsidiaries are in compliance in all material respects with the terms of the NPS Permits.

         3.9 Regulatory Compliance.

         (a) NPS and its Subsidiaries, and to NPS's knowledge, NPS's agents are in material compliance with all Legal Requirements applicable to the evaluation, testing, manufacturing, distribution and marketing of each of the products of NPS or any of its Subsidiaries, in whatever stage of development or commercialization, to the extent that the same are applicable to the business of NPS or any of its Subsidiaries as it is currently conducted and proposed to be conducted, including but not limited to those relating to investigational use, premarket approval, current "Good Manufacturing Practices," current "Good Laboratory Practices," current "Good Clinical Practices," labeling, advertising, record keeping, reporting of adverse events, filing of reports and security.

         (b) Section 3.9(b) of NPS Disclosure Letter contains a complete and accurate list of the products that are being developed, tested, manufactured, marketed, distributed, sold or licensed in or out by NPS or any of its Subsidiaries.

         (c) Section 3.9(c) of NPS Disclosure Letter contains a complete and accurate list of each of NPS's and its Subsidiaries' pending and approved NDAs, BLAs, INDs and similar state and foreign regulatory filings as of the date of this Agreement. True and complete copies of such NDAs, BLAs, INDs and similar regulatory filings, including all supplements, amendments, and annual reports, have heretofore been made available to Enzon. True and complete copies of all material correspondence from the FDA and other similar Governmental Authorities, and NPS's and its Subsidiaries' responses have heretofore been made available to Enzon.

         (d) Section 3.9(d) of NPS Disclosure Letter contains a complete and accurate list of (i) Form 483s with issues currently outstanding, (ii) Notices of Adverse Findings and Warning Letters or other correspondence from the FDA and other Governmental Authorities since February 1, 2000 in which the FDA or any such other Governmental Authority asserted that the operations or facilities of NPS or any of its Subsidiaries may not be in compliance with applicable Legal Requirements, in each case received by NPS or any of its Subsidiaries from the FDA or any such other Governmental Authority and the response of NPS and/or its Subsidiaries to the FDA and/or any such other Governmental Authority to such notices from the FDA and/or any such other Governmental Authority. True and complete copies of such Form 483s (together with written summaries thereof including a list of currently outstanding issues and corrective action commitments), Notices of Adverse Findings, Warning Letters and other correspondence and NPS's and/or its Subsidiaries' responses have heretofore been made available to Enzon. Except as described in such Form 483's, all operations of NPS and its Subsidiaries have been and are being conducted in substantial compliance with all requirements as set forth in Section 3.9(a) hereof.

         (e) NPS has provided Enzon access to all Adverse Reaction Reports filed by NPS or any of its Subsidiaries in all Annual Reports with all Governmental Authorities with respect to its Phase II and Phase III studies.

         (f) Neither NPS nor any of its Subsidiaries, and to NPS's knowledge any officer, employee or agent of NPS or any of its Subsidiaries has made an untrue statement of a material fact or fraudulent statement to the FDA or any other Governmental Authority, failed to disclose a material fact required to be disclosed to the FDA or any other Governmental Authority, or committed an act, made a statement, or failed to make a statement that, at the time such disclosure was made, could reasonably be expected to provide a basis for the FDA or any other Governmental Authority to invoke its policy respecting Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities, set forth in 56 Fed. Reg. 46191 (September 10, 1991) or any similar policy. Neither NPS nor any of its Subsidiaries, and to NPS's knowledge any officer, employee or agent of NPS or any of its Subsidiaries, has been convicted of any crime or engaged in any conduct for which debarment is mandated by 21 U.S.C. ss. 335a(a) or any similar Legal Requirement for which debarment is authorized by 21 U.S.C. ss. 335a(b) or any similar Legal Requirement.

         (g) Neither NPS nor any of its Subsidiaries has, since February 1, 2000, received any written notice that the FDA or any other Governmental Authority has commenced, or threatened in writing to initiate, any action to withdraw its approval or request the recall of any product of NPS or any of its Subsidiaries, or commenced, or overtly threatened to initiate, any action to enjoin production at any facility of NPS or any of its Subsidiaries. Neither NPS nor any of its Subsidiaries has received any written notice from the FDA, any other Governmental Authority, or any professional or consumer organization asserting that any product developed, tested, manufactured, marketed, distributed, sold, or licensed to NPS or any of its Subsidiaries, or any active ingredient used by NPS or any of its Subsidiaries in any product developed, tested, manufactured, marketed, distributed, sold or licensed to NPS or any of its Subsidiaries, is or may be defective or dangerous or fails to meet any applicable regulation promulgated by any Governmental Authority.

         (h) Neither NPS nor any of its Subsidiaries has received any written notice from the FDA or any other Governmental Authority indicating that: (A) a clinical hold will be placed on clinical studies currently being performed for any product being tested or developed by NPS or any of its Subsidiaries; (B) any clinical or pre-clinical data gathered by NPS or any of its Subsidiaries in support of an NDA or BLA, as the case may be, to the FDA will not be accepted by the FDA to support the relevant NDA or BLA, as the case may be; (C) the FDA will reject or fail to accept an NDA or BLA, as the case may be, for a product currently being developed or tested by NPS or any of its Subsidiaries; or (D) the clinical studies designed to support an NDA or BLA, as the case may be, to the FDA for any product currently being developed or tested by NPS or any of its Subsidiaries are inadequate or poorly-designed to support the NDA or BLA, as the case may be. Neither NPS nor any of its Subsidiaries are aware of any circumstances that would cause the FDA or any other Governmental Authority to provide any such written notice.

         (i) NPS and its Subsidiaries are, and have at all times been, in substantial compliance with the Medicare Anti-Kickback Statute, 42 U.S.C. ss. 1320a-7b(b), and implementing regulations codified at 42 C.F.R. ss. 1001 and with all similar Legal Requirements.

         (j) To NPS's knowledge, there are no facts or circumstances concerning suppliers of active ingredients, bulk product, or finished product to NPS or any of its Subsidiaries that would reasonably be expected to have a Material Adverse Effect on NPS.

         3.10 Studies. The clinical, pre-clinical, safety and other studies and tests conducted by or on behalf of or sponsored by NPS or any of its Subsidiaries were and, if still pending, are being conducted in material compliance with standard medical and scientific research procedures. Neither NPS nor any of its Subsidiaries has received any notices or other correspondence from the FDA or any other Governmental Authority requiring the termination, suspension or modification of any clinical, pre-clinical, safety or other studies or tests.

         3.11 Litigation. As of the date hereof, there are no claims, suits, actions, arbitrations, proceedings or investigations pending or, to the knowledge of NPS, overtly threatened against NPS or any of its Subsidiaries, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that seeks to restrain or enjoin the consummation of the transactions contemplated hereby or which would reasonably be expected, either singularly or in the aggregate with all such claims, actions or proceedings, to be material to NPS.

         3.12 Brokers' and Finders' Fees. Except for fees payable to Morgan Stanley & Co. Incorporated ("Morgan Stanley") pursuant to an engagement letter dated February 12, 2003, a copy of which has been provided to Enzon, NPS has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby. No such engagement letter obligates NPS (or will obligate Holdco or either of the Surviving Corporations) to continue to use the services of Morgan Stanley following the Mergers or pay the fees or expenses of Morgan Stanley in connection with any transactions other than the Mergers following the consummation of the Mergers.

         3.13 Transactions with Affiliates. Since the date of the NPS's last proxy statement filed with the SEC, no event has occurred as of the date hereof that would be required to be reported by NPS pursuant to Item 404 of Regulation S-K promulgated by the SEC (except for amounts due as normal salaries and bonuses and in reimbursements of ordinary expenses). Section 3.13 of the NPS Disclosure Letter identifies each Person who is an "affiliate" (as that term is used in Rule 145 promulgated under the Securities Act) of NPS as of the date hereof.

         3.14 Employee Matters.

         (a) Section 3.14(a) of the NPS Disclosure Letter contains an complete and accurate list of each NPS Benefit Plan and each NPS Employee Agreement. Neither NPS nor any of its ERISA Affiliates has any plan or commitment to establish any new NPS Benefit Plan or NPS Employee Agreement, to modify any NPS Benefit Plan or NPS Employee Agreement (except to the extent required by applicable Legal Requirements or to conform any such NPS Benefit Plan or NPS Employee Agreement to the requirements of any applicable Legal Requirements or as otherwise specifically contemplated herein, in each case as previously disclosed to Enzon in writing, or as required by this Agreement), or to adopt or enter into any NPS Benefit Plan or NPS Employee Agreement.

         (b) NPS has provided or made available to Enzon complete and accurate copies of the following: (i) all documents, contracts and agreements embodying each NPS Benefit Plan and each NPS Employee Agreement, including, without limitation, all amendments thereto and all related trust documents, administrative service agreements, group annuity contracts, group insurance contracts, and policies pertaining to fiduciary liability insurance covering the fiduciaries for each plan; (ii) the three (3) most recent financial statements, accounting statements, accounting reports, annual reports (including Form Series 5500 and all schedules and financial statements attached thereto), annual returns, investment reports, actuarial reports, periodic accounting and cost certificates, if then existing, in connection with each NPS Benefit Plan; (iii) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA or any comparable Legal Requirements with respect to each NPS Benefit Plan; (iv) all IRS or other Governmental Authority determination, opinion, notification and advisory letters, and all applications and correspondence to or from the IRS, the DOL or other Governmental Authority with respect to any such application or letter;
(iv) all communications material to any NPS Employee or NPS Employees relating to any NPS Benefit Plan and any proposed NPS Benefit Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to NPS or any of its Subsidiaries; (v) all material correspondence to or from any Governmental Authority relating to any NPS Benefit Plan; (vi) all COBRA forms and related notices (or such forms and notices as required under comparable Legal Requirements); (vii) all correspondence to or from any governmental agency relating to any NPS Benefit Plan; or (viii) the three (3) most recent plan years discrimination tests for each NPS Benefit Plan; and (ix) all prospectuses prepared in connection with each NPS Benefit Plan.

         (c) NPS and its ERISA Affiliates have performed in all material respects all obligations required to be performed by them under, are not in default or violation of, and have no knowledge of any default or violation by any other party to each NPS Benefit Plan, and each NPS Benefit Plan has been established, maintained and administered in all material respects in accordance with its terms and in compliance with all applicable Legal Requirements, including, without limitation, ERISA, the Code and applicable Canadian Legislation. Any NPS Benefit Plan intended to be qualified under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code
(i) has either applied for, prior to the expiration of the requisite period under applicable Treasury Regulations or IRS pronouncements, or obtained a favorable determination, notification, advisory and/or opinion letter, as applicable, as to its qualified status from the IRS or still has a remaining period of time under applicable Treasury Regulations or IRS pronouncements in which to apply for such letter and to make any amendments necessary to obtain a favorable determination, and (ii) incorporates or has been amended to incorporate all provisions required to comply with the Tax Reform Act of 1986 and subsequent legislation. For each NPS Benefit Plan that is intended to be qualified under Section 401(a) of the Code there has been no event, condition or circumstance that has adversely affected or is likely to adversely affect such qualified status. No "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any NPS Benefit Plan. There are no actions, suits or claims pending, or, to the knowledge of NPS, threatened or reasonably anticipated (other than routine claims for benefits) in respect of any NPS Benefit Plan or the assets of any NPS Benefit Plan. Each NPS Benefit Plan (other than stock option plans) can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to NPS, Enzon, Holdco or any of their respective ERISA Affiliates (other than ordinary administration expenses). There are no audits, inquiries or proceedings pending or, to the knowledge of NPS or any of its ERISA Affiliates, threatened by the IRS, the DOL, or any other Governmental Authority with respect to any NPS Benefit Plan. Neither NPS nor any of its ERISA Affiliates is subject to any material penalty, tax, interest or fees with respect to any NPS Benefit Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code or other applicable Legal Requirement. NPS and each of its ERISA Affiliates have timely made all contributions and other payments, including premiums, required by and due under the terms of each NPS Benefit Plan.

         (d) Neither NPS nor any of its ERISA Affiliates has ever maintained, established, sponsored, participated in, or contributed to, any (i) Pension Plan that is subject to Title IV of ERISA or Section 412 of the Code, (ii) Multiemployer Plan, (iii) "multiple employer plan" as defined in ERISA or the Code, or a multiemployer plan under comparable Legal Requirements, (iv) a "funded welfare plan" within the meaning of Section 419 of the Code, or (v) any pension plan that is subject to Canadian pension legislation other than the Canada Pension Plans No NPS Benefit Plan provides health benefits that are not fully insured through an insurance contract.

         (e) No NPS Benefit Plan provides, or reflects or represents any liability to provide post-termination or retiree welfare benefits to any person for any reason, except as may be required by COBRA or other applicable Legal Requirements, and neither NPS nor any of its ERISA Affiliates has ever represented, promised or contracted (whether in oral or written form) to any NPS Employee (either individually or to NPS Employees as a group) or any other person that such NPS Employee(s) or other person would be provided with post-termination or retiree welfare benefits, except to the extent required by any Legal Requirements.

         (f) Neither NPS nor any of its ERISA Affiliates has violated in any material respect any of the health care continuation requirements of COBRA, the requirements of FMLA, the requirements of the Health Insurance Portability and Accountability Act of 1996, the requirements of the Women's Health and Cancer Rights Act of 1998, the requirements of the Newborns' and Mothers' Health Protection Act of 1996, or any amendment to each such act, or any similar provisions of state law applicable to its NPS Employees.

         (g) Neither NPS nor any of its ERISA Affiliates is obligated to provide any NPS Employee with any compensation or benefits pursuant to an agreement (e.g., an acquisition agreement) with a former employer of such NPS Employee.

         (h) Neither NPS nor any of its ERISA Affiliates has violated Section 306 or 402 of the Sarbanes-Oxley Act of 2002 and the execution of this Agreement and the consummation of the transactions contemplated hereby will not, to the knowledge of NPS, cause such a violation.

         (i) The execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any NPS Benefit Plan, NPS Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any NPS Employee. No payment or benefit which will or may be made by NPS or its ERISA Affiliates with respect to any NPS Employee or any other "disqualified individual" (as defined in Code Section 280G and the regulations thereunder) is, individually or collectively, reasonably likely to be characterized as a "parachute payment," within the meaning of Section 280G(b)(2) of the Code. There is no contract, agreement, plan or arrangement to which NPS or any of its ERISA Affiliates is a party or by which it is bound to compensate any NPS Employee for excise taxes paid pursuant to Section 4999 of the Code.

         (j) NPS (i) is in compliance in all material respects with all applicable Legal Requirements relating to employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to NPS Employees, (ii) has withheld and reported, in all material respects, all amounts required by applicable Legal Requirements or by Contract to be withheld and reported with respect to wages, salaries and other payments to NPS Employees, (iii) is not liable, in any material respect, for any arrears of wages or any Taxes or any penalty for failure to comply with any of the foregoing, with respect to NPS Employees, and (iv) is not liable for any material payment to any Governmental Authority or any trust or other fund governed by or maintained by or on behalf of any Governmental Authority, with respect to unemployment compensation benefits, social security, employment insurance benefits, health premiums, the Canada Pension Plans or other benefits or obligations for NPS Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending, threatened or reasonably anticipated claims or actions against NPS or any of its ERISA Affiliates under any worker's compensation policy, workplace safety and insurance legislation or long-term disability policy. Neither NPS nor any of its ERISA Affiliates has direct or indirect liability with respect to any misclassification of any person as an independent contractor rather than as an employee, or with respect to any employee leased from another employer, except as would not result in material harm to Enzon. Each current NPS Employee who performs services in the United States is an "at-will" employee whose employment can be terminated by NPS or one of its ERISA Affiliates at any time, with or without cause.

         (k) No work stoppage, lock-out, labor strike or other labor disturbance against NPS or any of its ERISA Affiliates is pending, threatened or reasonably anticipated. NPS has no knowledge of any activities or proceedings of any labor union to organize any NPS Employees. There are no actions, suits, claims, labor disputes or grievances pending, or, to the knowledge of NPS, threatened or reasonably anticipated relating to any employment, labor, health and safety, workplace safety and insurance, human rights, pay equity, employment equity or discrimination matters involving any NPS Employee which, if adversely determined, would, individually or in the aggregate, result in any material liability to NPS or any of its Subsidiaries, Enzon, Holdco or either of the Surviving Corporations. Neither NPS nor any of its Subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act or under comparable Legal Requirements, except as would not result in material harm to NPS. Neither NPS nor any of its ERISA Affiliates is presently, or has been in the past, a party to, or bound by, any collective bargaining agreement, works council agreement or union contract with respect to NPS Employees and no collective bargaining agreement is being negotiated with respect to NPS Employees. Neither NPS nor any of its Subsidiaries have incurred any material liability or material obligation under the WARN Act or any similar Legal Requirements that remains unsatisfied.

         (l) In respect of NPS's International Benefit Plans:

                  (i) there are no unfunded liabilities that, as of the Effective Time, will not be offset by insurance or fully accrued;

                  (ii) except as required by applicable Legal Requirements, no condition exists that would prevent NPS or Holdco from terminating or amending any such plan at any time for any reason without liability to NPS, Enzon, Holdco or any of their respective ERISA Affiliates (other than ordinary administration expenses or routine claims for benefits);

                  (iii) each plan which has or purports to have Tax-favored treatment satisfies in all material respects the conditions for Tax-favored treatment under applicable Legal Requirements and each plan which purports to qualify as a particular type of plan for Tax purposes meets in all material respects the requirements for such qualification;

                  (iv) there has not been in any material respect any withdrawal of, application for, or payment of any surplus or other funds out of any such plan except in accordance with the terms of such plan and applicable Legal Requirements; and

                  (v) to the knowledge of NPS, no event has occurred within the past two (2) years respecting any such plan which is registered under applicable Legal Requirements which would result in the revocation of that registration.

         3.15 Environmental Matters.

         (a) As of the Closing Date, except in compliance with Environmental Laws and in a manner that could not reasonably be expected to subject NPS or any of its Subsidiaries to liability, to the knowledge of NPS and its Subsidiaries after reasonable inquiry, no Hazardous Materials are present on any NPS Business Facility currently owned, operated, occupied, controlled or leased by NPS or any of its Subsidiaries or were present on any other NPS Business Facility at the time it ceased to be owned, operated, occupied, controlled or leased by NPS or any of its Subsidiaries. To the knowledge of NPS, there are no underground storage tanks, asbestos which is friable or likely to become friable or PCBs present on any NPS Business Facility currently owned, operated, occupied, controlled or leased by NPS or any of its Subsidiaries.

         (b) NPS and its Subsidiaries have conducted all Hazardous Material Activities relating to their business in compliance in all material respects with all applicable Environmental Laws. The Hazardous Materials Activities of NPS and its Subsidiaries prior to the Closing Date have not resulted in the exposure of any person to a Hazardous Material in a manner which has caused or could reasonably be expected to cause an adverse health effect to any such person.

         (c) NPS and its Subsidiaries currently hold all Environmental Permits necessary for the continued conduct of any of their Hazardous Material Activities as such activities are currently being conducted. All such Environmental Permits are valid and in full force and effect. NPS and its Subsidiaries have complied in all material respects with all covenants and conditions of any Environmental Permit which is or has been in force with respect to their Hazardous Materials Activities. No circumstances exist which could cause any Environmental Permit to be revoked, modified, or rendered non-renewable upon payment of the permit fee.

         (d) No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to the best of NPS's knowledge, threatened, concerning or relating to any Environmental Permit, any Hazardous Material, or any Hazardous Material Activity of NPS or any of its Subsidiaries.

         (e) Neither NPS nor any of its Subsidiaries has knowledge of any fact or circumstance, which could result in any environmental liability which could reasonably be expected to have a Material Adverse Effect on NPS.

         (f) NPS and its Subsidiaries have delivered or made available to Enzon and its agents, representatives and employees, all records in NPS's and its Subsidiaries' possession, custody or control concerning their respective Hazardous Material Activities and all environmental audits and environmental assessments of any NPS Business Facility. NPS has complied with all environmental disclosure obligations imposed by applicable Legal Requirements with respect to the transactions contemplated hereby.

         3.16 Real Estate Matters; Title to Property

         (a) Section 3.16(a)(i) of the NPS Disclosure Letter contains a complete and accurate list of all real property currently leased, subleased or licensed by or from NPS or any of its Subsidiaries or otherwise used or occupied by NPS or any of its Subsidiaries for the operation of their businesses (collectively, the "NPS Leased Real Property"). Section 3.16(a)(ii) of the NPS Disclosure Letter contains a complete and accurate list of all real property owned by NPS or any of its Subsidiaries (collectively, the "NPS Owned Real Property").

         (b) NPS has provided Enzon a complete and accurate copy of all leases, lease guaranties, subleases, agreements for the leasing, use or occupancy of, or otherwise granting a right in or relating to the NPS Leased Real Property, including all amendments, terminations and modifications thereof (collectively, the "NPS Lease Agreements"), and there are no other NPS Lease Agreements for real property affecting the NPS Leased Real Property or to which NPS or any of its Subsidiaries is bound, other than those set forth in Section 3.16(a)(i) of the NPS Disclosure Letter. All of the NPS Lease Agreements are valid and effective in accordance with their respective terms, and there is not, under any of such NPS Lease Agreements, any existing default, no rentals are past due, or event of default (or event which with notice or lapse of time, or both, would constitute a default).

         (c) (i) There are no structural, electrical, mechanical, plumbing, roof, paving or other defects in any improvements located on the NPS Owned Real Property or the NPS Leased Real Property as could, either individually or in the aggregate, have a material adverse effect on the use, development, occupancy or operation thereof; (ii) to the knowledge of NPS, there are no natural or artificial conditions upon any NPS Owned Real Property or any other facts or conditions which could, in the aggregate, have a material adverse effect on the transferability, financability, ownership, leasing, use, development, occupancy or operation of any such NPS Owned Real Property; (iii) Neither NPS nor any of its Subsidiaries has received any notice from any insurance company of any defects or inadequacies in any NPS Owned Real Property or NPS Leased Real Property or any part thereof which could materially and adversely affect the insurability of such NPS Owned Real Property or NPS Leased Real Property or the premiums for the insurance thereof, nor has any notice been given by any insurer of any such real property requesting the performance of any repairs, alterations or other work with which compliance has not been made; (iv) there currently exists water, sewer, gas, electrical, telephone and telecommunication lines and surface drainage systems serving the NPS Owned Real Property which have been licensed, permitted, completed, installed and paid for and which are sufficient as licensed and permitted to service the operations of each such parcel of NPS Owned Real Property when fully occupied and operational, and all such lines and systems serving each such parcel of NPS Owned Real Property are located in the right-of-way of public roadways to the boundary of the land on which each such property is situated; (v) there are no pending, or, to the knowledge of NPS, threatened assessments, improvements or activities of any public or quasi-public body either planned, in the process of construction or completed which may give rise to any assessment against any NPS Owned Real Property; and (vii) neither the NPS Leased Real Property nor NPS Owned Real Property (including any improvements thereon) violate in any material respect any applicable Legal Requirements relating to such NPS Leased Real Property and NPS Owned Real Property, and any such non-violation is not dependent on so-called non-conforming use exceptions.

         (d) NPS and each of its Subsidiaries has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens, except (i) as reflected in the NPS Financials, (ii) Liens for Taxes not yet due and payable, and (iii) such imperfections of title and encumbrances, if any, which do not materially detract from the value or interfere with the present use or operation of the property subject thereto or affected thereby.

         (e) The equipment owned or leased by the NPS or any of its Subsidiaries is (i) adequate for the conduct of the business of NPS and its Subsidiaries as currently conducted and as currently contemplated to be conducted, and (ii) in good operating condition, regularly and properly maintained, subject to normal wear and tear.

         3.17 Contracts.

         (a) For all purposes of and under this Agreement, "NPS Material Contract" shall mean:

                  (i) any "material contracts" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) with respect to NPS and its Subsidiaries;

                  (ii) any Contract to which NPS or any of its Subsidiaries is a party (A) containing any covenant: (1) limiting the right of NPS or its Subsidiaries to engage in any material line of business, make use of any material Intellectual Property Rights or compete with any Person in any material line of business, (2) granting or receiving any material licensing, research and/or development, manufacture, marketing, distribution or supply rights (whether with respect to NPS Intellectual Property Rights, NPS Licensed Intellectual Property Rights, or otherwise), or (3) otherwise having a material effect on the right of NPS and its Subsidiaries to license, research and/or develop, manufacture, market, sell or distribute any material Intellectual Property Rights, products or services to any class of customers, in any geographic area, during any period of time or in any segment of the market, or to purchase or otherwise obtain any supplies of material raw materials or products, or (B) to the extent not otherwise covered in
         (1), constituting a material NPS License;

                  (iii) any joint marketing or development Contract to which NPS or any of its Subsidiaries is a party which may not be canceled without penalty upon notice of ninety (90) days or less;

                  (iv) any employment or consulting Contract with (A) any executive officer or other employee of NPS earning an annual salary in excess of One Hundred Thousand Dollars ($100,000), other than those that are terminable by NPS or any of its Subsidiaries on no more than thirty (30) days notice without liability or financial obligation on the part of NPS, or (B) any member of the NPS Board;

                  (v) any Contract to which NPS or any of its Subsidiaries is a party or any plan of NPS or any of its Subsidiaries, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

                  (vi) any indemnification or any guaranty Contract to which NPS or any of its Subsidiaries is a party which is outside the ordinary course of NPS's business;

                  (vii) any Contract relating to the disposition or acquisition by NPS or any of its Subsidiaries after the date of this Agreement of a material amount of assets not in the ordinary course of business or pursuant to which NPS or any of its Subsidiaries has any material ownership interest in any other Person or other business enterprise other than NPS's Subsidiaries;

                  (viii) any Contract to provide source code to any third party for any product or technology that is material to NPS and its Subsidiaries taken as a whole;

                  (ix) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other Contracts to which NPS or any of its Subsidiaries is a party relating to the borrowing of money or extension of credit, other than accounts receivables and payables in the ordinary course of NPS's business;

                  (x) any material settlement Contract entered into by NPS or any of its Subsidiaries within three (3) years prior to the date of this Agreement; and

                  (xi) any Contract, or group of Contracts with a Person (or group of affiliated Persons), the termination or breach of which would be reasonably expected to have a material adverse effect on any material division or business unit or other material operating group of product or service offerings of NPS or otherwise have a Material Adverse Effect on NPS.

         (b) Section 3.17(b) of the NPS Disclosure Letter contains a complete and accurate list of all NPS Material Contracts to which it is a party or is bound by as of the date hereof which are described in Section 3.17(a)(i) through
Section 3.17(a)(xi) hereof, inclusive.

         (c) All NPS Material Contracts are valid and in full force and effect except to the extent they have previously expired in accordance with their terms or if the failure to be in full force and effect, individually or in the aggregate, would not reasonably be expected to be material to NPS. Neither NPS nor any of its Subsidiaries has violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time or both would constitute a default under the provisions of, any NPS Material Contract, except in each case for those violations and defaults which, individually or in the aggregate, would not reasonably be expected to be material to NPS.

         3.18 Disclosure. None of the information supplied or to be supplied by or on behalf of NPS for inclusion or incorporation by reference in the Registration Statement will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by or on behalf of NPS for inclusion or incorporation by reference in the Proxy Statement/Prospectus, will, at the time the Proxy Statement/Prospectus is mailed to the stockholders of NPS or Enzon, at the time of the NPS Stockholders' Meeting or Enzon Stockholders' Meeting or as of the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder. Notwithstanding the foregoing, no representation or warranty is made by NPS with respect to statements made or incorporated by reference therein about Enzon supplied by Enzon for inclusion or incorporation by reference in the Registration Statement or the Proxy Statement/Prospectus.

         3.19 Board Approval. The NPS Board, by resolutions duly adopted by unanimous vote at a meeting of all Directors duly called and held and not subsequently rescinded or modified in any way (the "NPS Board Approval"), has
(i) determined that the NPS Merger is consistent with and in furtherance of the long-term business interests of NPS and fair to, and in the best interests of, NPS and its stockholders, (ii) declared this Agreement to be advisable, (iii) approved this Agreement, the NPS Merger and the other transactions contemplated by this Agreement, (iv) approved the NPS Voting Agreements, and (v) determined to recommend to the stockholders of NPS that such stockholders adopt this Agreement at the NPS Stockholders' Meeting.

         3.20 Fairness Opinion. The NPS Board has received a written opinion from Morgan Stanley, dated as of February 19, 2003 to the effect that, as of such date, the NPS Exchange Ratio is fair, from a financial point of view, to NPS stockholders and has delivered to Enzon a copy of such opinion.

         3.21 Rights Plan. NPS has taken all action so that (i) neither Enzon nor Holdco shall be an "Acquiring Person" within the meaning of the NPS Rights Agreement and (ii) the entering into of this Agreement and the transactions contemplated hereby, including the NPS Merger, the Enzon Merger and the NPS Voting Agreements, will not result in the grant of any rights to any Person under the NPS Rights Agreement or enable or require the NPS Rights to be exercised, distributed or triggered.

         3.22 Takeover Statutes. The approval of this Agreement, the NPS Voting Agreements and the transactions contemplated hereby and thereby, including the Mergers, by the NPS Board of Directors referred to in Section 3.19 constitutes approval of this Agreement and the NPS Voting Agreements and the transactions contemplated hereby and thereby, including the Mergers, for the purposes of
Section 203 of the DGCL and any other similar Legal Requirement and represents the only action necessary to ensure that Section 203 of the DGCL does not and will not apply to the execution, delivery or performance of this Agreement or the NPS Voting Agreements or the consummation of the Mergers and the other transactions contemplated hereby and thereby.

                                   ARTICLE IV
                           INTERIM CONDUCT OF BUSINESS

         4.1 Conduct of Business.

         (a) Affirmative Obligations. During the period from the date hereof and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, each of NPS and Enzon, and each of its respective Subsidiaries shall, except as otherwise expressly contemplated by this Agreement or to the extent that the other party hereto shall otherwise consent in writing, carry on its business in the usual, regular and ordinary course, in substantially the same manner as heretofore conducted, and use commercially reasonable efforts consistent with past practices and policies to
(i) preserve intact its present business organization, (ii) keep available the services of its present executive officers and Key Employees, and (iii) preserve its relationships with customers, suppliers, licensors, licensees, development partners and others with which it has business dealings. In addition, without limiting the generality of the foregoing, each of NPS and Enzon shall (i) continue its course of action and strategies with respect to any state and federal regulatory approval for any pharmaceutical product or compound, including the continuation of any clinical and pre-clinical studies, meeting with FDA officials or officials of any other Governmental Authority, taking steps as necessary to obtain and maintain all necessary approvals from the FDA or any other Governmental Authority, and the filing of all necessary and appropriate submissions to FDA or any other Governmental Authority and (ii) file (or cause to be filed) at its own expense, on or prior to the due date thereof, all Tax Returns required to be filed for all Tax periods ending on or before the Effective Time; provided, however, that neither NPS on the one hand, and Enzon, on the other, shall file or amend any Tax Returns, or other returns, elections, claims for refund or information statements with respect to any liabilities for Taxes (other than federal, state, provincial or local sales, use, goods and services, property, withholding or employment tax returns or statements) for any Tax period without prior approval of the other, which approval shall not be unreasonably withheld or delayed. Enzon or NPS, as the case may be, shall provide the other with a copy of appropriate workpapers, schedules, drafts and final copies of each federal, state and provincial income Tax Return or election of Enzon or NPS (including returns of all employee benefit Plans), as the case may be, at least ten (10) days before filing such return or election or making such amendment and shall reasonably cooperate with any request by Enzon or NPS, as the case may be, in connection therewith.

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         (b) Actions Requiring Consent. In addition, without limiting the generality of Section 4.1(a), except as permitted by the terms of this Agreement, and except as provided in Article IV of the Enzon Disclosure Letter or Article IV of the NPS Disclosure Letter (as the case may be), without the prior written consent of a duly authorized officer of the other party hereto, during the period from the date hereof and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, each of NPS and Enzon shall not do any of the following, and shall not permit their respective Subsidiaries to do any of the following:

                  (i) enter into any new line of business material to it and its Subsidiaries taken as a whole;

                  (ii) declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

                  (iii) purchase, redeem or otherwise acquire, directly or indirectly, any shares of its capital stock or the capital stock of its Subsidiaries, except (A) repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date hereof or entered into the ordinary course of business and consistent with past practices and the terms of this Agreement after the date hereof, (B) the redemption of Enzon Series A Preferred Stock in accordance with the terms of Section 5.20 hereof, and (C) the redemption or purchase by a NPS Subsidiary of the Exchangeable Shares in accordance with Section 5.19 hereof;

                  (iv) issue, deliver, sell, authorize, pledge or otherwise encumber any shares of capital stock, Voting Debt or any securities convertible into shares of capital stock or Voting Debt, or subscriptions, rights, warrants or options to acquire any shares of capital stock or Voting Debt or any securities convertible into shares of capital stock or Voting Debt, or enter into other agreements or commitments of any character obligating it to issue any such securities or rights, other than: (A) issuances of NPS Common Stock or Enzon Common Stock upon the exercise of NPS Options or Enzon Options, respectively, existing on the date hereof in accordance with their present terms (including cashless exercises) or granted pursuant to clause (C) below, (B) issuance of shares of NPS Common Stock to participants in the NPS ESPP pursuant to the terms thereof, (C) grants of stock options or other stock based awards of or to acquire, in the case of Enzon, Enzon Common Stock granted under the Enzon Option Plans outstanding on the date hereof, and in the case of NPS, NPS Common Stock granted under the NPS Option Plans outstanding on the date hereof, in each case in the ordinary course of business and consistent with past practices in connection with annual compensation reviews or ordinary course promotions or to new hires and which options or stock based awards have a vesting schedule no more favorable than ratable monthly installments that vest over not less than three (3) years and do not accelerate, or become subject to acceleration, directly or indirectly, as a result of the approval or consummation of the Mergers and/or termination of employment following the Mergers or (D) the issuance and delivery of NPS Common Stock in exchange for the Exchangeable Shares;

                  (v) cause, permit or propose any amendments to its Charter Documents or any of the Subsidiary Charter Documents of its Subsidiaries;

                  (vi) acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any Person or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to its business, provided, however, that the foregoing shall not prohibit (A) internal reorganizations or consolidations involving existing Subsidiaries of either Enzon or NPS or (B) the creation of new Subsidiaries organized to conduct or continue activities otherwise permitted by this Agreement;

                  (vii) enter into any partnership arrangements, joint development agreements, joint ventures or other strategic partnerships, alliances or collaborations;

                  (viii) sell, lease, license, mortgage or otherwise encumber or dispose of any properties or assets which are material, individually or in the aggregate, to its business, except sales or other dispositions in the ordinary course of business and consistent with past practices;

                  (ix) make any loans, advances or capital contributions to, or investments in, any other Person, other than loans or investments by it or a Subsidiary of it to or in it or any Subsidiary of it;

                  (x) except as required by GAAP or the SEC as concurred in by its independent auditors, make any change in its methods or principles of accounting (including Tax accounting) since the date of, in the case of Enzon, the Enzon Balance Sheet, and, in the case of NPS, the NPS Balance Sheet;

                  (xi) settle any claim (including any Tax claim), action or proceeding involving the payment by it of money damages, except to the extent subject to reserves reflected, in the case of NPS, on the latest NPS Balance Sheet, and in the case of Enzon, on the latest Enzon Balance Sheet, in each case in accordance with GAAP;

                  (xii) change its fiscal year;

                  (xiii) make or change any express or deemed material Tax election, or consent to the extension or waiver of the statutory period of limitations applicable to any claim for Taxes;

                  (xiv) change any of its methods of reporting income or deductions for federal income Tax purposes from those employed in preparation of the federal income Tax Returns for the taxable year ending 2002;

                  (xv) Except as required by Legal Requirements or Contracts binding on either party and disclosed on Section 3.14(a) of the NPS Disclosure Letter in the case of NPS and Section 2.14(a) of the Enzon Disclosure Letter in the case of Enzon and only with respect to arrangements in effect on the date of this Agreement, (A) increase in any manner the amount of compensation (including equity compensation, whether payable in cash or otherwise) or material fringe benefits of, pay any bonus to or grant severance or termination pay to any executive officer or director or key employee of Enzon or NPS, respectively, or any material Subsidiary, division or business unit of either Enzon or NPS (collectively, "Key Employees"), (B) make any increase in or commitment to increase, in the case of Enzon, any Enzon Benefit Plan (including any severance plan), and in the case of NPS, any NPS Benefit Plan (including any severance plan), adopt or amend or make any commitment to adopt or amend any such plan or make any contribution, other than regularly scheduled contributions, to any such plan, (C) waive any stock repurchase rights, accelerate, amend or change the period of exercisability of, in the case of Enzon, Enzon Options, and in the case of NPS, NPS Options, or restricted stock, or reprice any such options or authorize cash payments in exchange for any such options, (D) enter into any employment, severance, termination or indemnification agreement with any of its Employees, (E) make any oral or written representation or commitment with respect to any material aspect of, in the case of Enzon, any Enzon Benefit Plan, and in the case of NPS, any NPS Employee Benefit Plan, that is not in accordance with the existing written terms and provision of such plan, (F) grant any SAR to any Person (including any of its Employees), or (G) enter into any agreement with any of its Employees the benefits of which are (in whole or in part) contingent or the terms of which are materially altered upon the occurrence of a transaction involving Enzon or NPS (as the case may be) of the nature contemplated hereby;

                  (xvi) subject NPS or Enzon (as the case may be) or any of their respective Subsidiaries, or Holdco or either of the Surviving Corporations, to any non-compete or other restriction on any of their respective businesses following the Closing;

                  (xvii) enter into any agreement or commitment the effect of which would be to grant to a third party following the Mergers any actual or potential right of license to any Intellectual Property Rights owned by either NPS or Enzon or any of its respective Subsidiaries;

                  (xviii) grant any exclusive rights with respect to any Intellectual Property Rights of such party;

                  (xix) enter into, modify or amend in a manner adverse in any material respect to such party, or terminate any Enzon Material Contract, in the case of Enzon, or NPS Material Contract, in the case of NPS, or waive, release or assign any material rights or claims thereunder, including with respect to the agreement between NPS and Technology Partnerships Canada dated November 9, 1999;

                  (xx) incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of it, guarantee any debt securities of another Person, enter into any "keep well" or other agreement to maintain any financial statement condition of any other Person (other than any wholly owned Subsidiary of it) or enter into any arrangement having the economic effect of any of the foregoing (collectively, "Indebtedness"), except for intercompany indebtedness between Enzon and any of its wholly owned Subsidiaries and NPS and any of its wholly owned Subsidiaries, as the case may be; or

                  (xxi) agree in writing or otherwise to take any of the actions described in Section 4.1(b)(i) through Section 4.1(b)(xx) hereof, inclusive.

         4.2 Control of Other Party's Business. Nothing contained in this Agreement shall give NPS, directly or indirectly, the right to control or direct Enzon's operations and nothing contained in this Agreement shall give Enzon, directly or indirectly, the right to control or direct NPS's operations prior to the Effective Time. Prior to the Effective Time, each of NPS and Enzon shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.

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                                   ARTICLE V
                              ADDITIONAL AGREEMENTS

         5.1 Proxy Statement/Prospectus; Registration Statement. As promptly as practicable after the execution of this Agreement, NPS and Enzon shall prepare and file with the SEC a joint proxy statement/prospectus for use in connection with the solicitation of the Requisite NPS Stockholder Approval and the Requisite Enzon Stockholder Approval (the "Proxy Statement/Prospectus"), and Holdco shall prepare and file with the SEC a registration statement on Form S-4, in which the Proxy Statement/Prospectus is to be included as a prospectus, for use in connection with the registration under the Securities Act of the shares of Holdco Common Stock issuable in connection with the Mergers (the "Registration Statement"). NPS, Enzon and Holdco shall provide one another with any information which may be required in order to effectuate the preparation and filing of the Proxy Statement/Prospectus and the Registration Statement pursuant to this Section 5.1. Each of NPS, Enzon and Holdco shall respond to any comments from the SEC, shall use commercially reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as practicable after such filing and to keep the Registration Statement effective as long as is necessary to consummate the Mergers and the transactions contemplated hereby. Each of NPS, Enzon and Holdco will notify the others promptly upon the receipt of any comments from the SEC or its staff in connection with the filing of, or amendments or supplements to, the Registration Statement and/or the Proxy Statement/Prospectus. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement/Prospectus or the Registration Statement, NPS, Enzon or Holdco, as the case may be, shall promptly inform the others of such occurrence and cooperate in filing with the SEC or its staff, and/or mailing to stockholders of NPS and/or Enzon, if applicable, such amendment or supplement. Each of NPS, Enzon and Holdco shall cooperate and provide the others (and their counsel) with a reasonable opportunity to review and comment on any amendment or supplement to the Proxy Statement/Prospectus and the Registration Statement prior to filing such with the SEC, and will provide each other with a copy of all such filings made with the SEC. Each of NPS and Enzon shall cause the Proxy Statement/Prospectus to be mailed to its respective stockholders at the earliest practicable time after the Registration Statement is declared effective by the SEC. Holdco shall also use commercially reasonable efforts to take any action required to be taken by it under any applicable state and provincial securities laws in connection with the issuance of Holdco Common Stock in the Mergers and the conversion of NPS Options and Enzon Options into options to acquire Holdco Common Stock, and NPS shall furnish any information concerning NPS and the holders of NPS Common Stock and NPS Options as may be reasonably requested in connection with any such action.

         5.2 Meetings of Stockholders; Board Recommendation.

         (a) Meeting of Stockholders. Promptly after the Registration Statement is declared effective under the Securities Act, each of NPS and Enzon will take all action necessary in accordance with the DGCL and its respective Certificate of Incorporation and Bylaws to call, hold and convene a meeting of its respective stockholders to consider the adoption of this Agreement (each, a "Stockholders' Meeting") to be held as promptly as practicable after the declaration of effectiveness of the Registration Statement. Each of NPS and Enzon will hold their respective Stockholders' Meetings on the same date and at the same time. Subject to the terms of Section 5.3(d) hereof, each of NPS and Enzon will use commercially reasonable efforts to solicit from its respective stockholders proxies in favor of the adoption of this Agreement, and will take all other action necessary or advisable to secure the vote or consent of their respective stockholders required by the rules of the NASD or the NASDAQ or the DGCL to obtain such approvals. Notwithstanding anything to the contrary contained in this Agreement, NPS or Enzon, as the case may be, may adjourn or postpone its Stockholders' Meeting to the extent necessary to ensure that any necessary supplement or amendment to the Proxy Statement/Prospectus is provided to its respective stockholders in advance of a vote on the Mergers and this Agreement or, if as of the time for which the Stockholders' Meeting is originally scheduled (as set forth in the Proxy Statement/Prospectus) there are insufficient shares of NPS Common Stock or Enzon Common Stock (as the case may be) represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such Stockholders' Meeting. Each of NPS and Enzon shall ensure that its respective Stockholders' Meeting is called, noticed, convened, held and conducted, and that all proxies solicited by it in connection with its Stockholders' Meeting are solicited in compliance with the DGCL, its Certificate of Incorporation and Bylaws, the rules of the NASD and NASDAQ and all other applicable Legal Requirements.

         (b) Board Recommendation. Except to the extent expressly permitted by the terms of Section 5.3(d) hereof: (i) the NPS Board shall recommend that the stockholders of NPS vote in favor of adoption of this Agreement at its Stockholders' Meeting, (ii) the Enzon Board shall recommend that the stockholders of Enzon vote in favor of adoption of this Agreement at its Stockholders' Meeting, (iii) the Proxy Statement/Prospectus shall include a statement to the effect that the NPS Board has recommended that the stockholders of NPS vote in favor of adoption of this A greement at its Stockholders' Meeting, (iv) the Proxy Statement/Prospectus shall include a statement to the effect that the Enzon Board has recommended that the stockholders of Enzon vote in favor of adoption of this Agreement at its Stockholders' Meeting, and (v) neither the NPS Board nor the Enzon Board (nor any committee thereof) shall withhold, withdraw, amend or modify, or propose or resolve to withhold, withdraw, amend or modify, in a manner adverse to the other party, such respective recommendations.

         5.3 Acquisition Proposals.

         (a) No Solicitation. Except as provided in Section 5.3(c), each of NPS and Enzon agrees that neither it nor any of its Subsidiaries nor any of the officers and directors of it or its Subsidiaries shall, and that it shall use commercially reasonable efforts to cause its and its Subsidiaries' Employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to (and shall not authorize any of them to) directly or indirectly: (i) solicit, initiate, encourage, knowingly facilitate or induce any inquiry with respect to, or the making, submission or announcement of, any Acquisition Proposal with respect to itself, (ii) furnish to any Person any nonpublic information or take any other action to facilitate any inquiries or the making of any proposal that constitutes or could reasonably be expected to lead to, any Acquisition Proposal with respect to itself, (iii) participate or engage in discussions or negotiations with any Person with respect to any Acquisition Proposal with respect to itself, or the making of any proposal that constitutes or could reasonably be expected to lead to any Acquisition Proposal with respect to itself, (iv) approve, endorse or recommend any Acquisition Proposal with respect to itself (except to the extent specifically permitted pursuant to the terms of Section 5.3(d) hereof), or (v) enter into any letter of intent, agreement in principal or similar agreement or any Contract contemplating or otherwise relating to any Acquisition Proposal or transaction contemplated thereby with respect to itself (other than a confidentiality agreement referred to in Section 5.3(c)(i)). NPS and Enzon, as the case may be, and their respective Subsidiaries will each immediately cease any and all existing activities, discussions or negotiations with any third parties conducted heretofore with respect to any Acquisition Proposal with respect to itself or any transaction that could reasonably be expected to lead to an Acquisition Proposal with respect to itself.

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

         (b) Notification of Unsolicited Acquisition Proposals.

                  (i) As promptly as practicable after receipt of any Acquisition Proposal or any request for nonpublic information or inquiry which it reasonably believes could lead to an Acquisition Proposal, and in any event within one (1) business day after the recipient has knowledge that it has received such Acquisition Proposal, request for information or inquiry, NPS or Enzon, as the case may be, shall provide the other party hereto with oral and written notice of the terms and conditions of such Acquisition Proposal, request or inquiry, and the identity of the Person or group making any such Acquisition Proposal, request or inquiry and a copy of all written materials provided in connection with such Acquisition Proposal, request or inquiry. The recipient of the Acquisition Proposal, request or inquiry shall keep the other party informed of the status of any such Acquisition Proposal, request or inquiry (including any material modifications or amendments thereto, or any proposed modifications or amendments thereto), and shall promptly provide to the other party a copy of all written materials subsequently provided in connection with such Acquisition Proposal, request or inquiry.

                  (ii) NPS or Enzon, as the case may be, shall provide the other party hereto with forty-eight (48) hours prior notice (or such lesser prior notice as is provided to the members of its board of directors) of any meeting of the its board of directors at which its board of directors is reasonably expected to consider any Acquisition Proposal.

         (c) Superior Offers. Notwithstanding anything to the contrary contained in Section 5.3(a) hereof, in the event that NPS or Enzon, as the case may be, receives an unsolicited, bona fide written Acquisition Proposal with respect to itself from a third party that its board of directors has in good faith concluded (after consultation with its outside legal counsel and its financial advisor), is, or is reasonably likely to result in, a Superior Offer, it may then take the following actions (but only if and to the extent that its board of directors concludes in good faith, after consultation with its outside legal counsel, that the failure to do so is reasonably likely to result in a breach of its fiduciary obligations under applicable Legal Requirements):

                  (i) furnish nonpublic information to the third party making such Acquisition Proposal, provided that (A) (1) concurrently with furnishing any such nonpublic information to such third party, it gives the other party hereto written notice of its intention to furnish nonpublic information and (2) it receives from the third party an executed confidentiality agreement, the terms of which are at least as restrictive as the terms contained in the Confidentiality Agreement and
         (B) contemporaneously with furnishing any such nonpublic information to such third party, it furnishes such nonpublic information to the other party hereto (to the extent such nonpublic information has not been previously so furnished); and

                  (ii) engage in discussions or negotiations with the third party with respect to the Acquisition Proposal, provided that concurrently with holding or entering into discussions or negotiations with such third party, it gives the other party hereto written notice of its intention to hold or enter into discussions or negotiations with such third party.

         (d) Changes of Recommendation. Except as set forth in this Section 5.3(d), neither the NPS Board nor the Enzon Board (as the case may be) shall withhold, withdraw, amend or modify its recommendation in favor of the transactions contemplated hereby or approve or recommend an Acquisition Proposal. Notwithstanding the foregoing, (i) if the NPS Board or the Enzon Board (as the case may be) has concluded in good faith, after consultation with its outside legal counsel, that the failure of the board of directors to effect a Change of Recommendation (as hereinafter defined) is reasonably likely to result in a breach of its fiduciary obligations to its stockholders under applicable Legal Requirements, then the NPS Board or the Enzon Board (as the case may be) may withhold, withdraw, amend or modify its recommendation in favor of the transaction contemplated hereby, and (ii) with respect to a Superior Offer, may approve or recommend such Superior Offer if all of the following conditions in clauses (1) through (5) are met:

                  (1) a Superior Offer with respect to it has been made and has not been withdrawn;

                  (2) its Stockholders' Meeting has not occurred;

                  (3) it shall have (A) provided to the other party hereto written notice which shall state expressly (1) that it has received a Superior Offer, (2) the terms and conditions of the Superior Offer and the identity of the Person or group making the Superior Offer, and (3) that it intends to effect a Change of Recommendation and the manner in which it intends to do so, (B) provided to the other party hereto a copy of all written materials delivered to the Person or group making the Superior Offer in connection with such Superior Offer, and (C) made available to the other party hereto all materials and information made available to the Person or group making the Superior Offer in connection with such Superior Offer;

                  (4) its board of directors has concluded in good faith, after consultation with its outside legal counsel, that, in light of such Superior Offer, the failure of the board of directors to take such action is reasonably likely to result in a breach of its fiduciary obligations to its stockholders under applicable Legal Requirements, and

                  (5) it shall not have breached any of the provisions set forth in this Section 5.3 in connection with such Superior Offer.

Any of the actions set forth in Section 5.3(d)(i) and Section 5.3(d)(ii), whether by a board of directors, or a committee thereof, is referred to herein as a "Change of Recommendation."

         (e) Continuing Obligation to Call, Hold and Convene Stockholders' Meeting; No Other Vote. Notwithstanding anything to the contrary contained in this Agreement, the obligation of NPS or Enzon, as the case may be, to call, give notice of, convene and hold its Stockholders' Meeting shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission to it of any Acquisition Proposal with respect to it, or by any Change of Recommendation. Neither NPS nor Enzon shall submit to the vote of its respective stockholders any Acquisition Proposal, or propose to do so.

         (f) Compliance with Tender Offer Rules. Nothing contained in this Agreement shall prohibit either party or its respective board of directors from taking and disclosing to its stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act; provided that the content of any such disclosure thereunder shall be governed by the terms of this Agreement. Without limiting the foregoing proviso, neither party shall effect a Change of Recommendation unless specifically permitted pursuant to the terms of Section 5.3(d) hereof.

         5.4 Confidentiality; Access to Information; No Modification of Representations, Warranties or Covenants.

         (a) Confidentiality. The parties acknowledge that Enzon and NPS have previously executed a letter agreement effective December 18, 2002 (the "Confidentiality Agreement"), which Confidentiality Agreement will continue in full force and effect in accordance with its terms and each of NPS and Enzon will hold, and will cause its respective directors, officers, Employees, agents and advisors (including attorneys, accountants, consultants, bankers and financial advisors) to hold, any Evaluation Material (as defined in the Confidentiality Agreement) confidential in accordance with the terms of the Confidentiality Agreement.

         (b) Access to Information. Each of NPS and Enzon will afford the other and the other's accountants, counsel and other representatives reasonable access during normal business hours to its properties, books, records and personnel during the period prior to the Effective Time to obtain all information concerning its business, including the status of product development efforts, properties, results of operations and personnel, as such other parties may reasonably request, and, during such period, upon request by the other parties hereto, each of NPS and Enzon shall, and shall cause each of their respective Subsidiaries to, furnish promptly to the other parties a copy of any report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws; provided, however, that any party may restrict the foregoing access to the extent that any Legal Requirement applicable to such party requires such party or its Subsidiaries to restrict or prohibit access to any such properties or information. In addition to the foregoing, (i) NPS shall afford Enzon the right to conduct (at Enzon's cost and expense) an environmental audit or assessment (performed by an environmental consulting firm that maintains liability insurance) of any currently owned, occupied, or leased NPS Business Facility that may include soil, groundwater, or Hazardous Materials sampling, and (ii) Enzon shall afford NPS the right to conduct (at NPS's cost and expense) an environmental audit or assessment (performed by an environmental consulting firm that maintains liability insurance) of any currently owned, occupied, or leased Enzon Business Facility that may include soil, groundwater, or Hazardous Materials sampling.

         (c) No Modification of Representations and Warranties or Covenants. No information or knowledge obtained in any investigation or notification pursuant to this Section 5.4, Section 5.6 hereof or Section 5.7 hereof shall affect or be deemed to modify any representation or warranty contained herein, the covenants or agreements of the parties hereto or the conditions to the obligations of the parties hereto under this Agreement.

         5.5 Public Disclosure. Without limiting any other provision of this Agreement, NPS and Enzon shall consult with each other before issuing, and provide each other the opportunity to review, comment upon and concur with, and use commercially reasonable efforts to agree on any press release or public statement with respect to this Agreement and the transactions contemplated hereby, including the Mergers, and any Acquisition Proposal and will not issue any such press release or make any such public statement prior to such consultation and (to the extent practicable) agreement, except as may be required by applicable Legal Requirements or any listing agreement with the NASDAQ or any other applicable national or regional securities exchange. The parties have agreed to the text of the joint press release announcing the signing of this Agreement.

         5.6 Regulatory Filings; Reasonable Efforts.

         (a) Regulatory Filings. Each of NPS, Enzon and Holdco shall coordinate and cooperate with each other and shall each use commercially reasonable efforts to comply with, and shall each refrain from taking any action that would impede compliance with, all Legal Requirements, and as promptly as practicable after the date hereof, each of NPS, Enzon and Holdco shall make all filings, notices, petitions, statements, registrations, submissions of information, application or submission of other documents required by any Governmental Authority in connection with the Mergers and the transactions contemplated hereby, including, without limitation: (i) Notification and Report Forms with the FTC and the DOJ as required by the HSR Act, (ii) any other filing necessary to obtain any Necessary Consent, (iii) any other comparable pre-merger notification forms required by the merger notification or control laws of Canada or any other applicable jurisdiction, as agreed by the parties hereto, and (iv) any filings required under the Securities Act, the Exchange Act, any applicable state or securities or "blue sky" laws and the securities laws of Canada or any province thereof or any foreign country, or any other Legal Requirement relating to the Merger. Each of NPS and Enzon will cause all documents that it is responsible for filing with any Governmental Authority under this Section 5.6(a) to comply in all material respects with all applicable Legal Requirements.

         (b) Exchange of Information. Each of NPS, Enzon and Holdco shall promptly supply the other with any information, which may be required in order to effectuate any filings or application pursuant to Section 5.6(a) hereof. Except where prohibited by applicable Legal Requirements, and subject to the Confidentiality Agreement, each of Enzon and NPS shall consult with the other prior to taking a position with respect to any such filing, shall permit the other to review and discuss in advance, and consider in good faith the views of the other in connection with any analyses, appearances, presentations, memoranda, briefs, white papers, arguments, opinions and proposals before making or submitting any of the foregoing to any Governmental Authority by or on behalf of any party hereto in connection with any investigations or proceedings in connection with this Agreement or the transactions contemplated hereby (including under any antitrust or fair trade Legal Requirement), coordinate with the other in preparing and exchanging such information and promptly provide the other (and its counsel) with copies of all filings, presentations or submissions (and a summary of any oral presentations) made by such party with any Governmental Authority in connection with this Agreement or the transactions contemplated hereby, provided that with respect to any such filing, presentation or submission, each of NPS and Enzon need not supply the other (or its counsel) with copies (or in case of oral presentations, a summary) to the extent that any Legal Requirements applicable to such party requires such party or its Subsidiaries to restrict or prohibit access to any such properties or information.

         (c) Notification. Each of NPS, Enzon and Holdco shall notify the other parties hereto promptly upon the receipt of: (i) any comments from any officials of any Governmental Authority in connection with any filings made pursuant hereto and (ii) any request by any officials of any Governmental Authority for amendments or supplements to any filings made pursuant to, or information provided to comply in all material respects with, any Legal Requirements. Whenever any event occurs that is required to be set forth in an amendment or supplement to any filing made pursuant to Section 5.6(a) hereof, NPS, Enzon and Holdco, as the case may be, shall promptly inform the other parties hereto of such occurrence and cooperate in filing with the applicable Governmental Authority such amendment or supplement.

         (d) Reasonable Efforts. Subject to the terms of Section 5.2 and Section
5.3 hereof and upon the terms and subject to the conditions set forth herein, each of the parties agrees to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Mergers and the other transactions contemplated by this Agreement, including using commercially reasonable efforts to accomplish the following: (i) the taking of all reasonable acts necessary to cause the conditions precedent set forth in Article VI hereof to be satisfied, (ii) the obtaining of all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Authority, (iii) the obtaining of all necessary consents, approvals or waivers from third parties, including all Necessary Consents, (iv) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Authority vacated or reversed, and (v) the execution or delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. In connection with and without limiting the foregoing, Enzon and the Enzon Board, and NPS and the NPS Board, shall (as the case may be), if any takeover statute or similar Legal Requirement is or becomes applicable to the Mergers, this Agreement or any of the transactions contemplated by this Agreement, use commercially reasonable efforts to ensure that the Mergers and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such Legal Requirement on the Mergers, this Agreement and the transactions contemplated hereby.

         (e) Limitation on Divestiture. Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement shall require, or be deemed to require, (i) NPS or Enzon to agree to or effect any divestiture or hold separate any business or assets or (ii) Enzon or NPS to agree to or effect any divestiture, hold separate any business or take any other action that is not conditional on the consummation of the Mergers. Neither Enzon nor NPS shall take or agree to take any action identified in clause (i) or (ii) of the immediately preceding sentence without the prior written consent of the other party.

         5.7 Notification of Certain Matters.

         (a) By Enzon. Enzon shall give prompt notice to NPS of any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate, or any failure of Enzon to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in Section 6.3(a) or Section 6.3(b) hereof would not be satisfied.

         (b) By NPS. NPS shall give prompt notice to Enzon of any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate, or any failure of NPS to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in
Section 6.2(a) or Section 6.2(b) hereof would not be satisfied.

         5.8 Third-Party Consents. As soon as practicable following the date hereof, NPS and Enzon will each use commercially reasonable efforts to obtain any material consents, waivers and approvals under any of its or its Subsidiaries' respective Contracts required to be obtained in connection with the consummation of the transactions contemplated hereby.

         5.9 Employee Options and Purchase Rights.

         (a) NPS Options; NPS Purchase Rights.

                  (i) At the Effective Time, each then outstanding NPS Option, whether or not exercisable at the Effective Time and regardless of the respective exercise (or base) prices thereof, shall be assumed by Holdco. Each NPS Option so assumed by Holdco under this Agreement will continue to have, and be subject to, the same terms and conditions set forth in the applicable NPS Option (including any applicable stock option agreement or other document evidencing such NPS Option) immediately prior to the Effective Time (including any repurchase rights or vesting provisions), except that (i) each NPS Option will be exercisable (or will become exercisable in accordance with its terms) for that number of whole shares of Holdco Common Stock equal to the product of the number of shares of NPS Common Stock that were issuable upon exercise of such NPS Option immediately prior to the Effective Time multiplied by the NPS Exchange Ratio, rounded down to the nearest whole number of shares of Holdco Common Stock and (ii) the per share exercise price for the shares of Holdco Common Stock issuable upon exercise of such assumed NPS Option will be equal to the quotient determined by dividing the exercise price per share of NPS Common Stock at which such NPS Option was exercisable immediately prior to the Effective Time by the NPS Exchange Ratio, rounded up to the nearest whole cent. Each assumed NPS Option shall be vested immediately following the Effective Time as to the same percentage of the total number of shares subject thereto as it was vested as to immediately prior to the Effective Time, except to the extent such NPS Option by its terms in effect prior to the date hereof provides for acceleration of vesting. As soon as reasonably practicable following the Effective Time, Holdco shall issue to each Person who holds an assumed NPS Option a document evidencing the foregoing assumption of such NPS Option by Holdco. The conversion of NPS Options provided for in this Section 5.9(a)(i), with respect to any NPS Options which are intended to be "incentive stock options" (as defined in Section 422 of the Code) shall be effected in a manner consistent with Section 424(a) of the Code.

                  (ii) At the Effective Time, Holdco shall assume the NPS ESPP and each outstanding purchase right held by NPS Employees who are then participating in the NPS ESPP (the "NPS Purchase Plan Options"). Each NPS Purchase Plan Option so assumed by Holdco shall continue to have, and be subject to the same terms and conditions set forth in the NPS ESPP, except that the shares of NPS Common Stock reserved for issuance under the NPS ESPP shall be converted into shares of Holdco Common Stock based on the NPS Exchange Ratio and the fair market value per share of NPS Common Stock at the beginning of each offering period in effect as of the Effective Time shall be equal to the fair market value per share of the NPS Common Stock at the beginning of each such offering period divided by the NPS Exchange Ratio, rounded up to the nearest whole cent. NPS, Enzon and Holdco shall take all action that may be necessary (under the NPS ESPP and otherwise) to effectuate the provisions of this Section 5.9(a)(ii) and to ensure that, from and after the Effective Time, holders of NPS Purchase Plan Options and Employees of NPS participating in the NPS ESPP after the Effective Time have no rights with respect to the NPS ESPP that are inconsistent with this Section 5.9(a)(ii). To the extent that Holdco maintains an Employee Stock Purchase Plan following the Effective Time (including the NPS ESPP), Enzon employees will be able to participate in such plan to the same extent as similarly situated NPS Employees.

         (b) Enzon Options. Except as provided below, each outstanding Enzon Option shall accelerate and become fully vested in accordance with the terms of the applicable Enzon Option Plan, and to the extent not exercised prior to the Effective Time shall terminate and cease to represent a right to acquire shares of Enzon Common Stock. Enzon shall provide a notice to the optionees no later than fifteen (15) days prior to the Effective Time informing them of such acceleration and that any such Enzon Options not exercised prior to the Effective Time shall terminate as of the Effective Time. Notwithstanding the foregoing, the Enzon Options held by the individuals listed on Section 5.9(b) of the Enzon Disclosure Letter and outstanding as of the Effective Time shall cease to represent a right to acquire shares of Enzon Common Stock and shall be assumed by Holdco. Each Enzon Option so assumed by Holdco under this Agreement will continue to have, and be subject to, the same terms and conditions set forth in the applicable Enzon Option (including any applicable stock option agreement or other document evidencing such Enzon Option) immediately prior to the Effective Time (including any repurchase rights or vesting provisions), except that (a) each Enzon Option will be exercisable (or will become exercisable in accordance with its terms) for that number of whole shares of Holdco Common Stock equal to the product of the number of shares of Enzon Common Stock that were issuable upon exercise of such Enzon Option immediately prior to the Effective Time multiplied by the Enzon Exchange Ratio, rounded down to the nearest whole number of shares of Holdco Common Stock, and (b) the per share exercise price for the shares of Holdco Common Stock issuable upon exercise of such assumed Enzon Option will be equal to the quotient determined by dividing the exercise price per share of Enzon Common Stock at which such Enzon Option was exercisable immediately prior to the Effective Time by the Enzon Exchange Ratio, rounded up to the nearest whole cent. Each assumed Enzon Option shall be vested immediately following the Effective Time as to the same percentage of the total number of shares subject thereto as it was vested as to immediately prior to the Effective Time, except to the extent such Enzon Option by its terms in effect prior to the date hereof provides for acceleration of vesting. As soon as reasonably practicable following the Effective Time, Holdco shall issue to each Person who holds an assumed Enzon Option a document evidencing the foregoing conversion of such Enzon Options to options to acquire Holdco shares. The conversion of Enzon Options provided for in this Section 5.9(b), with respect to any Enzon Options which are intended to be "incentive stock options" (as defined in Section 422 of the Code) shall be effected in a manner consistent with
Section 424(a) of the Code.

         (c) Holdco Arrangements.

                  (i) As of the Effective Time, Holdco shall adopt and implement a stock option plan or plans pursuant to which Holdco shall grant options to acquire shares of Holdco Common Stock (the "Holdco Options"). The aggregate amount of Holdco Options to be available for grant following the Effective Time pursuant to such Holdco option plan or plans will be determined by the Holdco Board following the Effective Time, provided that the aggregate number of Holdco Options and the methodology for allocation of such options shall be determined in accordance with Section 5.9(c) of the Enzon Disclosure Letter.

                  (ii) Holdco shall, effective as of the Effective Time, (A) assume the NPS Option Plans and (B) implement the stock option plan(s) in accordance with Section 5.9(c)(i) (collectively, the "Holdco Plans"). Holdco shall also reserve a sufficient number of shares of Holdco Common Stock for issuance pursuant to the exercise of all NPS Options in accordance with Section 5.9(a)(i) hereof and the exercise of Holdco Options granted in accordance with Section 5.9(c)(i) hereof.

                  (iii) As soon as practicable after the Effective Time, Holdco shall cause the shares of Holdco Common Stock issuable upon exercise of all NPS Options assumed by Holdco pursuant to Section 5.9(a)(i) hereof and shares issuable upon the exercise of Holdco Options pursuant to
         Section 5.9(c)(i) and the shares of Holdco Common Stock reserved for issuance pursuant to future grants or awards under the assumed NPS Option Plans and Holdco Option Plans to be registered under the Securities Act on Form S-8 (the "Form S-8") promulgated by the SEC (to the extent available therefor), and shall use its commercially reasonable efforts to maintain the effectiveness of the Form S-8 for so long as any such assumed NPS Options or NPS Option Plans shall remain outstanding or in effect, as the case may be.

         5.10 Employee Matters. Following the Effective Time, Holdco shall use commercially reasonable efforts to give each Continuing Employee full credit for prior service with NPS or its Subsidiaries and Enzon or its Subsidiaries for purposes of (i) eligibility and vesting under any Holdco Plans, and (ii) determination of benefits levels under any vacation or severance Holdco Plans, in each case except where such crediting would (A) result in a duplication of benefits or (B) otherwise cause Holdco or any Holdco Plans or trust relating thereto to accrue or pay for benefits that relate to any time period prior to the Continuing Employee's participation in the Holdco Plans.

         5.11 Indemnification.

         (a) Indemnification. From and after the Effective Time, Holdco and the Surviving Corporations shall jointly and severally fulfill and honor in all respects the obligations of each of NPS and Enzon pursuant to any indemnification agreements between NPS, Enzon and their respective current and former directors and officers (the "Indemnified Parties"), subject to applicable Legal Requirements. The Certificate of Incorporation and Bylaws of Holdco and each of the Surviving Corporations will contain provisions with respect to exculpation and indemnification that are at least as favorable to the Indemnified Parties as those contained in the Certificate of Incorporation and Bylaws of NPS or Enzon, as applicable, as in effect on the date hereof, which provisions will not be amended, repealed or otherwise modified for a period of six (6) years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who, immediately prior to the Effective Time, were directors, officers, employees or agents of NPS or Enzon, as applicable, unless such modification is required by applicable Legal Requirements.

         (b) Insurance. For a period of six (6) years after the Effective Time, Holdco shall cause to be maintained directors' and officers' liability insurance covering those persons who are currently covered by directors' and officers' liability insurance policies of NPS and Enzon in effect as of the date hereof (the "Insured Parties") on terms comparable to those applicable to the current directors and officers of NPS and Enzon for a period of six (6) years.

         (c) Third-Party Beneficiaries. The terms of this Section 5.11 are intended to be for the benefit of, and shall be enforceable by the Indemnified Parties and the Insured Parties and their heirs and personal representatives and shall be binding on the Surviving Corporation and its successors and assigns. In the event that Holdco or either of the Surviving Corporations (or any of the respective successors or assigns) (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each case, proper provision shall be made so that the successor or assign of Holdco or either of the Surviving Corporations, as the case may be, honors the obligations set forth with respect to Holdco and the Surviving Corporations, as the case may be, in this Section 5.11.

         5.12 Governance Matters.

         (a) Board of Directors.

                  (i) The Board of Directors of Holdco will take all actions within its power to cause the Board of Directors of Holdco, effective upon the Effective Time and continuing through the Transition Period (as defined in the Holdco Bylaws), to consist of ten (10) directors, six (6) of whom shall have served on the Board of Directors of NPS immediately prior to the Effective Time (or, if fewer than six (6) of the current members of the Board of Directors of NPS are available or willing to serve as a director of Holdco after the Effective Time, such replacement directors as may be nominated by the remaining directors of
         NPS) (the "NPS Designees"), and four (4) of whom shall have served on the Board of Directors of Enzon immediately prior to the Effective Time (or, if fewer than four (4) of the current members of the Board of Directors of Enzon are available or willing to serve as a director of Holdco after the Effective Time, such replacement directors as may be nominated by the remaining directors of Enzon) (the "Enzon Designees").

                  (ii) The NPS Designees shall be the "Class A Representatives" (as defined in the Holdco Bylaws) and the Enzon Designees shall be the "Class B Representatives" (as defined in the Holdco Bylaws), in each case for purposes of the Holdco Bylaws and the Holdco Certificate of Incorporation. The Board of Directors of Holdco will take all actions within its power to cause the NPS Designees and the Enzon Designees to be nominated for election as the Class A Representatives and the Class B Representatives, respectively, of the Board of Directors of Holdco at any annual or special meeting of stockholders held during the Transition Period (as defined in the Holdco Bylaws) at which directors of Holdco are to be elected. The terms of this provision shall survive the Effective Time.

         (b) Board Committees and Other Governance Matters. The Board of Directors of Holdco will take all actions within its power to cause the Board of Directors of Holdco, effective upon the Effective Time, to create an Audit Committee, a Compensation Committee and a Nominating/Governance Committee. During the Transition Period (as defined in the Holdco Bylaws): (i) each committee of the Holdco Board of Directors shall consist of three (3) persons, two (2) of whom shall be Class A Representatives and one (1) of whom shall be a Class B Representative, (ii) there shall be no increase in the number of executive officers of Holdco as set forth in Section 5.12(c), and (iii) no additional committees of the Board of Directors of Holdco may be created other than as specified in this Section 5.12(b). Any changes or modifications to the covenants set forth in clauses (i) through (iii) of the preceding sentence during the Transition Period shall only be made with the prior approval of the Holdco Board by the affirmative vote of 80% or more of the Entire Board (as defined in the Holdco Bylaws). The current Chief Executive Officer of NPS and the current Chief Executive Officer of Enzon shall recommend to the Holdco Board of Directors that a Class B Representative serve as Chairman of the Compensation Committee and that a Class A Representative serves as Chairman of each of the Audit Committee and Nominating/Governance Committee. The terms of this provision shall survive the Effective Time.

         (c) Executive Officers. The Board of Directors of Holdco will take all actions within its power to cause, effective upon the Effective Time, the individuals listed on Schedule 5.12(c) hereto to be named officers of Holdco with the titles indicated opposite their respective names as set forth on
Schedule 5.12(c) hereto. The Board of Directors of Holdco will appoint or elect an additional four (4) officers of Holdco promptly following the date of this Agreement, and in any case prior to the filing of the Proxy Statement/Prospectus.

         5.13 NASDAQ Listings. Prior to the Effective Time, NPS and Enzon shall cause Holdco to authorize for listing on NASDAQ the shares of Holdco Common Stock issuable, and those required to be reserved for issuance, in connection with the Mergers, subject to official notice of issuance.

         5.14 Affiliate Agreements.

         (a) Enzon Affiliates. Enzon shall update Schedule 2.13 as necessary to reflect changes from the date hereof. Enzon shall use commercially reasonable efforts to cause each Person identified on Schedule 2.13 who has not previously delivered an Affiliate Agreement (as hereinafter defined) to Holdco to deliver to Holdco not less than thirty (30) calendar days prior to the Effective Time, a written agreement substantially in the form attached as Exhibit D hereto (each, an "Affiliate Agreement").

         (b) NPS Affiliates. NPS shall update Schedule 3.13 as necessary to reflect changes from the date hereof. NPS shall use commercially reasonable efforts to cause each Person identified on Schedule 3.13 who has not previously delivered an Affiliate Agreement to Holdco to deliver to Holdco not less than thirty (30) calendar days prior to the Effective Time, an Affiliate Agreement.

         5.15 Treatment as Reorganization. None of NPS, Enzon or Holdco shall, and they shall not permit any of their Subsidiaries to, take any action (including any action otherwise permitted by Article IV) that would reasonably be expected to cause the Mergers to fail to qualify as reorganizations under
Section 368 of the Code.

         5.16 Rights Plans.

         (a) Enzon Rights Plan. The Enzon Board shall take all action to the extent necessary (including amending the Enzon Rights Agreement) in order to render the Enzon Rights inapplicable to the Enzon Merger, the NPS Merger, the Enzon Voting Agreements and the other transactions contemplated by this Agreement. From the date of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article VII hereof or the Effective Time, the Enzon Board shall not (except in connection with the foregoing sentence), without the prior written consent of NPS, (i) amend or modify the Enzon Rights Agreement or (ii) take any action with respect to, or make any determination under, the Enzon Rights Agreement, including a redemption of the Enzon Rights, in each case in order to facilitate any Acquisition Proposal with respect to Enzon.

(b) NPS Rights Plan. The NPS Board shall take all action to the extent necessary (including amending the NPS Rights Agreement) in order to render the NPS Rights inapplicable to the NPS Merger, the Enzon Merger, the NPS Voting Agreements and the other transactions contemplated by this Agreement. From the date of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article VII hereof or the Effective Time, the NPS Board shall not (except in connection with the foregoing sentence), without the prior written consent of NPS, (i) amend or modify the NPS Rights Agreement or (ii) take any action with respect to, or make any determination under, the NPS Rights Agreement, including a redemption of the NPS Rights, in each case in order to facilitate any Acquisition Proposal with respect to NPS.

         (c) Holdco Rights Plan. Subject to the fiduciary duties of the Holdco Board under applicable law, prior to the Effective Time, the Holdco Board shall take all such action as is necessary to declare, as of the Effective Time, a dividend of one (1) preferred share purchase right (a "Holdco Right") for each outstanding share of Holdco Common Stock. The description and terms of the Holdco Rights shall be set forth in a rights agreement (the "Holdco Rights Agreement") to be entered into between Holdco and a rights agent selected by the Holdco Board. The terms and provisions of the Holdco Rights Agreement shall be in the form agreed to by the Holdco Board.

         (d) Executive Chairman Employment Agreement. As soon as practicable following the date hereof, Holdco and the current Chief Executive Officer of NPS shall enter into an employment agreement in accordance with the term sheet attached hereto as Exhibit B-1, which employment agreement shall be on terms and conditions reasonably acceptable to NPS and Enzon. Such employment agreement will become effective as of the Effective Time.

         5.17 Section 16 Matters. Prior to the Effective Time, Enzon, NPS and Holdco shall take all such steps as may be required to cause any dispositions of Enzon Common Stock, NPS Common Stock (including derivative securities) and NPS Options or acquisitions of Holdco Common Stock (including derivative securities) and Holdco Options resulting from the transactions contemplated by Article I hereof by each individual who is subject to the reporting requirements of
Section 16(a) of the Exchange Act with respect to Enzon and NPS to be exempt under Rule 16b-3 promulgated under the Exchange Act.

         5.18 Enzon Indebtedness. With respect to the 4 1/2% Convertible Subordinated Notes due 2008 (the "Notes") of Enzon issued under the indenture dated as of June 26, 2001 between Enzon and Wilmington Trust Company, as trustee (the "Indenture"), the Surviving Corporation of the Enzon Merger and Holdco shall execute and deliver a Supplemental Indenture pursuant to the terms of
Article 12 of the Indenture which shall provide that the Surviving Corporation of the Enzon Merger shall assume Enzon's obligations under the Indenture and which shall provide that, pursuant to Section 15.6 of the Indenture, the Notes will be convertible into shares of Holdco Common Stock in accordance with the procedures specified in the Indenture (the "Supplemental Indenture"). Enzon and Holdco, as the case may be, will deliver all notices to the trustee and the holders of the Notes and will take all other actions required by the Indenture in connection with the execution, delivery and performance of the Supplemental Indenture and the other transactions contemplated by this Section 5.18. Holdco will assume all Enzon's obligations under the Registration Rights Agreement dated June 26, 2001, between Enzon and Initial Purchasers (as identified therein).

         5.19 Exchangeable Shares; Canadian Securities Laws.

         (a) Prior to the Effective Time, NPS will cause (i) NPS Holdings Company to purchase the outstanding Exchangeable Shares in accordance with the terms of the redemption provisions of the Exchangeable Shares and the Redemption Call Right as provided in the Articles of Arrangement of NPS Allelix Inc. and
(ii) NPS to cancel the Special Voting Share in connection with the preceding clause.

         (b) NPS and Enzon shall cause Holdco to take all commercially reasonable action required to be taken by it to obtain such orders from applicable securities regulatory authorities in Canada as may be necessary to permit Holdco Common Stock issued pursuant to the transactions contemplated hereby to residents of Canada to be traded through an exchange or a market outside of Canada or to a person or company outside of Canada without complying with the prospectus requirements of applicable Canadian securities laws and shall furnish any such information concerning the holders of NPS Common Stock, the Exchangeable Shares or NPS Options, in the case of NPS, and the holders of Enzon Common Stock and Enzon Options, in the case of Enzon, as may reasonably be requested in connection with any such action.

         5.20 Redemption of Enzon Series A Preferred Stock. Prior to the Effective Time, Enzon shall redeem for cash all of the issued and outstanding shares of Enzon Series A Preferred Stock in accordance with the terms of Enzon's Certificate of Incorporation such that no shares of Enzon Series A Preferred Stock will be issued or outstanding at the Effective Time.

         5.21 Conveyance Taxes. NPS, Enzon and Holdco shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer, sales, use, transfer, value added, stock transfer or stamp taxes, any transfer, recording, registration or other fees or any similar taxes which become payable in connection with the transactions contemplated by this Agreement that are required or permitted to be filed on or before the Effective Time. All such taxes will be paid by the party bearing the legal responsibility for such payment; provided, however, that, as between NPS and Enzon, Enzon shall pay on behalf of those Persons holding Enzon Common Stock immediately prior to the Effective Time any real estate transfer or similar Taxes payable by such Person in connection with Mergers.

                                   ARTICLE VI
                            CONDITIONS TO THE MERGERS

         6.1 Conditions to the Obligations of Each Party to Effect the Mergers. The respective obligations of NPS and Enzon to effect the NPS Merger and Enzon Merger are subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

         (a) Stockholder Approval. Each of the Requisite Enzon Stockholder Approval and the Requisite NPS Stockholder Approval shall have been obtained.

         (b) No Order. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which (i) is in effect and (ii) has the effect of making the Mergers illegal or otherwise prohibiting consummation of the Mergers.

         (c) Registration Statement Effective; Proxy Statement/Prospectus. The SEC shall have declared the Registration Statement effective and no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued by the SEC and no proceeding for that purpose, and no similar proceeding in respect of the Proxy Statement/Prospectus, shall have been initiated or threatened in writing by the SEC.

         (d) Approvals. All waiting periods (and any extension thereof) under the HSR Act relating to the transactions contemplated hereby will have expired or terminated early. All other material foreign antitrust approvals required to be obtained prior to the Mergers in connection with the transactions contemplated hereby shall have been obtained.

         (e) No Governmental Restriction. There shall not be any pending or overtly threatened suit, action or proceeding asserted by any Governmental Authority (i) challenging or seeking to restrain or prohibit the consummation of the Mergers or any of the other transactions contemplated by this Agreement, the effect of which restraint or prohibition if obtained would cause the condition set forth in Section 6.1(b) hereof to not be satisfied or (ii) seeking to require, (A) NPS or Enzon to agree to or effect any divestiture or hold separate any business or assets or (B) Enzon or NPS to agree to or effect any divestiture, hold separate any business or take any other action that is not conditional on the consummation of the Mergers.

         (f) NASDAQ Listing. The shares of Holdco Common Stock to be issued in the Mergers and the transactions contemplated hereby shall have been authorized for quotation on NASDAQ, subject to official notice of issuance.

         6.2 Additional Conditions to the Obligations of Enzon. The obligation of Enzon to consummate and effect the Enzon Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Enzon:

         (a) Representations and Warranties. The representations and warranties of NPS contained in this Agreement shall be true and correct on the date of this Agreement and as of the Closing Date with the same force and effect as if made on the Closing Date except (i) in each case, or in the aggregate, as does not constitute a Material Adverse Effect on NPS (except in the case of the representation set forth in Section 3.5(a), which shall be true and correct in all respects), (ii) for changes contemplated by this Agreement, and (iii) for those representations and warranties which address matters only as of a particular date (which representations and warranties shall have been true and correct (subject to the qualifications as set forth in the preceding clause (i)) as of such particular date (it being understood that, for purposes of determining the accuracy of such representations and warranties, any update of or modification to the NPS Disclosure Letter made or purported to have been made after the date of this Agreement shall be disregarded). Enzon shall have received a certificate with respect to the foregoing signed on behalf of NPS, with respect to the representations and warranties of NPS, by an authorized senior executive officer and senior financial officer of NPS.

         (b) Agreements and Covenants. NPS shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date, and Enzon shall have received a certificate with respect to the foregoing signed on behalf of NPS, with respect to the covenants of NPS, by an authorized senior executive officer and senior financial officer of NPS.

         (c) Tax Opinion. Enzon shall have received a written opinion from its tax counsel, Dorsey & Whitney LLP, in form and substance reasonably satisfactory to it to the effect that the Enzon Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, Dorsey & Whitney LLP may require and rely upon representations and covenants including those contained in certificates of officers of Holdco, Enzon, NPS and others.

         6.3 Additional Conditions to the Obligations of NPS. The obligations of NPS to consummate and effect the NPS Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by NPS:

         (a) Representations and Warranties. The representations and warranties of Enzon contained in this Agreement shall be true and correct on the date of this Agreement and as of the Closing Date with the same force and effect as if made on the Closing Date except (i) in each case, or in the aggregate, as does not constitute a Material Adverse Effect on NPS (except in the case of the representation set forth in Section 2.5(a) which shall be true and correct in all respects), (ii) for changes contemplated by this Agreement, and (iii) for those representations and warranties which address matters only as of a particular date (which representations and warranties shall have been true and correct (subject to the qualifications as set forth in the preceding clause (i)) as of such particular date (it being understood that, for purposes of determining the accuracy of such representations and warranties, any update of or modification to the NPS Disclosure Letter made or purported to have been made after the date of this Agreement shall be disregarded). NPS shall have received a certificate with respect to the foregoing signed on behalf of Enzon by an authorized senior executive officer and senior financial officer of Enzon.

         (b) Agreements and Covenants. Enzon shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date, and NPS shall have received a certificate to such effect signed on behalf of Enzon by an authorized senior executive officer and senior financial officer of Enzon.

         (c) Tax Opinion. NPS shall have received a written opinion from its tax counsel, Wilson Sonsini Goodrich & Rosati, Professional Corporation, in form and substance reasonably satisfactory to it to the effect that the NPS Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, Wilson Sonsini Goodrich & Rosati, Professional Corporation, may require and rely upon representations and covenants including those contained in certificates of officers of Holdco, Enzon, NPS and others.


                                  ARTICLE VII
                       TERMINATION, AMENDMENT AND WAIVER

         7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, by action taken or authorized by the board of directors of the terminating party or parties, and except as provided below, whether before or after the requisite approvals of the stockholders of Enzon or NPS:

         (a) by mutual written consent duly authorized by the Boards of Directors of NPS and Enzon;

         (b) by either Enzon or NPS if the Mergers shall not have been consummated by August 19, 2003 (the "End Date"); provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Mergers to occur on or before such date and such action or failure to act constitutes a material breach of this Agreement;

         (c) by either Enzon or NPS if a Governmental Authority shall have issued an order, decree or ruling or taken any other action (including the failure to have taken an action), in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Mergers, which order, decree, ruling or other action is final and nonappealable;

         (d) by either Enzon or NPS if the Requisite NPS Stockholder Approval shall not have been obtained by reason of the failure to obtain the required vote at a meeting of NPS stockholders duly convened therefor or at any adjournment thereof; provided, however, that the right to terminate this Agreement under this Section 7.1(d) shall not be available to NPS where the failure to obtain the Requisite NPS Stockholder Approval shall have arisen from the action or failure to act of NPS and such action or failure to act constitutes a material breach by NPS of this Agreement;

         (e) by either Enzon or NPS if the Requisite Enzon Stockholder Approval shall not have been obtained by reason of the failure to obtain the required vote at a meeting of the Enzon stockholders duly convened therefor or at any adjournment thereof; provided, however, that the right to terminate this Agreement under this Section 7.1(e) shall not be available to Enzon where the failure to obtain the Requisite Enzon Stockholder Approval shall have arisen from the action or failure to act of Enzon and such action or failure to act constitutes a material breach by Enzon of this Agreement;

         (f) by NPS (at any time prior to the adoption of this Agreement by the required vote of the stockholders of Enzon) if a Triggering Event with respect to Enzon shall have occurred;

         (g) by Enzon (at any time prior to the adoption of this Agreement by the required vote of the stockholders of NPS) if a Triggering Event with respect to NPS shall have occurred;

         (h) by Enzon, upon a breach of any representation, warranty, covenant or agreement on the part of NPS set forth in this Agreement, or if any representation or warranty of NPS shall have become untrue, in either case such that the conditions set forth in Section 6.2(a) or Section 6.2(b) hereof would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided that if such inaccuracy in NPS's representations and warranties or breach by NPS is curable by NPS prior to the End Date through the exercise of reasonable efforts, then Enzon may not terminate this Agreement under this Section 7.1(h) prior to thirty
(30) days following the receipt of written notice from Enzon to NPS of such breach, provided that NPS continues to exercise commercially reasonable efforts to cure such breach through such thirty (30) day period (it being understood that Enzon may not terminate this Agreement pursuant to this Section 7.1(h) if it shall have materially breached this Agreement or if such breach by NPS is cured within such thirty (30) day period); and

         (i) by NPS, upon a breach of any representation, warranty, covenant or agreement on the part of Enzon set forth in this Agreement, or if any representation or warranty of Enzon shall have become untrue, in either case such that the conditions set forth in Section 6.3(a) or Section 6.3(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in Enzon's representations and warranties or breach by Enzon is curable by Enzon prior to the End Date through the exercise of reasonable efforts, then NPS may not terminate this Agreement under this Section 7.1(i) prior to the End Date thirty (30) days following the receipt of written notice from NPS to Enzon of such breach, provided that Enzon continues to exercise commercially reasonable efforts to cure such breach through such thirty (30) day period (it being understood that NPS may not terminate this Agreement pursuant to this Section 7.1(i) if it shall have materially breached this Agreement or if such breach by Enzon is cured within such thirty (30) day period).

         7.2 Notice of Termination; Effect of Termination. Any termination of this Agreement under Section 7.1 above will be effective immediately upon the delivery of a valid written notice of the terminating party to the other party hereto. In the event of the termination of this Agreement as provided in Section 7.1, this Agreement shall be of no further force or effect, except (i) as set forth in Section 5.4(a), this Section 7.2, Section 7.3 hereof and Article IX hereof, each of which shall survive the termination of this Agreement and (ii) nothing herein shall relieve any party from liability for fraud or any willful or intentional breach of this Agreement. No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement in accordance with their terms.

         7.3 Fees and Expenses.

         (a) General. Except as set forth in this Section 7.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Mergers is consummated; provided, however, that NPS and Enzon shall share equally (i) all fees and expenses, other than attorneys' and accountants' fees and expenses which fees shall be paid for by the party incurring such expense, incurred in relation to the printing and filing (with the SEC) of the Proxy Statement/Prospectus (including any preliminary materials related thereto) and the Registration Statement (including financial statements and exhibits) and any amendments or supplements thereto, (ii) the filing fee for the Notification and Report Forms filed with the FTC and DOJ under the HSR Act, and premerger notification and reports forms under similar applicable laws of other jurisdictions, in each case pursuant to Section 5.6(a), and (iii) reasonable attorneys' fees and expenses incurred in connection with any foreign premerger filings.

         (b) Payments.

                  (i) Payment by Enzon. In the event that this Agreement is terminated by NPS or Enzon, as applicable, pursuant to Sections 7.1(b),
         Section 7.1(e), Section 7.1(f), or Section 7.1(i) hereof, Enzon shall promptly, but in any event within two (2) business days after the date of such termination, pay NPS a fee equal to Thirty Million Dollars ($30,000,000) (the "Enzon Termination Fee") in immediately available funds; provided, however, that in the case of termination under Section 7.1(b), Section 7.1(e) or Section 7.1(i) hereof, (A) such payment shall be made only if (I) following the date hereof and prior to the termination of this Agreement, an Acquisition Proposal with respect to a Controlling Acquisition of Enzon was (x) in the case of Section 7.1(b) hereof and Section 7.1(i) hereof, made to Enzon and not withdrawn, and (y) in the case of Section 7.1(e) hereof, publicly announced and not withdrawn, and (II) within twelve (12) months following the termination of this Agreement (x) a Controlling Acquisition of Enzon is consummated or (y) Enzon enters into an agreement providing for a Controlling Acquisition of Enzon and such Controlling Acquisition of Enzon is later consummated and (B) such payment shall be at or prior to, and as a condition to, the consummation of any such Controlling Acquisition of Enzon.

                  (ii) Payment by NPS. In the event that this Agreement is terminated by NPS or Enzon, as applicable, pursuant to Section 7.1(b),
         Section 7.1(d), Section 7.1(g) or Section 7.1(h) hereof, NPS shall promptly, but in any event within two (2) business days after the date of such termination, pay Enzon a fee equal to Thirty Million Dollars ($30,000,000) in immediately available funds (the "NPS Termination Fee"); provided, however, that in the case of termination under Section 7.1(b), Section 7.1(d) or Section 7.1(h) hereof, (A) such payment shall be made only if (I) following the date hereof and prior to the termination of this Agreement, an Acquisition Proposal with respect to a Controlling Acquisition of NPS was (x) in the case of Section 7.1(b) hereof and Section 7.1(h) hereof, made to NPS and not withdrawn, and
         (y) in the case of Section 7.1(d) hereof, publicly announced and not withdrawn, and (II) within twelve (12) months following the termination of this Agreement (x) a Controlling Acquisition of NPS is consummated or (y) NPS enters into an agreement providing for a Controlling Acquisition of NPS and such Controlling Acquisition of NPS is later consummated; and (B) such payment shall be made at or prior to, and as a condition to, the consummation of any such Controlling Acquisition of NPS.

         (iii) Interest and Costs; Other Remedies. Each of NPS and Enzon acknowledges that the agreements contained in this Section 7.3(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the other party hereto would not enter into this Agreement; accordingly, if NPS or Enzon, as the case may be, fails to pay in a timely manner the amounts due pursuant to this Section 7.3(b), and, in order to obtain such payment, the other party hereto makes a claim that results in a judgment against the party failing to pay for the amounts set forth in this
Section 7.3(b), the party so failing to pay shall pay to the other party its reasonable costs and expenses (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest on the amounts set forth in this Section 7.3(b) at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made. Payment of the fees described in this Section 7.3(b) shall not be in lieu of damages incurred in the event of breach of this Agreement.

         7.4 Amendment. Subject to applicable Legal Requirements, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after adoption of this Agreement by the stockholders of NPS and Enzon, provided, however, after any such stockholder approval, no amendment shall be made which by applicable Legal Requirements or in accordance with the rules of any relevant stock exchange requires further approval by such stockholders without such further stockholder approval. This Agreement may not be amended except by execution of an instrument in writing signed on behalf of each of NPS, Enzon and Holdco.

         7.5 Extension; Waiver. At any time prior to the Effective Time either party hereto, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed: (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

                                  ARTICLE VIII
                                  DEFINITIONS

         8.1 Certain Definitions. For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

         (a) "Acquisition Proposal," with reference to any party hereto, shall mean any offer or proposal, relating to any transaction or series of related transactions involving: (A) any purchase from such party or acquisition by any Person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than a ten percent (10%) interest in the total outstanding voting securities of such party or any of its Significant Subsidiaries (as defined in Rule 1-02 of Regulation S-X of the SEC) or any tender offer or exchange offer that if consummated would result in any Person or group beneficially owning ten percent (10%) or more of the total outstanding voting securities of such party or any of its Significant Subsidiaries or any merger, consolidation, business combination or similar transaction involving such party or any of its Significant Subsidiaries, (B) any sale, lease (other than in the ordinary course of business and consistent with past practices), exchange, transfer, license (other than in the ordinary course of business and consistent with past practices), acquisition or disposition of more than ten percent (10%) of the aggregate fair market value of such party's assets (including its Significant Subsidiaries taken as a whole), or (C) any liquidation or dissolution of such party (provided, however, the Mergers and transactions contemplated hereby shall not be deemed an Acquisition Proposal in any case).

         (b) "Benefit Plan" means, with reference to any party hereto and any Subsidiary thereof, any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits, pension, supplemental pension, retirement compensation, profit sharing, medical benefits, or other employee benefits or remuneration of any kind, whether written or unwritten or otherwise, funded or unfunded, including without limitation, each "employee benefit plan," within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by such party or any ERISA Affiliate of such party for the benefit of any Employee of such party, or with respect to which such party or any ERISA Affiliate of such party has or may have any liability or obligation, including all International Benefit Plans of such party.

         (c) "Canada Pension Plans" means NPS's Registered Company Savings Plan and Registered Retirement Savings Plan.

         (d) "Canadian Tax Act" means the Income Tax Act (Canada), R.S.C. 1985,
c. 1, as amended, and the regulations promulgated thereunder.

         (e) "Certificates of Merger" means, collectively, the NPS Certificate of Merger and the Enzon Certificate of Merger.

         (f) "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended and as codified in Section 4980B of the Code and Section 601 et. seq. of ERISA, and the rules and regulations promulgated thereunder, or any successor statute, rules or regulations thereto.

         (g) "Code" means the Internal Revenue Code of 1986, as amended, and the treasury regulations promulgated thereunder, or any successor statute or regulations thereto.

         (h) "Contract" means any written, oral or other agreement, contract, subcontract, settlement agreement, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment, arrangement, understanding or undertaking of any kind or nature.

         (i) "Controlling Acquisition" means, with reference to any party hereto, any of the following transactions (other than the transactions contemplated by this Agreement): (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the party pursuant to which the stockholders of the party immediately preceding such transaction hold less than sixty percent (60%) of the aggregate equity interests in the surviving or resulting entity of such transaction or any direct or indirect parent thereof, (ii) a sale or other disposition by the party of assets representing in excess of forty percent (40%) of the aggregate fair market value of the party's business immediately prior to such sale, or (iii) the acquisition by any Person or group (including by way of a tender offer or an exchange offer or issuance by the party or such Person or group), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of forty percent (40%) of the voting power of the then outstanding shares of capital stock of the party.

         (j) "DGCL" means the General Corporation Law of the State of Delaware, or any successor statute thereto.

         (k) "DOJ" means the Antitrust Division of the United States Department of Justice, or any successor thereto.

         (l) "DOL" means the United States Department of Labor, or any successor thereto.

         (m) "Effective Time" means the actual time at which the Mergers become effective in accordance with the relevant provisions of the DGCL.

         (n) "Employee(s)" means, with reference to any party hereto and any Subsidiary thereof, any current or former employees, consultants or directors of such party or any of its Subsidiaries.

         (o) "Employee Agreement" means, with reference to any party hereto, each management, employment, severance, consulting, relocation, repatriation, expatriation, visa, work permit or other agreement, contract or understanding between such party or any ERISA Affiliate of such party and any Employee of thereof.

         (p) "Environmental Laws" means all applicable Legal Requirements (other than Legal Requirements promulgated by the FDA) that prohibit, regulate or control any Hazardous Material or any Hazardous Material Activity, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Resource Recovery and Conservation Act of 1976, the Federal Water Pollution Control Act, the Clean Air Act, the Occupational Safety and Health Act, the Hazardous Materials Transportation Act, the Clean Water Act, comparable laws, rules, regulations, ordinances, orders, treaties, statutes, and codes of Canada, any province thereof or other Governmental Authorities and all amendments and modifications of any of the foregoing, all as amended.

         (q) "Environmental Permit" means any approval, permit, license, clearance or consent required to be obtained from any private person or any Governmental Authority (other than the FDA) with respect to a Hazardous Materials Activity which is or was conducted by Enzon or NPS or any of their Subsidiaries.

         (r) "Enzon Business Facility" means any property including the land, the improvements thereon, the groundwater thereunder and the surface water thereon, that is or at any time has been owned, operated, occupied, controlled or leased by Enzon or any of its Subsidiaries in connection with the operation of their businesses.

         (s) "Enzon Common Stock" means the Common Stock, par value $0.01 per share, of Enzon, together with the associated Rights attached thereto pursuant to the Enzon Rights Agreement.

         (t) "Enzon Intellectual Property Rights" means any Intellectual Property Rights owned by or registered to Enzon or any of its Subsidiaries.

         (u) "Enzon Licensed Intellectual Property Rights" means any Intellectual Property Rights owned by a third party that either Enzon or one of its Subsidiaries has a right to use, exploit or practice by virtue of a license grant, immunity from suit or otherwise.

         (v) "Enzon License Agreements" means any and all agreements (whether with Enzon or any of its Subsidiaries or third parties, including license agreements, collaboration agreements, research agreements, development agreements, settlement agreements, consent-to-use agreements and covenants not to sue, other than licenses for personal Software that are generally available and have an individual acquisition cost of Twenty Five Thousand Dollars ($25,000) or less) to which Enzon or any of its Subsidiaries is a party or otherwise bound, granting any right to use, exploit or practice any material Enzon Intellectual Property Rights or Enzon Licensed Intellectual Property Rights, or restricting the right of Enzon or any of its Subsidiaries to use or enforce any Enzon Intellectual Property Rights or to use Enzon Licensed Intellectual Property Rights in a material respect.

         (w) "Enzon Options" means any and all options, warrants and other rights to acquire Enzon Common Stock, whether issued under any of the Enzon Option Plans or otherwise.

         (x) "Enzon Option Plans" means, collectively, the Enzon 2001 Incentive Stock Plan and the Enzon Non-Qualified Stock Option Plan.

         (y) "Enzon Rights Agreement" means that certain Rights Agreement, dated as of May 17, 2002, by and between Enzon and Continental Stock Transfer & Trust Company.

         (z) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules or regulations thereto.

         (aa) "ERISA Affiliate" means, with reference to any party hereto, each Subsidiary of such party and any other person or entity under common control with such party or any of its Subsidiaries within the meaning of Section 414(b),
(c), (m) or (o) of the Code.

         (bb) "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules or regulations thereto.

         (cc) "Exchange Fund" means all shares of Holdco Common Stock and cash deposited with the Exchange Agent pursuant to the terms of Article I hereof.

         (dd) "Exchange Ratios" means, collectively, the NPS Exchange Ratio and the Enzon Exchange Ratio.

         (ee) "Exchangeable Shares" means the non-voting exchangeable shares of NPS Allelix Inc.

         (ff) "FDA" means the United States Food and Drug Administration, or any successor thereto.

         (gg) "FMLA" means the Family Medical Leave Act of 1993, as amended, and the rules and regulations promulgated thereunder, or any successor thereto.

         (hh) "FTC" means the United States Federal Trade Commission, or any successor thereto.

         (ii) "Governmental Authority" means any supranational, national, state, provincial, municipal, local or foreign government, any instrumentality, subdivision, court, administrative agency or commission or other governmental authority or instrumentality, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority.

         (jj) "Hazardous Material" means any substance that is prohibited or regulated by an Environmental Law or that has been designated by any Governmental Authority or by applicable Legal Requirements to be radioactive, toxic, hazardous or otherwise a danger to health, reproduction or the environment, including PCBs, asbestos, petroleum, toxic mold, ureaformaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws, but excluding office and janitorial supplies properly and safely maintained.

         (kk) "Hazardous Material Activity" means the transportation, transfer, recycling, storage, use, treatment, manufacture, removal, remediation, release, exposure of others to, sale, or distribution of any Hazardous Material or any product containing a Hazardous Material.

         (ll) "Holdco Common Stock" means the Common Stock, par value $0.001 per share, of Holdco.

         (mm) "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or any successor statute thereto.

         (nn) "Intellectual Property Rights" means any or all rights in, arising out of or associated with any of the following: (i) all United States, Canadian, international and foreign patents and patent applications (including all reissues, reexaminations, divisionals, renewals, extensions, provisionals, continuations and continuations-in-part) (collectively, "Patents"); (ii) all confidential inventions (whether patentable or not), biological materials, formulae, technical information, research data, research raw data, laboratory notebooks, procedures, designs, proprietary business information, customer lists, know how, technology, information, Software and all documentation relating to any of the foregoing (collectively, "Trade Secrets") (iii) all United States, Canadian and foreign copyrights, copyright registrations and applications therefor (collectively, "Copyrights"); (iv) all United States, Canadian and foreign trademarks and service marks (whether or not registered), and trade names, together with all goodwill appurtenant thereto, and applications for registration of any of the foregoing (collectively "Trademarks"); and (v) Internet domain name registrations and applications therefor (collectively "Domain Names").

         (oo) "International Benefit Plan" means, with reference to any party hereto, each Benefit Plan that has been adopted or maintained by such party or any ERISA Affiliate of such party, whether informally or formally, or with respect to which such party or any ERISA Affiliate of such party will or may have any liability, for the benefit of Employees of such party who perform services outside the United States.

         (pp) "IRS" means the United States Internal Revenue Service, or any successor thereto.

         (qq) "knowledge", with respect to any party hereto, means the actual knowledge of the executive officers of such party; provided, however, that with respect to NPS, the Corporate Controller and Director of Financial Reporting of NPS shall be included as an executive officer only for the purpose of this defined term "knowledge."

         (rr) "Legal Requirements" means any federal, state, provincial, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, order, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

         (ss) "Liens" means pledges, claims, liens, charges, encumbrances, options and security interests of any kind or nature whatsoever.

         (tt) "Material Adverse Effect" means, with reference to any party hereto, any change, event, violation, inaccuracy, circumstance or effect (any such item, an "Effect") that is or is reasonably likely (i) to be materially adverse to the business, assets (including intangible assets), capitalization, financial condition or results of operations of such entity taken as a whole with its Subsidiaries or (ii) to materially impede the ability of such party to consummate the transactions contemplated by this Agreement; provided, however, that, for purposes of (i) above, in no event shall any of the following, alone or in combination, be deemed to constitute, nor shall any of the following be taken into account in determining whether there has been or will be, a Material Adverse Effect on any entity: (A) any Effect directly and primarily resulting from the announcement or pendency of the Mergers; (B) any change in such entity's stock price or trading volume, in and of itself; (C) any failure by such entity to meet published revenue or earnings projections, in and of itself;
(D) any Effect that results from changes affecting any of the industries in which such entity operates generally or the United States economy generally (which changes in each case do not disproportionately affect such entity in any material respect); (E) any Effect that results from changes affecting general worldwide economic or capital market conditions (which changes in each case do not disproportionately affect such entity in any material respect); or (F) stockholder class action litigation arising from allegations of a breach of fiduciary duty relating to this Agreement and the transaction contemplated hereby.

         (uu) "Mergers" means, collectively, the NPS Merger and the Enzon
Merger.

         (vv) "Multiemployer Plan" means any Pension Plan that is a "multiemployer plan," as defined in Section 3(37) of ERISA.

         (ww) "NASD" means the National Association of Securities Dealers.

         (xx) "NASDAQ" means the Nasdaq Stock Market, Inc.

         (yy) "NPS Business Facility" means any property including the land, the improvements thereon, the groundwater thereunder and the surface water thereon, that is or at any time has been owned, operated, occupied, controlled or leased by NPS or any of its Subsidiaries in connection with the operation of their businesses.

         (zz) "NPS Canadian Subsidiary" means each of NPS Holdings Company, NPS Allelix Inc. and NPS Allelix Corp. and each predecessor corporation to any of the foregoing.

         (aaa) "NPS Common Stock" means the Common Stock, par value $0.001 per share, of NPS, together with the associated Rights attached thereto pursuant to the NPS Rights Agreement.

         (bbb) "NPS ESPP" means the NPS 1994 Employee Stock Purchase Plan.

         (ccc) "NPS Intellectual Property Rights" means any Intellectual Property Rights owned by or registered to NPS or any of its Subsidiaries.

         (ddd) "NPS Licensed Intellectual Property Rights" means any Intellectual Property Rights owned by a third party that either NPS or one of its Subsidiaries has a right to use, exploit or practice by virtue of a license grant, immunity from suit or otherwise.

         (eee) "NPS License Agreements" means any and all agreements (whether with NPS or any of its Subsidiaries or third parties, including license agreements, collaborative agreements, research agreements, development agreements, settlement agreements, consent to use agreements and covenants not to sue, other than licenses for Software that are generally available and have an individual acquisition cost of Twenty Five Thousand Dollars ($25,000) or less) to which NPS or any of its Subsidiaries is a party or otherwise bound, granting any right to use, exploit or practice any material NPS Intellectual Property Rights or NPS Licensed Intellectual Property Rights, or restricting the right of NPS or any of its Subsidiaries to use or enforce any NPS Intellectual Property Rights or to use NPS Licensed Intellectual Property Rights in a material respect.

         (fff) "NPS Options" means any and all options, warrants and other rights to acquire NPS Common Stock, whether issued under any of the NPS Option Plans or otherwise.

         (ggg) "NPS Option Plans" means, collectively, the NPS 1987 Stock Option Plan, the NPS 1994 Non-Employee Director Stock Option Plan, the NPS 1994 Equity Incentive Plan and the NPS 1998 Stock Option Plan.

         (hhh) "NPS Rights Agreement" means that certain Rights Agreement, dated as of December 4, 1996, as amended as of December 31, 2001, by and between NPS and American Stock Transfer & Trust, Inc.

         (iii) "Pension Plan" means each Benefit Plan that is an "employee pension benefit plan," within the meaning of Section 3(2) of ERISA.

         (jjj) "Permits" means all permits, licenses, certificates, variances, exemptions, orders and approvals from Governmental Authorities.

         (kkk) "Person" means any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Authority.

         (lll) "Redemption Call Right" means the right of NPS Holdings Company contained in the Articles of Arrangement of NPS Allelix Inc. dated December 23, 1999 to purchase Exchangeable Shares that NPS Allelix Inc. has elected to redeem.

         (mmm) "Registered Intellectual Property" means all Patents, registered Copyrights and registered Trademarks.

         (nnn) "SAR" means any stock appreciation right, phantom stock award, stock-related award or performance award, whether payable in cash, shares or otherwise.

         (ooo) "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules or regulations thereto.

         (ppp) "SEC" means the United States Securities and Exchange Commission, or any successor thereto.

         (qqq) "Surviving Corporations" means, in the case of the NPS Merger, NPS as the surviving corporation of the NPS Merger, and in the case of the Enzon Merger, Enzon Merger Sub as the surviving corporation of the Enzon Merger.

         (rrr) "Subsidiary," when used with reference to a party hereto, means any corporation or other organization, whether incorporated or unincorporated, at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

         (sss) "Superior Offer," with reference to any party hereto, means an unsolicited, bona fide written offer made by a third party to acquire, directly or indirectly, pursuant to a tender offer, exchange offer, merger, consolidation or other business combination, all or substantially all of the assets of such party or a majority of the outstanding stock or other equity interests in such party, on terms that the board of directors of such party has in good faith concluded (after consultation with its outside legal counsel and its financial adviser), taking into account, among other things, all legal, financial, regulatory and other aspects of the offer and the Person making the offer, to be
(i) more favorable, from a financial point of view, to such party's stockholders (in their capacities as stockholders) than the terms of the Mergers and (ii) reasonably capable of being consummated.

         (ttt) "Tax" means (i) any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts, (ii) any liability for the payment of any amounts of the type described in the foregoing clause (i) of this definition as a result of being a member of an affiliated, consolidated, combined or unitary group for any period , and (iii) any liability for the payment of any amounts of the type described in the foregoing clauses (i) and (ii) of this definition as a result of any express or implied obligation to indemnify any other Person or as a result of any obligations under any agreements or arrangements with any other Person with respect to such amounts and including any liability for taxes of a predecessor entity.

         (uuu) "Tax Return" means federal, state, local and foreign returns, estimates, information statements, designations, forms, schedules, reports and documents of every nature whatever required to be filed with any Governmental Authority relating to Taxes.

         (vvv) "Triggering Event," with reference to any party hereto, shall be deemed to have occurred if: (i) its board of directors or any committee thereof shall for any reason have withheld or withdrawn or shall have amended or modified in a manner adverse to the other party hereto, its recommendation in favor of, the adoption of the Agreement, (ii) it shall have failed to include in the Proxy Statement/Prospectus the recommendation of its board of directors in favor of the adoption of the Agreement, (iii) its board of directors fails to reaffirm (publicly, if so requested) its recommendation in favor of the adoption of the Agreement within ten (10) calendar days after the other party hereto requests in writing that such recommendation be reaffirmed in connection with a publicly announced Acquisition Proposal, (iv) its board of directors or any committee thereof shall have approved or recommended any Acquisition Proposal, or (v) a tender or exchange offer relating to its securities shall have been commenced by a Person unaffiliated with the other party hereto and it shall not have sent to its securityholders pursuant to Rule 14e-2 promulgated under the Securities Act, within ten (10) business days after such tender or exchange offer is first published, sent or given, a statement disclosing that the board of directors of such party recommends rejection of such tender or exchange offer.

         (www) "Voting Debt" means any bonds, debentures, notes or other indebtedness having the right to vote on any matters on which stockholders may vote (or convertible into or exchangeable for, securities having such rights).

         (xxx) "WARN Act" means the Worker Adjustment and Retraining Notification Act, or any successor statute thereto.

         8.2 Certain Definitions. The following capitalized terms and phrases shall have the respective meanings ascribed thereto in the respective sections of this Agreement set forth opposite each such term or phrase below:

         Term / Phrase                                       Section
-------------------------------------------------            ------------------
Affiliate Agreement                                          5.14(a)
Agreement                                                    Introduction
Certificates                                                 1.11(c)
Change of Recommendation                                     5.3(d)
Class A Representatives                                      5.12(a)
Class B Representatives                                      5.12(a)
Closing                                                      1.4
Closing Date                                                 1.4
Confidentiality Agreement                                    5.4(a)
Effect                                                       8.1(t)(t)
End Date                                                     7.1(b)
Enzon                                                        Introduction
Enzon Balance Sheet                                          2.4(b)
Enzon Balance Sheet Date                                     2.4(b)
Enzon Board                                                  Recitals
Enzon Board Approval                                         2.19
Enzon Certificate of Merger                                  1.3
Enzon Charter Documents                                      2.1(b)
Enzon Designees                                              5.12(a)(i)
Enzon Disclosure Letter                                      Article II
Enzon Exchange Ratio                                         1.10(b)
Enzon Financials                                             2.4(b)
Enzon Lease Agreements                                       2.16(b)
Enzon Leased Real Property                                   2.16(a)
Enzon Material Contract                                      2.17
Enzon Merger                                                 Recitals
Enzon Merger Sub                                             Recitals
Enzon Owned Real Property                                    2.16(a)
Enzon Permits                                                2.8(b)
Enzon Preferred Stock                                        2.2(a)

         Term / Phrase                                       Section
-------------------------------------------------            ------------------
Enzon Rights                                                 2.2(a)
Enzon Rights Agreement                                       2.2(a)
Enzon SEC Reports                                            2.4(a)
Enzon Series A Preferred Stock                               2.2(a)
Enzon Series B Stock                                         2.2(a)
Enzon Termination Fee                                        7.3(b)(i)
Enzon Voting Agreements                                      Recitals
BLAs                                                         2.9(c)
Exchange Agent                                               1.11(a)
Form S-8                                                     5.9(c)(iii)
GAAP                                                         2.4(b)
Holdco                                                       Introduction
Holdco Board                                                 1.1(b)
Holdco Bylaws                                                1.1(a)(i)
Holdco Certificate of Incorporation                          1.1(a)(i)
Holdco Options                                               5.9(c)(i)
Holdco Plans                                                 5.9(c)(ii)
Holdco Right                                                 5.16(c)
Holdco Rights Agreement                                      5.16(c)
INDs                                                         2.9(c)
Indebtedness                                                 4.1(b)(xx)
Indemnified Parties                                          5.11(a)
Indenture                                                    5.18
Insured Parties                                              5.11(b)
Key Employees                                                4.1(b)(xv)
Morgan Stanley                                               3.12
NDAs                                                         2.9(c)
Necessary Consents                                           2.3(c)
Notes                                                        5.18
NPS                                                          Introduction
NPS Balance Sheet                                            3.4(b)
NPS Balance Sheet Date                                       3.4(b)
NPS Board                                                    Recitals
NPS Board Approval                                           3.19
NPS Certificate of Merger                                    1.2
NPS Charter Documents                                        3.1(b)
NPS Designees                                                5.12(a)(i)
NPS Disclosure Letter                                        Article III
NPS Exchange Ratio                                           1.9(b)

         Term / Phrase                                       Section
-------------------------------------------------            ------------------
NPS Financials                                               3.4(b)
NPS Lease Agreements                                         3.16(b)
NPS Leased Real Property                                     3.16(a)
NPS Material Contract                                        3.17(a)
NPS Merger                                                   Recitals
NPS Merger Sub                                               Recitals
NPS Owned Real Property                                      3.16(a)
NPS Permits                                                  3.8(b)
NPS Preferred Stock                                          3.2(a)
NPS Purchase Plan Options                                    5.9(a)(ii)
NPS Rights                                                   3.2(a)
NPS Rights Agreement                                         3.2(a)
NPS SEC Reports                                              3.4(a)
NPS Termination Fee                                          7.3(b)(ii)
NPS Voting Agreements                                        Recitals
Proxy Statement/Prospectus                                   5.1
Registration Statement                                       5.1
Requisite Enzon Stockholder Approval                         2.3(a)
Requisite NPS Stockholder Approval                           3.3(a)
Sarbanes-Oxley Act                                           2.4(a)
SG Cowen                                                     2.12
Software                                                     2.7(g)
Stockholders' Meeting                                        5.2(a)
Subsidiary Charter Documents                                 2.1(b)
Supplemental Indenture                                       5.18


                                   ARTICLE IX
                               GENERAL PROVISIONS


         9.1 Non-Survival of Representations and Warranties. The representations and warranties of Enzon and NPS contained in this Agreement, or any instrument delivered pursuant to this Agreement, shall terminate at the Effective Time, and only the covenants that by their terms survive the Effective Time and this
Article IX shall survive the Effective Time.

         9.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (i) on the date of delivery if delivered personally, (ii) on the date of confirmation of receipt (or, the first business day following such receipt if the date is not a business day) of transmission by telecopy or telefacsimile, or (iii) on the date of confirmation of receipt (or, the first business day following such receipt if the date is not a business day) if delivered by a nationally recognized courier service. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

         (a) if to NPS, to:

             NPS Pharmaceuticals, Inc.
             420 Chipeta Way
             Salt Lake City, Utah  84108-1256
             Attention: Hunter Jackson, Chief Executive Officer, President and Chairman of the Board of Directors
                          James Jensen, Vice President, Legal Affairs,
                          GeneralCounsel and Secretary
             Telephone No.:      801.583.4939
             Telecopy No.:       801.583.4961
             with copies to:

             Wilson Sonsini Goodrich & Rosati
             Professional Corporation
             2795 East Cottonwood Parkway, Suite 300
             Salt Lake City, Utah 84121
             Attention:   Robert G. O'Connor
             Telephone No.:      801.993.6400
             Telecopy No.:       801.993.6499

             Wilson Sonsini Goodrich & Rosati
             Professional Corporation
             650 Page Mill Road
             Palo Alto, California 94304-1050
             Attention:   Larry W. Sonsini
                          Steve L. Camahort
             Telephone No.:      650.493.9300
             Telecopy No.:       650.493.6811

         (b) if to Enzon, to:

             Enzon Pharmaceuticals, Inc.
             685 Route 202/206
             Bridgewater, New Jersey 08807
             Attention:  Arthur J. Higgins, President, Chief Executive Officer
                         and Chairman of the Board of Directors
                         Peter Cicala, Assistant General Counsel
             Telephone No.:      908.541.8600
             Telecopy No.:       908.575.1843
             with copies to:

             Dorsey & Whitney LLP
             250 Park Avenue
             New York, New York 10177-1500
             Attention:   Kevin T. Collins
             Telephone No.:      212.415.9200
             Telecopy No.:       212.953.7201

             Dorsey & Whitney LLP
             170 South Main Street, Suite 900
             Salt Lake City, Utah 84101-1605
             Attention:   Nolan S. Taylor
             Telephone No.:      801.933.7360
             Telecopy No.:       801.933.7373

         9.3 Certain Interpretation.

         (a) When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated.

         (b) When a reference is made in this Agreement to Articles or Sections, such reference shall be to an Article or Section of this Agreement unless otherwise indicated.

         (c) The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         (d) For all purposes of and under this Agreement, the words "include," "includes" and "including," when used herein, shall be deemed in each case to be followed by the words "without limitation."

         (e) For all purposes of and under this Agreement, unless otherwise indicated, when reference is made in this Agreement to NPS, Enzon or Holdco, or any of their respective business, as the case may be, such reference shall be deemed to include NPS, Enzon or Holdco and their respective Subsidiaries (including, in the case of Holdco, the Surviving Corporations), taken as a whole, or the respective businesses of NPS, Enzon or Holdco and their respective Subsidiaries (including, in the case of Holdco, the Surviving Corporations), taken as a whole, as the case may be.

         9.4 Counterparts. This Agreement may be executed in any number of counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

         9.5 Entire Agreement. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Enzon Disclosure Letter and the NPS Disclosure Letter, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that the Confidentiality Agreement shall continue in full force and effect until the Closing and shall survive any termination of this Agreement.

         9.6 Third Party Beneficiaries. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Enzon Disclosure Letter and the NPS Disclosure Letter, are not intended to confer upon any other Person any rights or remedies hereunder, except as specifically provided, following the Effective Time, in
Section 5.11 hereof. Without limiting the foregoing, it is expressly understood and agreed that the provisions of Sections 5.10, and Section 5.12 hereof are statements of intent and no Continuing Employee or other Person (including any party hereto) shall have any rights or remedies, including rights of enforcement, with respect thereto and no Continuing Employee or other Person is or is intended to be a third-party beneficiary thereof.

         9.7 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the greatest extent possible, the economic, business and other purposes of such void or unenforceable provision.

         9.8 Other Remedies; Specific Performance.

         (a) Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.

         (b) Specific Performance. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         9.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

         9.10 Submission to Jurisdiction. Each of parties irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by the other party hereto or its successors or assigns may be brought and determined in the Chancery or other Courts of the State of Delaware, and each of parties hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the nonexclusive jurisdiction of the aforesaid courts.

         9.11 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Legal Requirement or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

         9.12 Assignment. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Any purported assignment in violation of this
Section 9.11 shall be void. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         9.13 Waiver of Jury Trial. EACH OF HOLDCO, NPS AND ENZON HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF HOLDCO, NPS AND ENZON IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their duly authorized respective officers as of the date first written above.

                                            NPS PHARMACEUTICALS, INC.


                                            By:
                                               ---------------------------------
                                                  Name:
                                                  Title:

                                            ENZON PHARMACEUTICALS, INC.


                                            By:
                                               ---------------------------------
                                                  Name:
                                                  Title:

                                            MOMENTUM MERGER CORPORATION


                                            By:
                                               ---------------------------------
                                                  Name:
                                                  Title:


                                            By:
                                               ---------------------------------
                                                  Name:
                                                  Title:

                                            NEWTON ACQUISITION CORPORATION


                                            By:
                                               ---------------------------------
                                                  Name:
                                                  Title:

                                            EINSTEIN ACQUISITION CORPORATION


                                            By:
                                               ---------------------------------
                                                  Name:
                                                  Title:


            [SIGNATURE PAGE TO AGREEMENT AND PLAN OF REORGANIZATION]

                                Schedule 5.12(c)

                     Specified Executive Officers of Holdco

Executive Chairman - Current NPS CEO
Chief Executive Officer - Current Enzon CEO



                                      -2-